   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 1996

                                                     REGISTRATION NO. 33-96520-A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ___________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ___________

                            ECKLER INDUSTRIES, INC.
                 (Name of Small Business Issuer in Its Charter)

            FLORIDA                            5961                       591469577
(State or Other Jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)    Identification Number)

                         5200 SOUTH WASHINGTON AVENUE
                           TITUSVILLE, FLORIDA 32780
                                 (407) 269-9680
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

                                RALPH H. ECKLER
                                   PRESIDENT
                            ECKLER INDUSTRIES, INC.
                          5200 SOUTH WASHINGTON AVENUE
                           TITUSVILLE, FLORIDA 32780
                                 (407) 269-9680
           (Name, Address and Telephone Number of Agent for Service)
                                  ___________
                                   COPIES TO:

                           Randolph H. Fields, Esq.
                       Greenberg Traurig Hoffman Lipoff
                            Rosen & Quentel, P.A.
                     111 North Orange Avenue, Suite 2050
                            Orlando, Florida 32801
                          Telephone: (407) 420-1000
                          Telecopier: (407) 420-5909
                                 ___________

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: /X/

                       CALCULATION OF REGISTRATION FEE

                                                                                   PROPOSED MAXIMUM
TITLE OF EACH CLASS OF               AMOUNT TO BE        PROPOSED MAXIMUM              AGGREGATE       AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED(11)       REGISTERED    OFFERING PRICE PER SECURITY   OFFERING PRICE (1)              FEE
-----------------------------------------------------------------------------------------------------------------------------
 Redeemable Class A Common Stock      1,200,000                $.05                    $60,000                    $21
   Purchase Warrants(2)
-----------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, $.01           1,200,000               $6.50                 $7,800,000                 $2,690
   par value (3)
-----------------------------------------------------------------------------------------------------------------------------
 Unit Purchase Option (4)                84,000               $.001                        $84                     $1
-----------------------------------------------------------------------------------------------------------------------------
 Units (5)                               84,000               $6.00                   $504,000                   $174
-----------------------------------------------------------------------------------------------------------------------------
   - Class A Common Stock, $.01 par
        value
-----------------------------------------------------------------------------------------------------------------------------
   - Class A Common Stock Purchase
        Warrants
-----------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, $.01 par
   value (6)                             84,000               $6.50                   $546,000                    $188
-----------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, $.01 par
   value (7)                            100,000               $2.50                   $250,000                     $87
-----------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, $.01 par
   value (8)                            102,500               $6.00                   $615,000                    $212
-----------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, $.01 par
   value (9)                            254,500               $4.13(10)               $1,051,085 (10)             $363
-----------------------------------------------------------------------------------------------------------------------------
       Total                                                                                                    $3,736*
-----------------------------------------------------------------------------------------------------------------------------

                                                                                      Previously Paid...........$7,184**
                                                                                      Amount Due................$    0***

_________________


* The 1,200,000 shares of Class A Common Stock issuable upon exercise of the Redeemable Class A Common Stock Purchase Warrants (the "Public Warrants"), the Unit Purchase Option, the 84,000 shares of Class A
     Common Stock issuable upon exercise of the Unit Purchase Option, the 84,000 Class A Common Stock Purchase Warrants (the "Underwriters' Warrants") issuable upon exercise of the Unit Purchase Option, the 84,000 Class A shares of Common Stock issuable upon exercise of the Underwriters' Warrants, the 100,000 shares of Class A Common Stock issuable upon exercise of an option held by Greyhouse Services Corporation, the 102,500 shares of Class A Common Stock issuable upon exercise of non-public warrants held by certain investors and executive management of the Company, and the 254,500 issued and outstanding shares of Class A Common Stock held by existing shareholders (of which 102,500 shares were issued to certain investors and executive management as repayment of loans to the Company, 140,000 shares were issued to investors pursuant to a private placement, and 12,000 were issued in respect of conversion of preferred stock) (altogether, the "Securities"), were previously registered pursuant to Registration No. 33-96520-A, which registration statement was declared effective on November 9, 1996, and the $3,736 identified above was previously paid in connection with Registration No. 33-96520-A.


** Of this amount, $2,285 related to 1,200,000 Units sold in the initial public offering. Each Unit was comprised of one share of Class A Common Stock and one Redeemable Common Stock Purchase Warrant (the "Public Warrant(s)), and an over-allotment of 126,000 Units; and $2,972 related to 1,200,000 shares underlying said Public Warrants and an additional 126,000 shares had the over-allotment been exercised. The $.05 proposed maximum offering price set forth opposite the Redeemable Class A Common Stock Purchase Warrants (Public Warrants) in the table is included in the $5.00 offering price of the Units sold in the Company's initial public offering and the registration fee is included in the amount previously paid.


(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Each warrant is exercisable for one share of Class A Common Stock, $.01 par value (the "Public Warrants"). The Public Warrants are traded on the NASDAQ SmallCap Market. The $.05 referenced in the table is subsumed in the $5.00 per Unit offering price of the Units sold in the Company's initial public offering.

(3)  Issuable upon exercise of the Public Warrants.

(4) Issued to Underwriters at the closing of the Company's initial public offering.

(5) Issuable upon exercise of the Unit Purchase Option. Each unit consists of one share of Class A Common Stock and one Class A Common Stock Purchase Warrant (the "Underwriters' Warrants").

(6)  Issuable upon exercise of the Underwriters' Warrants.

(7) Issuable upon exercise of option issued to a consultant, Greyhouse Services Corporation.

(8) Issuable upon exercise of warrants issued to investors, including certain officers of the Company, as repayment of loans made to the Company.

(9)  Represents shares of issued and outstanding Class A Common Stock.

(10) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. Represents the average of the high/low price as quoted November 11, 1996 by the Nasdaq SmalCap Market.

(11) This Registration Statement covers the exercise of (a) the Public Warrants,
     (b) the Unit Purchase Option, (c) the Underwriters' Warrants, and (d) the non-public warrants and option owned by certain Selling Shareholders, as well as the shares of Class A Common Stock issuable upon such conversion or exercise.

     Pursuant to Rule 416, there are also being registered hereby such additional indeterminate number of shares of such Class A Common Stock as may become issuable by reason of stock splits, stock dividends, and similar adjustments as set forth in the provisions of the Public Warrants, the Underwriters' Unit Purchase Option, and the non-public warrants and option owned by certain Selling Shareholders.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1996

                                  PROSPECTUS

                           ECKLER INDUSTRIES, INC.


                    1,200,000 SHARES OF CLASS A COMMON STOCK
                    INCLUDED IN 1,200,000 REDEEMABLE CLASS A
                  COMMON STOCK PURCHASE WARRANTS ("PUBLIC WARRANTS")
                             ___________________


      84,000 SHARES OF CLASS A COMMON STOCK, INCLUDED IN UNIT PURCHASE OPTION
                             ___________________


        84,000 SHARES OF CLASS A COMMON STOCK, INCLUDED IN 84,000 CLASS A
               COMMON STOCK PURCHASE WARRANTS ("UNDERWRITERS' WARRANTS")
                             ___________________


    457,000 SHARES OF CLASS A COMMON STOCK FOR SELLING SHAREHOLDERS
                             ___________________



     This Prospectus relates to an offering (the "Offering") by Eckler Industries, Inc., a Florida corporation (the "Company") of 1,825,000 shares of Class A Common Stock, $.01 par value, of the Company (the "Common Stock"), consisting of: (i) 1,200,000 shares of Common Stock underlying 1,200,000 outstanding Public Warrants, (ii) 84,000 shares of Common Stock underlying an Underwriters' Unit Purchase Option, (iii) 84,000 shares of Common Stock underlying 84,000 Underwriters' Warrants issuable upon exercise of the Underwriters' Unit Purchase Option, and (iv) 457,000 shares of Common Stock (the "Selling Shareholders' Shares") beneficially held by certain shareholders of the Company (the "Selling Shareholders"). See "Plan of Distribution" and "Selling Shareholders". Each Public Warrant entitles the holder to purchase one share of Common Stock for $6.50 per share until November 9, 2000. The Underwriters' Unit Purchase Option entitles the Underwriter to purchase 84,000 units (each unit consisting of one share of Common Stock and one Underwriter's Warrant) for $6.00 per unit until November 15, 2000. Each Underwriter's Warrant entitles the holder to purchase one share of Common Stock for $6.50 per share until November 9, 2000. See "Description of Securities -- Warrants", and "Unit Purchase Option."


     The outstanding Public Warrants were originally issued as a component of Units sold in connection with a November 1995 initial public offering of the Company's securities ("Public Offering"), and the Underwriters' Warrants are issuable upon exercise of the Underwriters' Unit Purchase Option sold to the Underwriter of the Public Offering. The Company will receive the proceeds from the exercise of the Public Warrants, and the Underwriters' Warrants (which are sometimes collectively referred to in this Prospectus as the "Warrants"), as well as from the exercise of the Underwriters' Unit Purchase Option, as well as from the Bridge Warrants (as hereinafter defined) and the Consultant Option (as hereinafter defined).

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY SUCH PERSONS CAPABLE OF BEARING THE ECONOMIC RISK OF SUCH INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER THE CAPTION "RISK FACTORS" WHICH APPEAR BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS NOVEMBER  __, 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     The persons identified herein as the Selling Shareholders acquired their 457,000 Selling Shareholders' Shares being offered hereby in various transactions, including: (i) 140,000 shares of Common Stock issued as a component of units sold by the Company for $25,000 per unit in a private placement that closed on September 20, 1995, each of which units were comprised of 3,500 shares of Common Stock and 2,500 shares of convertible preferred stock; (ii) 12,000 shares of Common Stock issued upon conversion of 5,000 shares of preferred stock at a conversion rate of 6,000 shares of Common Stock for 2,500 shares of preferred stock; (iii) 102,500 shares of Common Stock issued to an independent investor and certain executives of the Company in consideration for cancellation of $205,000 of promissory notes in respect of loans made to the Company ("Bridge Loans"); (iv) 102,500 shares of Common Stock underlying warrants exercisable at $3.63 per share ($6.00 after December 31, 1996) (the "Bridge Warrants") issued as additional consideration for cancellation of the Bridge Loans; and (v) 100,000 shares of Common Stock underlying a stock option issued to a consultant as partial consideration for services rendered to the Company (the "Consultant Option").


     The Company's publicly traded Common Stock and Public Warrants are currently listed separately on the automated quotation system of the Nasdaq SmallCap Market ("Nasdaq") under the symbols "ECKL" and "ECKLW", respectively. The Common Stock and Redeemable Class A Warrants are also separately listed on the Boston Stock exchange under the symbols "EKL" and "EKL&W", respectively. On November 11, 1996, the last trade prices for the Common Stock and the Public Warrants reported on Nasdaq were $4 1/4 per share, and $5/8 per Public Warrant, respectively.


     The various exercise prices of each of the Public Warrants, Unit Purchase Option, Underwriters' Warrants, Bridge Warrants, and Consultant Option are all subject to adjustment pursuant to the anti-dilution provisions thereof. The Company will only receive proceeds from the exchange of the foregoing warrants and option, but will not receive any proceeds from the resale thereof.


     The exercise of the Public Warrants may be prohibited in certain states. See "Risk Factors -- Costs Resulting from Necessity of Continuing Post-Effective Amendments to the Company's Registration Statement and State Blue Sky Registration; Exercise of Public Warrants Dependent on Current Registration Statement; Costs Resulting from Obligations to Selling Shareholders." Although the Public Warrants were initially sold in jurisdictions in which the Public Warrants and underlying shares of Common Stock were qualified for sale, purchasers who reside in or may move to jurisdictions in which the Public Warrants or underlying shares are not registered for sale or otherwise qualified may have purchased such Public Warrants in the aftermarket during the period when the Public Warrants are exercisable. In this event, the Company would be unable to issue shares to such persons desiring to exercise their Public Warrants unless and until the shares could be qualified for sale in the jurisdictions in which such purchasers reside, or unless an exemption to such qualification exists. The exercise prices and other terms of the Public Warrants were originally determined by negotiation between the Company and the underwriters of the Units sold in the Public Offering, and such terms were not necessarily related to the Company's asset value, net worth, or any other established criteria of value. See "Risk Factors" and "Plan of Distribution" and "Selling Shareholders."


     The Company will not receive any of the proceeds from sales of the Selling Shareholders' Shares by the Selling Shareholders. The Shares may be offered from time to time by the Selling Shareholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders may be deemed to be "Underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Selling Shareholders, any commissions paid to broker-dealers and, if broker-dealers purchase any Selling Shareholders' Shares as principals, any profits received by such broker-dealers on the resales of the shares may be deemed to be underwriting discounts or commissions. In addition, any profits realized by the Selling Shareholders may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the Selling Shareholders' Shares offered by Selling Shareholders will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the Selling Shareholders' Shares will be borne by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders' against certain liabilities, including liabilities under the Securities Act.


     The shares offered by this Prospectus may be sold from time to time by the Selling Shareholders, or by transferees. No underwriting arrangements have been entered into by the Selling Shareholders. The distribution of the Selling Shareholders' Shares by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with the sales of the Selling Shareholders' Shares. See "Plan of Distribution" and "Selling Shareholders."

                            ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of each such document may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form SB-2 and amendments thereto (collectively with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the schedules and exhibits thereto. For further information with respect to the Company and the Company's Common Stock, reference is hereby made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus as the contents of any contract or other documents identified as exhibits in this Prospectus are not necessarily complete and, in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the principal reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained upon payment of fees prescribed by the Commission from the Public Reference Section of the Commission at its principal office in Washington, D.C. set forth above.


     The Company's Common Stock and Public Warrants are quoted on the NASDAQ SmallCap Market under the symbols "ECKL" and "ECKLW," respectively. All of the reports required to be filed by the Company with NASD, if any, and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents referred to above that have been incorporated into this Prospectus by reference. Written or oral requests for such copies should be directed to:
Ronald V. Mohr, Vice President Finance and Administration, Eckler Industries, Inc., 5200 S. Washington Avenue, Titusville, Florida 32801, (407) 269-9680.

                              PROSPECTUS SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN. UNLESS OTHERWISE SPECIFIED, ALL REFERENCES IN THIS PROSPECTUS REFLECT THE 1500 FOR 1 SPLIT OF THE COMPANY'S COMMON STOCK EFFECTED IN JULY 1995. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                 THE COMPANY

     The Company is one of the largest aftermarket suppliers of Corvette automotive parts and accessories in the United States. The Company has four basic product lines which include accessories, Corvette restoration parts, maintenance items and gift and apparel items. The Company markets its 17,000 item product line primarily through the distribution of its extensive parts catalog. The Company has numerous suppliers of the products it offers, and in the case of certain fiberglass products, operates its own production facility to design and manufacture replacement body parts for Corvettes. In addition, in December 1993, the Company entered into a long-term license agreement with General Motors Corporation, Service Parts Operations (the "GM Agreement") pursuant to which the Company was granted the right to manufacture and sell licensed parts under certain GM trademarks for Corvettes for various model years. In consideration for the grant of the license, the Company pays GM a royalty on licensed parts sold. The GM Agreement further granted to the Company the right to use available GM tooling to manufacture the licensed parts. The Company utilizes the tooling to produce certain high demand restoration parts. Furthermore, the Company purchases existing GM inventory of licensed parts to sell direct to customers and wholesale to GM dealers. Although the Company did not manufacture parts with GM tooling nor purchased inventory of discontinued parts from GM until recently, the Company sold parts from its own inventory under the GM Restoration Parts label since 1993.

     For the fiscal years ended September 30, 1995 and 1994 the Company's sales mix of its basic product lines was 49.5% and 48%, respectively, for accessories, 38% and 37%, respectively, for restoration parts, 9.5% and 11%, respectively, for maintenance items and, 3% and 4%, respectively, for gift and apparel items.

     The Company historically has generated most of its revenues as a result of its catalog sales. The Company's telemarketing staff is principally an inbound, order-taking department. During the years ended September 30, 1995 and 1994, catalog sales accounted for approximately 93% of the Company's revenues. The Company's sales force specializes in selling Corvette parts and accessories. This group handles in excess of 600 inquiries daily and processes an average of 285 orders daily.

     In September 1995, the Company raised gross proceeds of $1,000,000 through a private placement of units comprised of Class A Common Stock (hereinafter sometimes referred to as "Common Stock") and convertible preferred stock (the "Preferred Stock"). Of the Selling Shareholders' Shares subject to sale under this Prospectus, 140,000 represent Common Stock issued in that private placement and 12,000 shares of Common Stock issued upon conversion of 5,000 shares of Preferred Stock.


     In November 1995, the Company completed an initial public offering of units comprised of Common Stock and redeemable warrants (the "Public Warrants") and raised gross proceeds to the Company of $4,200,000. Included in that initial public offering were 360,000 shares of Common Stock sold by Ralph H. Eckler who is the Company's largest shareholder and a Director, and who is also President and Chief Executive Officer. Gross proceeds to Mr. Eckler from the sale of those shares was $1,800,000.

     As a result of those financings, the Company was able to substantially reduce long term debt and trade payables, renew favorable terms with its vendors, complete its initial royalty payments under the GM Agreement, and increase inventory. The Company also redeemed 95,000 shares of outstanding preferred stock from the proceeds of its initial public offering, and the holders of the remaining 5,000 shares of preferred stock converted these shares into 12,000 shares of Class A Common Stock.

     Eckler Industries, Inc. is a Florida corporation formed in 1973. The Company maintains its principal executive offices at 5200 South Washington Avenue, Titusville, Florida 32780, (407) 269-9680.

                                 THE OFFERING

SECURITIES OFFERED:                    - 1,200,000 shares of Common Stock
                                         issuable upon exercise of 1,200,000
                                         outstanding Public Warrants.  Each
                                         Public Warrant entitles the holder,
                                         for $6.50, to purchase one share of
                                         Common Stock until November 9, 2000.

                                       - 84,000 shares of Common Stock issuable
                                         upon exercise of 84,000 Underwriters'
                                         Warrants.  Each Underwriter Warrant
                                         entitles the holder, for $6.50, to
                                         purchase one share of Common Stock
                                         until November 9, 2000.

                                       - 84,000 shares of Common Stock
                                         issuable upon exercise of an
                                         Underwriters' Unit Purchase Option.
                                         The Unit Purchase Option entitles the
                                         holder, for $6.00, to purchase one
                                         share of Common Stock and one
                                         Underwriters' Warrant.

                                       - 457,000 shares of Common Stock to
                                         be sold by the Selling Shareholders.

                                       - See "Description Of Securities," "Plan
                                         Of Distribution," and "Selling
                                         Shareholders".

COMMON STOCK OUTSTANDING BEFORE THE    - 1,646,750 shares of Class A Common
OFFERING(1)                              Stock; 510,375 shares of Class B
                                         Common Stock

COMMON STOCK OUTSTANDING AFTER THE     - 3,217,250 shares of Class A Common
OFFERING IF ALL PUBLIC WARRANTS,         Stock; 510,375 shares of Class B
UNDERWRITERS' WARRANTS, BRIDGE           Common Stock
WARRANTS, UNIT PURCHASE OPTION AND
CONSULTANT OPTION ARE EXERCISED(2)

RISK FACTORS:                          - The shares offered hereby involve a
                                         high degree of risk. See "Risk
                                         Factors."

USE OF PROCEEDS:                       - See "Use of Proceeds."  Net proceeds
                                         from the exercise of the Public
                                         Warrants, Underwriters' Warrants, Unit
                                         Purchase Option, Bridge Warrants and
                                         Consultant Option, if any are
                                         exercised, will be used for working
                                         capital and general corporate
                                         purposes.  On November 11, 1996, the
                                         last sales price on Nasdaq for
                                          a share of Common Stock was $4 1/4.

                                         Due to the fact that the exercise
                                         price of the Public Warrants and
                                         Underwriters' Warrants is $6.50 per
                                         share and the exercise price of the
                                         Unit Purchase Option is $6.00 per
                                         share, it is unlikely that any of
                                         such securities will be exercised and
                                         the proceeds of exercise received by
                                         the Company without a significant
                                         increase in the market price of the
                                         Company's Common Stock or a lowering
                                         of the exercise prices of the Warrants.
                                         It is possible that the 102,500 Bridge
                                         Warrants, currently exercisable at
                                         $3.63 per share until December 31,
                                         1996, and the Consultant Option
                                         exercisable at $2.50 per share, may be
                                         exercised insofar as the current market
                                         price of the Common Stock exceeds such
                                         exercise price.  Without such warrant
                                         and option exercises, the Company will
                                         not receive any of the proceeds of this
                                         Offering.  It is impossible to predict
                                         how many of the warrants or options
                                         will be exercised and the magnitude of
                                         the proceeds, if any, realizable
                                         therefrom.  The Company will not
                                         receive any of the proceeds from the
                                         resale of any Common Stock described
                                         herein.  See "Discussion And Analysis
                                         And Results Of Operations -- Liquidity
                                         And Capital Resources."

NASDAQ SYMBOL:                         - Common Stock  --  ECKL

                                       - Public Warrants  --  ECKLW

______________

(1) Does not include (i) a maximum of 1,200,000 shares of Common Stock issuable upon exercise of the Public Warrants, (ii) a maximum of 84,000 shares of Common Stock issuable upon exercise of the Unit Purchase Option, (iii) a maximum of 84,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants (iv) a maximum of 102,500 shares of Common Stock issuable upon exercise of the Bridge Warrants, (v) a maximum of 100,000 shares of Common Stock issuable upon exercise of the Consultant Option,
     (vi) 175,000 shares of Common Stock issuable upon exercise of options granted under the Company's stock option plans at exercise prices ranging from $2.50 to $3.30 per share, (vii) 40,000 shares of Common Stock issuable to certain directors of the Company and exercisable at $3.00 per share;
     (viii) 200,000 shares of Common Stock issuable upon exercise of an option granted to a principal of the Company at $2.88 per share, (ix) 200,000 shares of Common Stock issuable upon exercise of an option granted to the Underwriter at $2.88 per share; and (x) 20,000 shares of Common Stock issuable upon exercise of an outstanding option issued for consulting services and exercisable at $4.20 per share.


(2) Assumes (i) issuance of 1,200,000 shares of Common Stock upon exercise of the Public Warrants, (ii) the issuance of 84,000 shares of Common Stock upon exercise of the Unit Purchase Option, (iii) the issuance of 84,000 shares of Common Stock upon exercise of the Underwriters' Warrants, and
     (iv) the issuance of 102,500 shares of Common Stock upon issuance of the Bridge Warrants, and (v) issuance of 100,000 shares of Common Stock upon exercise of the Consultant Option. Does not include (a) the issuance of any of the 175,000 shares of Common Stock issuable upon exercise of stock options granted under the Company's stock option plans, (b) the issuance of 440,000 shares of Common Stock issuable upon exercise of stock options granted otherwise than in connection with a stock option plan.


                        SUMMARY FINANCIAL INFORMATION

     The following table presents summary historical data of the Company for the two years ended September 30, 1995 and September 30, 1994 which have been derived from the Company's audited financial statements included elsewhere in this Prospectus and unaudited financial data for the nine months ended June 30, 1996 and 1995. The information should be read in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and the related notes thereto. Since 1989, the Company was treated as an S Corporation for federal and certain state income tax purposes. As a result, the Company's earnings through September 20, 1995, the date of termination of the Company's S Corporation status (the "Termination Date") were taxed, with certain exceptions for federal and certain state income tax purposes, directly to the Company's then shareholders. As of September 20, 1995, the Company became subject to federal and state income taxes. See "S Corporation Status" and Note 6 to Notes to Financial Statements.


                               [CONTINUED ON NEXT PAGE]


                                                                 JUNE 30             SEPTEMBER 30
                                                                ----------     -------------------------
                                                                   1996            1995          1994
                                                                ----------     -----------    ----------
            SUMMARY BALANCE SHEET DATA
            Working capital (deficit). . . . . . . . . . . .    $  331,399     $(1,602,027)   $ (473,502)
            Total assets . . . . . . . . . . . . . . . . . .     6,551,560       5,950,042     5,539,650
            Total liabilities. . . . . . . . . . . . . . . .     4,561,910       6,288,173     5,688,347
            Shareholders' equity (deficit) . . . . . . . . .     1,989,650      (1,027,004)     (148,697)

                                                   NINE MONTHS ENDED JUNE 30    YEARS ENDED SEPTEMBER 30
                                                   -------------------------    ------------------------
                                                       1996          1995           1995        1994
                                                   -----------   -----------    -----------  -----------
SUMMARY INCOME STATEMENT DATA
Net sales . . . . . . . . . . . . . . . . . . .    $11,144,484   $10,178,889    $12,932,450  $13,942,936
Cost of goods sold. . . . . . . . . . . . . . .      7,247,478     6,642,539      8,443,912    9,074,824
Gross profit. . . . . . . . . . . . . . . . . .      3,897,006     3,536,350      4,488,538    4,868,112
Operating expenses. . . . . . . . . . . . . . .      3,880,145     3,165,099      4,136,322    4,508,770
Income (loss) from operations . . . . . . . . .         16,861       371,251        352,216      359,342
Net income (loss) . . . . . . . . . . . . . . .        (17,636)      139,673       (444,600)      22,010
Net income (loss) per share (2) . . . . . . . .          ($.23)
Pro forma Net  Income (loss) (1). . . . . . . .                       92,173            924      146,510
Pro forma Net  Income (loss) per share(1)(2). .                         $.04          ($.05)        $.07
Average number of common shares outstanding (2)      2,525,000     2,117,500      2,117,500    2,117,500

___________

(1) Reflects reductions in stockholder compensation of $200,000 for the year ended September 30, 1994. Also reflects expenses of $47,500, $476, and $75,500 for the nine months ended June 30, 1995 and the years ended September 30, 1995 and 1994, respectively, for income taxes as if the Company had not been an S Corporation.

(2) Pro forma net income (loss) per share of Class A Common Stock is based on pro forma net income (loss) and the weighted average of shares of Class A Common Stock and common stock equivalents outstanding during each period after giving retroactive effect to the Company's recapitalization. Shares of Class B Common Stock become convertible into shares of Class A Common Stock on a 1 for 2 basis and are considered to be Class A Common Stock equivalents.

    Pursuant to requirements of SEC Staff Accounting Bulletin No. 83, common shares issued by the Company during the twelve months immediately preceding the initial public offering (242,500 shares) at a price below the initial public offering price plus the number of common shares subject to the grant of common stock options and warrants and convertible preferred stock issued during such period (375,000 shares) having exercise or conversion prices below the initial public offering price have been included in the calculation of the shares used in computing net income per share as if they were outstanding for all periods prior to the November 15, 1995 closing of the Company's initial public offering.


                                 RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD ONLY BE PURCHASED BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT, SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS,

AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, ASSOCIATED WITH THIS OFFERING, INCLUDING THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS HEREIN.

     DEPENDENCE ON KEY EXECUTIVES. The success of the Company is dependent on the services and efforts of its existing key management personnel. The loss of the services of one or more of its existing management personnel, particularly those of Mr. Ralph H. Eckler, would have a material adverse effect on the Company's business. The Company currently maintains a $1,000,000 key-man life insurance policy on the life of Mr. Eckler, under which the Company is the beneficiary. The Company's success and plans for future growth will also depend on its ability to attract and retain additional qualified personnel. Although the Company has thus far been successful in attracting and retaining qualified personnel for its business, there can be no assurance that experienced and qualified management level personnel will be available to the Company in the future on terms satisfactory to the Company. Ralph Eckler and the Company entered into an employment agreement effective May 23, 1995 for a term of seven years which is automatically renewable for successive two-year terms unless otherwise terminated. The Company has no other employment agreements with its other management personnel. See "Management -- Employment Agreement."

     IMPLEMENTATION OF GM AGREEMENT. The Company executed a Reproduction and Service Part Tooling License Agreement (the "GM Agreement") with General Motors Corporation ("GM") in December 1993 and made advances to GM against future royalties, which royalties will be payable to GM as a result of sales by the Company of licensed GM Restoration Parts. Until recently, no GM Restoration Parts covered by the GM Agreement had been manufactured by the Company or purchased from GM, although the Company sold parts from its own inventory under the GM Restoration Parts label. While the Company's recent private and public financings have permitted it to commence manufacturing parts and acquiring additional inventory from GM, no assurances can be given as to when the Company will fully implement the GM Agreement. See "Business -- General Motors Agreement."

     SEASONALITY. The Company's operations are highly seasonal. The Company has historically derived, on average, in excess of 70% of its revenues during the period from March through August. See "Business -- Seasonality."

     COMPETITION. The GM Agreement grants to the Company the exclusive license to use certain GM tools and tooling as designated by GM and accepted by the Company for Corvette parts declared obsolete (i.e., discontinued by GM) (provided there are no pre-existing GM license agreements or written GM policies which conflict with or prohibit such and that the tools are not common to other non-licensed parts not yet declared obsolete by GM), the right to use certain GM trademarks and GM technology and the right of first refusal to purchase any inventory of discontinued Corvette parts. However, the GM Agreement does not prohibit the Company's competitors from manufacturing and selling parts that are compatible and/or nearly identical to those manufactured and sold by the Company. See "Business -- Competition."

     RECENT DECLINE IN SALES. Over the past several years the Company experienced a decline in sales. The Company believes the primary reason for this trend is due to the Company's decision to deploy Company capital to satisfy the other financial needs of Ralph H. Eckler rather than to maintain a high level of parts inventory. The decrease in inventory resulted in a loss in sales and profitability. The capital infusion from the Company's initial public offering allowed the Company to increase inventory and obtain better terms from vendors for future inventory acquisitions; however, there can be no assurances that such replenishment of capital and increase of inventory will result in increased sales and profitability. See "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."

     FLUCTUATING MARKET FOR COLLECTIBLES. The market for Corvette automobiles (especially the collectible models) fluctuates generally with the demand for other collectibles and the sales of the Company's products may correspond to the demand of the Corvette automobile. Accordingly, no prediction of the continued market for the Company's products can be made.

     DEBT OBLIGATIONS. The Company's property is encumbered by a $2.4 million mortgage in favor of Barnett Banks which refinanced a prior debt obligation of the Company. The Company also obtained a $1 million revolving line of credit from Barnett Banks, secured by certain personal property of the Company. The loan documents contain cross-default provisions pursuant to which the bank could accelerate payment of both loans in the event of a default under one of the loans. If the Company subsequently defaults in its obligations to Barnett Banks, the bank may foreclose on the property which would have a material adverse affect on the Company's operations. See "Business -- Property."


     NO PROCEEDS TO THE COMPANY FROM THE OFFERING. Unless the Warrants, the Unit Purchase Option, the Bridge Warrants, and/or the Consultant Option are exercised, the Company will not receive any proceeds of this Offering to be applied to its working capital. On November 11, 1996, the last sales price reported on Nasdaq for a share of the Company's Common Stock was $4 1/4 per share. Due to the fact that the exercise price of the Warrants is $6.50 per share and the exercise price of the Unit Purchase Option is $6.00 per share, it is unlikely that any of such warrants or option will be exercised without a significant increase in the market price of the Company's Common Stock. Even though the exercise prices of the Bridge Warrants, currently at $3.63 and the Consultation Option at $2.50, are below the current market price of the Common Stock, it is impossible to predict how many of such warrants and options will be exercised and the magnitude of the proceeds, if any, realizable therefrom.


     COMPLETE DISCRETION IN APPLICATION OF PROCEEDS. Upon exercise of any of the Warrants, the Unit Purchase Option, the Underwriters' Warrants, the Bridge Warrants and/or the Consultant Option, all of the net proceeds to the Company therefrom have been designated for general corporate and working capital purposes and may be expended at the discretion of the Company's management. As a result of the foregoing, any return on investment to investors will be substantially dependent upon the discretion and judgment of the Company's management with respect to the application and allocation of the net proceeds, if any, to the Company of the Offering. See "Risk Factors -- No Proceeds to Company Upon Failure to Exercise Warrants."

     PRIOR S CORPORATION STATUS AND OTHER TAX MATTERS. From October 1, 1989 until September 20, 1995, the Company was treated as an S Corporation for federal (and most state) tax purposes. Unlike a C Corporation, an S Corporation is generally not subject to income tax at the corporate level. In the event that the Internal Revenue Service were to deny such S Corporation status for periods during which the Company was treated as an S Corporation by reason of the failure to satisfy the S Corporation requirements of the Internal Revenue Code of 1986, as amended (the "Code"), the Company would be subject to income tax as a C Corporation. See "S Corporation Status."

     NO ASSURANCE OF CONTINUED MARKET FOR SECURITIES. Although the Company's Class A Common Stock and Public Warrants are listed on the NASDAQ SmallCap Market, there can be no assurances that a public trading market for the securities will be sustained. If for any reason the Company fails to maintain sufficient qualifications for continued listing on the NASDAQ SmallCap Market, purchasers of the securities may have difficulty in selling their securities should they desire to do so. In any event, because certain restrictions may be placed upon the sale of securities at prices under $5, unless such securities qualify for an exemption from the "penny stock" rules, such as a listing on the NASDAQ SmallCap Market, some brokerage firms will not effect transactions in the securities if they trade below $5 and it is unlikely that any bank or financial institution will accept the securities as collateral, which could have an adverse effect in developing or sustaining any market for the securities. See "Risk Factors -- Listing Maintenance Criteria for NASDAQ System; Penny Stock Regulations."

     CONTROL BY MANAGEMENT. Under the provisions of the Company's governing instruments, a director may be removed only for cause by a 66 2/3% vote of the outstanding common shares. A director may not be removed without cause. See "Management -- Governing Instruments."

     CONTROL BY PRINCIPAL SHAREHOLDER. Ralph H. Eckler beneficially owns and/or controls approximately 40.75% of the outstanding shares of the Company's Common Stock. Thus, Mr. Eckler controls a substantial block of voting shares and is thereby in a position to influence the policies of the Company. See "Security Ownership of Certain Beneficial Owners and Management."


     DILUTION AND ADVERSE EFFECT ON STOCK PRICE FROM FUTURE ISSUANCE OF ADDITIONAL SHARES. As of the date of this Prospectus, the Company granted options for 175,000 shares of Class A Common Stock to employees, officers and directors of the Company, 130,000 of which options are first exercisable at $2.50 per share in August, 1997, 45,000 of which are first exercisable at $3.00 to $3.30 per share in January, 1997, and 40,000 of which are first exercisable in April, 1997. The Company also issued an option for 200,000 shares of Class A Common Stock to the Underwriter and an option to Ralph H. Eckler for 200,000 shares Class A Common Stock, which options are exercisable at $2.88 per share commencing in August 1996 and January 1997, respectively. Additionally, there is an outstanding option for 20,000 shares of Common
Stock issued to a consultant, exercisable at $4.20 per share. Further, 1,570,000 shares of Common Stock underlying outstanding warrants and options are included in this Prospectus. The issuance of any additional shares by the Company in the future may result in a reduction of the book value or market price of the then-outstanding Class A Common Stock. Issuance of additional shares of Class A Common Stock may reduce the proportionate ownership and voting power of then-existing shareholders. As of October 30, 1996, the Company had outstanding 1,646,750 shares of Class A Common Stock and 510,375 shares of Class B Common Stock (convertible into 1,020,750 Class
A shares on a 2 for 1 basis), of which 1,367,000 shares were freely tradable.
 495,375 Class B shares (convertible into 990,750 Class A shares) are subject to a lock-up agreement, but once released, may be sold subject to volume and other limitations of Rule 144 under the Securities Act (unless such shares are subsequently registered under the Securities Act, in which case they would be free from the Rule 144 limitations). See "Risk Factors -- Impact on Market of Warrant Exercise", "-- Underwriters' Unit Purchase Option", "-- Adverse Impact of Significant Number of Shares Eligible For Future
Sale"; "Plan of Distribution" "Selling Shareholders"; "Management --
Management and Employee Stock Option Plans"; "Description of Securities";
and, "Shares Available for Future Sale."

     IMPACT ON MARKET OF WARRANT EXERCISE. The Company's Public Warrants are subject to redemption by the Company, at any time after November 9, 1996 at a price of $.05 per warrant if the average closing price for the Class A Common Stock equals or exceeds $8.75 per share for the twenty consecutive trading days ending on the third day prior to the date of the notice of redemption. In the event that the Public Warrants are called for redemption by the Company, warrantholders will have thirty days during which they may exercise their rights to purchase shares of Class A Common Stock. In the event a current prospectus is not available, the warrants may not be exercised and the Company will be precluded from redeeming the warrants. As a result of an exercise of the Public Warrants, existing shareholders could be diluted and the market price of the
Class A Common Stock may be adversely affected.   In the event of the exercise
of a substantial number of warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of Class A Common Stock of the Company in the trading market could substantially affect the market price of the Class A Common Stock. See "Description of Securities -- Warrants."

     NO DIVIDENDS ANTICIPATED. Although the Company paid dividends on its common stock through 1995, it does not intend to pay dividends thereon in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. See "Dividend Policy."

     POSSIBLE RESTRICTIONS ON MARKET MAKING ACTIVITIES IN THE SECURITIES. Although it has no legal obligation to do so, Argent Securities, Inc. ("Argent"), the Company's underwriter of its initial public offering which closed on November 15, 1995, and other broker-dealer firms from time to time may act as market makers and otherwise effect transactions in the Company's securities. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the broker-dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Company's securities for the period from nine business days prior to any solicitation of the exercise of any Warrant or nine business days prior to the exercise of any Warrant based on a prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right Argent and other broker-dealers may have to receive such a fee for the exercise of the Warrants following such solicitation. As a result, such firms may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable. The prices and liquidity of the securities may be adversely affected by the cessation of such market making activities. In addition, there is no assurance that Argent and other firms will continue to be market makers in the Company's securities. The prices and liquidity of the Securities may be affected significantly by the degree, if any, of Argent's participation in the market. The market makers may voluntarily discontinue such participation at any time.

     CIVIL LIABILITY OF SELLING SHAREHOLDERS. Under the Securities Act, a purchaser of securities sold under a registration statement may recover from the person from whom he bought the securities damages incurred as a result of material misstatements contained in, or material information omitted from the registration statement. The damages recoverable are the difference between the price the purchaser paid for the security (but not more than the public offering price) and the price at which the purchaser disposed of the security or (if he still owns it) its value at the time of suit.

     Persons subject to liability under the Securities Act are certain officers and directors (including prospective directors) of the issuer of the securities, certain experts, and every underwriter who sold the securities. Under the Securities Act, the term "underwriter" is generally defined as any person who has purchased from an issuer (or from a control person of the issuer) with a view to, or offers or sells for an issuer in connection with, the distribution of any security. Thus, when a person has purchased securities directly from an issuer, and subsequently resells them, he may be deemed to have "purchased from an issuer with a view to distribution" and may be deemed an "underwriter" for purposes of imposing civil liability under the Securities Act. Therefore, selling shareholders who acquired securities from the Company, and subsequently resell those securities under this Prospectus (including the sale of common stock resulting from a conversion or exercise of those securities), may be deemed underwriters and therefore subject to civil liability for material misstatements contained in, or material omissions from, this Prospectus.

     UNDERWRITERS' UNIT PURCHASE OPTION . In connection with its initial public offering, the Company sold to Argent, for nominal consideration, an option to purchase an aggregate of 84,000 units (the "Unit Purchase Option"), with each such unit consisting of one share of Class A Common Stock and one warrant. The Unit Purchase Option is exercisable for a period of four years, commencing November 15, 1996, at an exercise price of $6.00 per unit. The terms of the warrants underlying such Units (the "Underwriters' Warrants") are the same as the public warrants, except that they are not redeemable by the Company. The holder of the Unit Purchase Option will have the opportunity to profit from a rise in the market price of the Company's securities, if any, without assuming the risk of ownership. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the

Unit Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Unit Purchase Option. The 84,000 shares of Common Stock issuable upon exercise of the Unit Purchase Option and the 84,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants are included for sale under this Prospectus.




     LISTING MAINTENANCE CRITERIA FOR NASDAQ SYSTEM; "PENNY STOCK" REGULATIONS. The Company's Class A Common Stock and Public Warrants are listed on the Nasdaq SmallCap Market. Continued inclusion on the NASDAQ SmallCap Market currently requires two market makers and a minimum bid price of $1.00 per share; provided, however, if the Company falls below the minimum bid price, it will remain eligible for continued inclusion if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus. As of December 31, 1995, the minimum bid price of the Company's Class A Common Stock was $3.25 per share; the market value of the public float was $4,727,125, and the Company had $1,571,241 in capital and surplus. If the Company fails to maintain the NASDAQ minimum threshold requirements, it would lose NASDAQ listing and trading, if any, and trading in the securities would be conducted in the over-the-counter market known as the NASD OTC Electronic Bulletin Board, or more commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's Class A Common Stock if it were to lose its NASDAQ SmallCap Market listing.

     The Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions. Since the Securities have been accepted for quotation on NASDAQ, they will initially be exempt from the definition of "penny stock." If the Securities are later removed from listing by NASDAQ and are traded at a price below $5, the Securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such Securities to persons other than established customers and institutional accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such Securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the Securities, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Securities and may affect the ability of purchasers in this Offering to sell the Securities in the secondary market.

     ADVERSE IMPACT OF SIGNIFICANT NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE. No assurance can be given as to the effect, if any, that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of warrants or stock options), or the possibility that such sales could occur, could adversely affect the market price of the Common Stock and could also impair the Company's ability to raise capital through an offering of its equity securities in the future. Assuming exercise of all the warrants and the Consultant Option, the underlying shares of Common Stock of which are included for sale under this Prospectus, upon completion of the Offering the Company will have 3,217,250 shares of Common Stock outstanding, of which the approximately 3,192,000 will be transferable without restriction under the Securities Act. The remaining 510,375 shares of Class B Common Stock (convertible into 1,020,750 shares of Class A Common Stock) to be outstanding on completion of this Offering are "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144.


     The 510,375 shares of Class B Common Stock (and the 1,020,750 Class A Common Stock into which the Class B shares are convertible) are "restricted securities" as that term is defined by Rule 144 under the Securities Act, and, in the future, may be sold in compliance with Rule 144 or pursuant to an effective registration statement. However, of the 510,375 shares, Mr. Ralph Eckler owns 495,375 shares which are further subject to the provisions of a lock-up agreement between him and Argent Securities, Inc. ("Argent"), the Company's underwriter for its initial public offering). Ordinarily, under Rule 144, a person who is an affiliate of the Company (as that term is defined in Rule 144) and has beneficially owned restricted securities for a period of two years is entitled to sell in brokerage transactions (together with any person with whom such individual is required to aggregate sales), within any three-month period, an amount that does not exceed the greater of (i) 1% of the outstanding number of shares of a particular class of such securities, or
(ii) the average weekly trading volume in such securities on all national exchanges and/or reported on Nasdaq during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the immediately preceding three months, and who has beneficially owned restricted securities for at least three years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. In the future, sales of restricted stock pursuant to Rule 144 may have an adverse effect on the market price of the Company's Class A Common Stock. Under Rule 144, Mr. Eckler may sell his shares immediately, subject to the aforementioned timing and volume limitations. However, Mr. Eckler has agreed with Argent in writing not to sell, assign or transfer any of his shares of Class B Common Stock (or the Class A Common Stock into which such shares are convertible) without the consent of Argent for periods ranging from 24 to 60 months from November 15, 1995, subject to earlier incremental release upon the achievement of specified performance goals. See "Shares Available for Future Sale."


     COSTS RESULTING FROM NECESSITY OF CONTINUING POST-EFFECTIVE AMENDMENTS TO THE COMPANY'S REGISTRATION STATEMENT AND STATE BLUE SKY REGISTRATION; EXERCISE OF WARRANTS DEPENDENT ON CURRENT REGISTRATION STATEMENT; COSTS RESULTING FROM OBLIGATIONS TO SELLING STOCKHOLDERS. Although the Warrants were not knowingly sold by the Company to purchasers in jurisdictions in which the Warrants were not registered or otherwise knowingly were sold to purchasers in jurisdictions in which the Warrants are not registered or otherwise qualified for sale, purchasers may buy Warrants in the after-market or may move to jurisdictions in which the Warrants and the Common Stock underlying the Warrants are not so registered or qualified. In this event, the Company would be unable to issue Common Stock to those persons desiring to exercise their Warrants unless and until the Warrants and the underlying Common Stock are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions. In addition, any additional financing may result in further dilution to Company stockholders resulting from the issuance of Common Stock or securities exercisable for or convertible into Common Stock. There can be no assurance that the Company will be able to effect any required qualification.


     The Warrants will not be exercisable unless the Company maintains a current Registration Statement on file with the Commission through post-effective amendments to the Registration Statement containing this Prospectus. Although the Company has agreed to file appropriate post-effective amendments to the Registration Statement containing this Prospectus, and to maintain a current Registration Statement on file with the Commission relating to the Warrants, there can be no assurance that such will be accomplished or that the Warrants will continue to be so registered. See "Description of Securities -- Warrants."

     The Selling Shareholders' Shares are included in this Prospectus for offer and sale pursuant to certain registration obligations of the Company. The obligation to maintain a current registration statement may impose a financial burden on the Company and create a contractual liability of the Company to the Selling Shareholders.


     POSSIBLE COMBINATION OF THE COMPANY. On October 28, 1996, the Company entered into a letter of intent with Smart Choice Holdings, Inc., a newly organized, privately held Delaware corporation ("Smart Choice") for the purpose of combining the two companies. The combination would be effected by the holders of Smart Choice securities exchanging all of their securities for
6.5 million shares of the Company's Class A Common Stock. To the extent the Company does not have a sufficient number of Class A Common Stock authorized, unissued and unreserved, the Company will issue one-half share of the Company's Class B Common Stock for every share of Class A Common Stock it is unable to issue. Following the completion of the transaction, the Company would seek shareholder approval to change its name to Smart Choice Holdings, Inc. (or other name) ("Smart Choice Holdings"). Following the combination, the combined companies would be comprised of four divisions: corvette parts and accessories (the "Eckler Division"), which would continue to be headquartered in Titusville, Florida, new car sales, used car sales, insurance, auto finance and leasing. The primary focus of the combined companies would be the establishment of a network of neighborhood stores for the financed sales of new and used cars, with a specific focus on sub-prime borrowers. The resultant company would be acquiring various used car dealerships and finance companies for purposes of offering a full-service package to customers for one-stop transportation shopping encompassing automobiles, warranties, service, financing, leasing and insurance. Although Smart Choice Holdings has entered into several purchase contracts, letters of intent and/or oral agreements in principle to acquire certain new and used car sales and finance companies, there can be no assurance that the acquisitions will be successfully completed and closed. Further, there is no assurance that, given the highly competitive nature of the industry and the need for significant additional capital to fund the acquisitions, that the new public company will be successful in meeting its goals.


     The proposed combination would result in substantial share dilution for existing shareholders. Further, although Ralph H. Eckler would continue to be Chairman of the Eckler Division, it is anticipated that new management will be responsible for the overall direction of the new public company. In addition, under the terms of the Smart Choice letter of intent, the Company would become one of four divisions of the new company. Initially, the combined companies will benefit from the income provided by the Company, as well as the proceeds from the exercise of any of the Public Warrants, Unit Purchase Option, Underwriters' Warrants, Bridge Warrants and Consultant
Option.   It is anticipated that a substantial portion of such proceeds would be used by the combined companies to fund various planned acquisitions. Although the companies that Smart Choice intends to acquire have had ongoing operations, Smart Choice itself has no independent history of operations or revenues. Because of its aggressive growth plans (i.e., to establish a network of automobile and automobile finance stores through the acquisition of on-going businesses), it can be vulnerable to a variety of business risks generally associated with young, rapidly growing companies, such as the inability to achieve continued profitability. Outside factors, such as the economic, regulatory, and judicial environments in which it would operate, will also have an effect on the new combined companies' business. The combined companies' inability to achieve any or all of its goals could have a material adverse effect on its operation, profitability and growth.


     There is no assurance that the Company will consummate the proposed stock exchange with Smart Choice. The consummation of the transaction is contingent upon the satisfaction and performance of various conditions, including, but not limited to: (a) the negotiation and execution of a definitive stock exchange agreement on or before November 30, 1996; (b) the closing of a definitive stock exchange agreement on or before December 31, 1996; (c) opinions of counsel for the Company and Smart Choice Holdings, Inc. as are customary for a transaction of the type proposed; and (d) fairness opinions from the parties' respective investment bankers as to the transaction from a financial perspective. There is no assurance that the transaction will be consummated, or if consummated, that the resulting new public company will be able to meet projected aggressive growth goals and profitability. See "Business -- Letter of Intent for Consolidation of the Company with Smart Choice Holdings, Inc."


     A vote of the Company's shareholders is not required for approval of the consolidation and if the consolidation is consummated, the Company's shareholders would become shareholders of the newly organized Smart Choice Holdings, a public company, which, but for the Eckler Division, would have no history of sales or other measure of performance on which to base an investment decision.

                             S CORPORATION STATUS

     From October 1, 1989 to September 20, 1995, the Company was treated for federal and certain state tax purposes as an S Corporation under the Code and comparable state tax laws. As a result, the Company's earnings during that time were taxed, with certain exceptions, for federal and certain state income tax purposes, directly to Ralph H. Eckler, the Company's sole shareholder during that time period. Since September 20, 1995, the Company has not been treated as an S Corporation and, accordingly, is fully taxable pursuant to federal and state income tax laws. Upon converting from S Corporation status, the Company recorded a charge of $ 447,300 to income tax expense to recognize deferred income tax liabilities as of that date.

                               USE OF PROCEEDS


     On the assumption that all of the Warrants, the Unit Purchase Option, the Bridge Warrants and the Consultant Option are exercised, the net proceeds which the Company will receive from such exercise, after deduction of expenses of this Offering, will be approximately $9,448,575. The Company intends to utilize the net proceeds of the Offering for working capital and general corporate purposes. To the extent that less than all of the Warrants, Unit Purchase Option, Bridge Warrants and Consultant Option are exercised and the Company receives less than $9,448,575 of net proceeds of the Offering, such net proceeds will still be added to working capital and used for general corporate purposes, including additional inventory and catalogue production. Unless any of such warrants and options are exercised, the Company will not receive any proceeds of this Offering. The Company will not receive any proceeds from the resale by the holder of any of the Warrants or shares of Common Stock issuable upon exercise of such warrants or options or shares held by Selling Shareholders. The Company has entered into a letter of intent regarding the proposed consolidation of the Company with Smart Choice Holdings, Inc., a newly formed Delaware corporation, that intends to establish and operate a network of one-stop used automobile stores. The proposed transaction is subject to various contingencies. However, if consummated and the Company receives proceeds from the exercise of the Warrants, etc., a majority of the proceeds would be used to finance the newly public company's acquisition plans. However, since the transaction is subject to various contingencies, including the execution and closing of a definitive exchange agreement between the Company and Smart Choice Holdings, Inc. before the end of calendar 1996, it is impossible to predict how and when such proceeds, if available, would be used. See "Risk Factors -- Possible Consolidation of the Company", and "Business -- Letter of Intent For Combination of the Company with Smart Choice Holdings, Inc."


     On November 11, 1996, the last sales price reports on Nasdaq for a share of the Company's Common Stock was $4 1/4 per share. Due to the fact that the exercise price of the Warrants is $6.50 per share, the exercise price of the Unit Purchase Option is $6.00 per share, it is unlikely that any of such warrants and option will be exercised without a significant increase in the market price of the Company's

Common Stock. Although it is possible that the Bridge Warrants and the Consultant Option will be exercised, insofar as the Bridge Warrants are exercisable until December 31, 1996 at $3.63 per share and the Consultant Option is exercisable at $2.50 per share, it is impossible to predict how many of such warrants and options will be exercised and the magnitude of the proceeds, if any, realizable therefrom. See "Risk Factors - No Proceeds to Company upon Failure to Exercise Warrants and Options", "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."


                                 PLAN OF DISTRIBUTION

     Common Stock issuable upon exercise of the Warrants is distributed when and as such Warrants are exercised by Warrant holders. No Warrants have been exercised as of the date indicated on the cover of the Prospectus. The Company may solicit the exercise of the Warrants (except the Underwriters' Warrants) at any time provided certain conditions are met. The Company may also reduce the exercise price of the Warrants in order to encourage their exercise. See "Description of Securities - The Warrants."


     In November 1995, Argent Securities, Inc. (the "Underwriter") acted as the underwriter of the Company's Public Offering in which the Company sold 840,000 shares of Class A Common Stock and 1,200,000 Public Warrants, and a selling securityholder sold 360,000 shares of Class A Common Stock. In partial consideration for its services, the Underwriter received a Unit Purchase Option, exercisable for 84,000 Units, exercisable at $6.00 per Unit. Each such Unit consists of 84,000 shares of Common Stock and 84,000 Underwriters' Warrants exercisable at $6.50 per share. The exercise price and the other terms of the Warrants were determined by negotiation between the Company and the Underwriter.


     The Selling Shareholders may effect sales of their Selling Shareholders' Securities by selling such Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions).

     The sale of such Shares will be subject to state securities laws of states in which a transaction is sought to be effected and cannot be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

     The registration of the shares hereby covers the exercise of the option and warrants held by certain Selling Shareholders as well as the shares of Class A Common Stock issuable upon such exercise. See "Selling Shareholders."


     DETERMINATION OF OFFERING PRICE. The Company's Class A Common Stock is traded on the NASDAQ SmallCap Market and The Boston Stock Exchange ("BSE").
Such shares of Common Stock may be offered by or on behalf of the Selling Shareholders from time to time in or through transactions or distributions in the NASDAQ SmallCap Market, the BSE, on any other stock exchange on which such shares are listed, or in privately negotiated transactions, or otherwise at prices prevailing in such market or exchange or as may be negotiated at the time of sale. As of November 11, 1996, the per share high and low bid prices for the Company's Class A Common Stock on the NASDAQ SmallCap Market were $4 1/4 and $4, respectively.

     EXPENSES OF OFFERING. The Company will receive proceeds from the exercise of the Warrants, Unit Purchase Option, Bridge Warrants and Consultant's Option, if any of them are exercised. The Company will receive none of the proceeds of the sale of the Selling Shareholders' Shares. Expenses in connection with the registration with the SEC of the shares offered hereby will be paid by the Company, including expenses involved with "blue sky" filings in up to ten (10) states as may be required under the terms of the Registration Rights Agreement between the Company and investors who purchased shares in the Company's private placement in September, 1995 (the "Private Placement Investors"). The Company will also incur further expenses associated with any continuing responsibilities to maintain the effectiveness of the registration statement with the SEC and various states, including amending and supplementing the registration statement from time to time as required by applicable federal and state securities laws. Such additional expenses are not capable of being estimated, but the Company does not expect them to be material. The Company is obligated to pay these expenses and register the shares offered hereby pursuant to the terms of the Registration Rights Agreement and the Consultant Option. The expenses to be paid by the Company are estimated at $23,500. The Selling Shareholders will be responsible for payment of transfer taxes and broker/dealer commissions or underwriter discounts, if any are payable.

                                    CAPITALIZATION


     The following table sets forth the capitalization of the Company as of June 30, 1996. Insofar as the Company will not receive the proceeds from the sales of shares by Selling Stockholders, and it is impossible to predict the number of Warrants, Bridge Warrants, Underwriters' Warrants, Unit Purchase Option, and Consultant Options that will be exercised and the proceeds therefrom received by the Company, there is no way to predict the amount of net proceeds to be received by the Company as a result of this Offering. Therefore, it is similarly impossible to give effect to the anticipated use of any proceeds from this Offering which may be received by the Company. See "Use of Proceeds" and "Business - Letter of Intent re: Consideration and Management Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." This table should be read in conjunction with the Company's Financial Statements and the notes thereto which are included elsewhere in this Prospectus.


                                                      June 30, 1996
                                                       (Unaudited)
                                                       ----------
Current portion of long-term liabilities               $1,003,700

Long Term Debt                                          1,692,907

Class A Common Stock $.01 par value;
authorized 10,000,000 shares; 1,516,500
issued and outstanding                                     15,165

Class B Common Stock, $.01 par value
authorized 5,000,000 shares; issued and
outstanding 523,000 shares                                  5,230

Additional paid-in capital                              2,514,865

Accumulated deficit                                     (545,610)
                                                       ----------

Total stockholders' equity                              1,989,650
                                                       ----------

              Total Capitalization                     $4,686,257
                                                       ----------
                                                       ----------

                                 SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to persons for whom the Company is registering the Selling Shareholders' Shares for resale to the public. The Company will not receive any of the proceeds from the sale of the Selling Shareholders' Shares by such Selling Shareholders.




                         NAME                               CLASS A SHARES(1)(2)
                         ----                               --------------------
Gary R. Ostoski/Thomas DeRita/Louis V. Cianfrongna,
as tenants in common(3)                                              19,000

Daryl Leehaug(3)                                                      7,000

Quad Capital Partners (3)                                             3,500

OK Associates, Inc.(3)                                                3,500

R. William Timberman(3)                                              14,000

Caldwell Johnson Winston & Massengill, PC
Profit Sharing Trust Account M(3)                                     3,500

Caldwell Johnson Winston & Massengill, PC
Pension Trust Account M(3)                                            3,500

Alex Theriot, Jr.(3)                                                  3,500

Paul Wall Farm Service Center, Inc.(3)                                3,500

Kitty Geldrich(3)                                                    17,500

Putich Sales, Inc. Defined Benefit Pension Plan,
Frank Pultich, Trustee(3)                                            14,000

George J. Hoffman & Kimberly B. Hoffman(3)                            3,500

Edward M. Kalinowski, Sr.(3)                                          3,500

David M. Ford(3)                                                      3,500

Howard S. Leyser(3)                                                   7,000

Craig S. Jennings(3)                                                  3,500

Baywood Pension Plan & Trust, Charles Fletcher, Trustee(3)            3,500

Charles Fletcher(3)                                                   3,500

Myers Massengill(3)                                                   7,000

Dolores Hamrick(3)                                                    3,500

James R. Pinke, M.D.(3)                                               7,000

David Dueffley(3)                                                     3,500

Frank J. Todora(3)                                                    3,500

M. Jenkins Cromwell, Jr.(3)                                           3,500

Revel L. Anderson, Jr.(3)                                             3,500

Greyhouse Services Corporation(4)                                   100,000

Jerry Brown(5)                                                       75,000

Thomas Brown(5)                                                      75,000

Ralph H. Eckler(6)(8)                                                10,000

Ronald V. Mohr(6)(8)                                                 10,000

G. Edward Mills(6)(8)                                                10,000

Michael G. Wilson(6)(8)                                              10,000

Robert M. Eckler(7)(8)                                               15,000
                                                                    -------
     TOTAL                                                          457,000
                                                                    -------
                                                                    -------

_______________
(1) All shares are issued and outstanding unless otherwise indicated in a footnote.

(2) Since the Selling Shareholders may offer all or part of the shares of Class A Common Stock which they hold pursuant to this Prospectus or may hold upon exercise of options or warrants, and since this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares of Class A Common Stock to be offered for sale by the Selling Shareholders nor the amount of such shares of Class A Common Stock that will be held by the Selling Shareholders upon termination of this offering. See "Plan Of Distribution".

(3) Pursuant to a registration rights agreement with the Company, commencing May 15, 1996 and for a period of three months thereafter, these Selling Shareholders could sell up to 25% of their Selling Shareholders' Shares. In each subsequent three-month period, they may sell an additional 25% of such shares (in addition to any unsold shares from the previous quarter(s).


(4) Represents 100,000 shares of Class A Common Stock issuable upon exercise of an option.

(5) Represents 37,500 issued and outstanding shares of Class A Common Stock and 37,500 shares of Class A Common Stock issuable upon exercise of Bridge Warrants.


(6) Represents 5,000 issued and outstanding shares of Class A Common Stock and 5,000 shares of Class A Common Stock issuable upon exercise of Bridge Warrants.


(7) Represents 7,500 issued and outstanding shares of Class A Common Stock and 7,500 shares of Class A Common Stock issuable upon exercise of Bridge Warrants.


(8) Pursuant to an agreement with the Company, and further, none of these shares may be sold by these Selling Shareholders for less than $6.00 per share.

            MARKET PRICE OF COMMON STOCK AND RELATED STOCKHOLDERS MATTERS.

     MARKET INFORMATION. The Company's Class A Common Stock and Public Warrants are listed on the NASDAQ SmallCap Market and the Boston Stock Exchange. Since the Company has been listed on the NASDAQ SmallCap Market only since mid November, 1995, quarterly information is provided for quarters since that date.


                                              High                 Low
                                              ----                 ---
Class A Common Stock
     December 31, 1995                    3  15/32             3   1/8
     March 31, 1996                       4    1/4             4   1/8
     June 30, 1996                        3    3/4             3   5/8
     September 30, 1996                   4                    3 11/16


Warrants
     December 31, 1995                         5/8                7/16
     March 31, 1996                           9/16                9/16
     June 30, 1996                           21/32               19/32
     September 30, 1996                      23/32               21/32

     The quotations represent prices between dealers in securities; they do not include retail mark-ups, mark-downs, or commissions, and do not necessarily represent actual transactions.

     HOLDERS. As of September 30, 1996, there were approximately 107 holders of record of the Class A Common Stock and 29 holders of record of Public Warrants. The Company's management estimates that there are over 1,200 beneficial owners of the Company's Common Stock and 500 beneficial owners of the Company's Public Warrants.

     DIVIDENDS. Historically the Company as an S Corporation periodically paid cash distributions to its then sole shareholder. Upon becoming a C Corporation, the Company has not declared or paid any cash dividends on its common stock and has no present plans to pay cash dividends in the foreseeable future and intends to retain earnings for the future operation and expansion of the business. Any determination to declare or pay dividends in the future will be at the discretion of the Company's Board of Directors and will depend upon the Company's results of operations, financial condition, any contractual restrictions, considerations imposed by applicable law and other factors deemed relevant by the Board of Directors. Pursuant to an underwriting agreement between the Company and Argent Securities, Inc. (the "Underwriter"), the Underwriter has certain approval rights respecting the Company's issuance of dividends until November 15, 1997.


                               SELECTED FINANCIAL DATA

     The following table presents selected financial data for the two years ended September 30, 1995, which have been derived from the Company's audited financial statements included elsewhere in this Prospectus, and unaudited historical financial data for the nine months ended June 30, 1996 and June 30, 1995. The information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and the related notes thereto. Since 1989, the Company had been treated as an S Corporation for federal and certain state income tax purposes. As a result, the Company's earnings through September 20, 1995, the termination date of S Corporation status were taxed, with certain exceptions for federal and certain income tax purposes, directly to the Company's founding shareholder. Upon closing of the Private Placement offering on September 20, 1995, the Company's status as an S Corporation terminated and the Company became subject to federal and state income taxes. See "S Corporation Status" and Note 6 to Notes to Financial Statements.


BALANCE SHEET DATA:

                                                                 JUNE  30                   SEPTEMBER 30
                                                            ---------------          ------------------------------
                                                                   1996              1995                  1994
                                                                   ----              ----                  ----
   Current assets . . . . . . . . . . . . . . . . . . . . . .      $3,200,402         $ 1,983,516       $  2,016,088
   Total assets . . . . . . . . . . . . . . . . . . . . . . .       6,551,560           5,950,042          5,539,650
   Current liabilities. . . . . . . . . . . . . . . . . . . .       2,869,003           3,585,543          2,489,590
   Long term debt . . . . . . . . . . . . . . . . . . . . . .       1,692,907           2,351,130          3,198,757
   Total liabilities. . . . . . . . . . . . . . . . . . . . .       4,561,910           6,288,173          5,688,347
   Shareholders' equity (deficit) . . . . . . . . . . . . . .       1,989,650          (1,027,004)          (148,697)
   Working capital (deficit). . . . . . . . . . . . . . . . .         331,399          (1,602,027)          (473,502)


INCOME STATEMENT DATA:
                                                             NINE MONTHS ENDED JUNE 30     YEARS ENDED SEPTEMBER 30
                                                             -------------------------     ------------------------
                                                             1996                1995         1995             1994
                                                             ----                ----         ----             ----
   Net sales. . . . . . . . . . . . . . . . . . . . . . .   $11,144,484    $10,178,889    $12,932,450    $13,942,936
   Cost of goods sold . . . . . . . . . . . . . . . . . .     7,247,478      6,642,539      8,443,912      9,074,824
   Gross profit . . . . . . . . . . . . . . . . . . . . .     3,897,006      3,536,350      4,488,538      4,868,112
   Operating expenses . . . . . . . . . . . . . . . . . .     3,880,145      3,165,099      4,136,322      4,508,770
   Income (loss) from operations. . . . . . . . . . . . .        16,861        371,251        352,216        359,342
   Net income (loss). . . . . . . . . . . . . . . . . . .       (17,636)       139,673       (444,600)        22,010
   Net income (loss) per share(2) . . . . . . . . . . . .          (.23)
   Pro forma net income (loss) (1). . . . . . . . . . . .                       92,173            924        146,510
   Pro forma net income (loss) per
     share (1)(2) . . . . . . . . . . . . . . . . . . . .                         $.04          ($.05)          $.07
   Average number of common shares outstanding (2). . . .     2,525,000      2,117,500      2,117,500      2,117,500


___________

(1) Reflects reductions in stockholder compensation of $200,000 for the year ended September 30, 1994. Also reflects expenses of $47,500, $476, and $75,500 for the nine months ended June 30, 1995, and the years ended September 30, 1995, and 1994, respectively, for income taxes as if the Company had not been an S Corporation.

(2) Pro forma net income (loss) per share of Class A Common Stock is based on pro forma net income (loss) and the weighted average of shares of Class A Common Stock and common stock equivalents outstanding during each period after giving retroactive effect to the Company's recapitalization. Shares of Class B Common Stock become convertible into shares of Class A Common Stock on a 1 for 2 basis and are considered to be Class A Common Stock equivalents.

     Pursuant to requirements of SEC Staff Accounting Bulletin No. 83, common shares issued by the Company during the twelve months immediately preceding the initial public offering (242,500 shares) at a price below the initial public offering price plus the number of common shares subject to the grant of common stock options and warrants and convertible preferred stock issued during such period (375,000 shares) having exercise or conversion prices below the initial public offering price have been included in the calculation of the shares used in computing net income per share as if they were outstanding for all periods prior to the November 15,1995 closing date of the Company's initial public offering.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          THE FOLLOWING ANALYSIS OF THE COMPANY'S FINANCIAL CONDITION AS OF AND THE COMPANY'S RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.

RESULTS OF OPERATIONS

NINE MONTHS ENDED JUNE 30, 1996 COMPARED TO NINE MONTHS ENDED JUNE 30, 1995

     SALES. Sales increased $965,595 or 9% for the nine months ended June 30, 1996, compared to the same period in 1995 primarily due to increased inventory which allowed the Company to fill customer orders and decrease lost sales, and the implementation of an aggressive marketing strategy which included free shipping, guaranteed lowest price, and ten percent discount for items not in stock.


     COSTS AND EXPENSES. Costs of sales increased $604,939 or 9% for the nine months ended June 30, 1996, compared to the same period in 1995, due primarily to the increase in sales. Gross profit as a percentage of sales remained constant at 35% during the nine months ended June 30, 1996 and 1995.


     Selling, general and administrative expenses increased by $715,046, or 23% compared to the same period in 1995. This resulted primarily from increases in advertising costs associated with the production and mailing of the Company's catalog, and the hiring of additional sales personnel in order to increase sales. In addition, general overhead increased due to the compliance and reporting requirements of being a public company.


     Other expense consisted of interest income and expense and miscellaneous income at a net expense amount of $40,997 for the nine months ended June 30, 1996, compared to $231,578 for the same period in 1995. Interest expense decreased by $70,557, or 24%, for the nine months ended June 30, 1996 compared to the same period in 1995 primarily due to $900,000 in principal reductions of long-term debt made during the first quarter of 1996. Miscellaneous income increased by $109,429 or 188% for the nine months ended June 30, 1996 compared to the same period in 1995 primarily due to income generated by the Company's affinity charge card program which began in the second quarter of 1995.


     Benefit from income taxes increased $6,500 for the nine months ended June 30, 1996. This is mainly due to a decrease in net deferred tax liabilities. Benefit from income taxes for the nine months ended June 30, 1996 increased $54,000 as compared to pro forma income tax expense for the nine months ended June 30, 1995.


     In connection with the Company's completion of a private placement on September 20, 1995, the excess of the $950,000 of cash paid and Class A Common Stock issued (which was valued at $60,000) to redeem and convert the preferred stock issued, over the private placement proceeds assigned to preferred stock ($363,265) is being accreted from the issuance date to the redemption date (November 15, 1995). This resulted in a decrease in net earnings applicable to common stock of $533,032 during the first quarter of 1996.

YEAR ENDED SEPTEMBER 30, 1995 COMPARED TO YEAR ENDED SEPTEMBER 30, 1994


     SALES. Sales decreased $1,010,486 or 7% for the year ended September 30, 1995, compared to the same period in 1994 primarily due to the inability to purchase inventory to fill customer orders as a result of marginal working capital. The marginal working capital position did not allow the Company to take full advantage of favorable terms offered by its vendors and in some cases the Company was not able to supply product to its customers due to the lack of open terms with its vendors.

     COST AND EXPENSES. Costs of sales decreased $630,912 or 7%, for the year ended September 30, 1995 compared to the same period in 1994 due primarily to the decrease in sales. Gross profit as a percentage of sales remained constant at 35% during the years ended September 30, 1995 and 1994.

     Selling, general and administrative expenses decreased by $72,448 or 8% compared to the same period in 1994. This decrease resulted primarily from reductions in advertising and general overhead.

     Other expense consisted of interest income and expense and miscellaneous income and expense at a net expense amount of $350,816 for the year ended September 30, 1995 compared to $337,332 for the same period in 1994. Interest expense increased by $8,203, or 7%, for the year ended September 30, 1995 compared to the same period in 1994 primarily due to interest paid and accrued on investor notes.

     Deferred income taxes increased $446,000 for the year ended September 30, 1995. This is due to the automatic revocation of the company's S election effective with the completion of a private placement of securities on September 20, 1995.

     In connection with the Company's private placement on September 20, 1995, the excess of the fair value of the $1,000,000 of consideration issued over the private placement proceeds assigned to preferred stock ($363,265) is being accreted from the issuance date to the redemption date (November 15, 1995). This resulted in a decrease in net earnings applicable to common stock of $113,703 and $523,032 during 1995 and the first quarter of 1996, respectively


LIQUIDITY AND CAPITAL RESOURCES.

     The following table sets forth the major components of the increase (decrease) in cash:



                                                            NINE MONTHS ENDED           YEARS ENDED
                                                            -----------------           ------------
                                                                 JUNE 30                SEPTEMBER 30,
                                                                 -------                -------------
------------------------------------------------------------------------------------------------------------

                                                            1996         1995        1995           1994
                                                            ----         ----        ----           ----
------------------------------------------------------------------------------------------------------------
                                                                        (dollar amounts in thousands)
Net cash provided by (used for) operating activities     $(1,515)      $  893       $   551     $  1,000
Net cash provided by (used for) investing activities         496         (109)         (144)         163
Net cash provided by (used for) financing activities     $ 1,180         (784)      $  (407)      (1,280)

Net  increase (decrease) in cash                         $   161       $  ---       $   ---     $   (117)
                                                         -------       ------       -------     --------
                                                         -------       ------       -------     --------
------------------------------------------------------------------------------------------------------------



    The Company's net cash provided by operating activities in the periods indicated above, except for the nine months ended June 30, 1996, has been significantly greater than its net loss. Included in net cash provided by operating activities is net income (loss) plus non-cash adjustments aggregating $747,170 and $376,800 for the fiscal years ended September 30, 1995 and 1994, respectively and $250,722 and $253,651 for the nine months ended June 30, 1996 and 1995, respectively. Depreciation expense of $301,170 and deferred income taxes of $446,000 represented the components of non-cash adjustments during the fiscal year ended September 30, 1995. Depreciation expense represented the major component of non-cash adjustments during the fiscal year ended September 30, 1994.


    Inventory levels decreased by $116,126 and $327,392 for the years ended September 30, 1995 and 1994, respectively, and increased by $675,633 and decreased by $25,681 for the nine months ended June 30, 1996 and 1995, respectively. The primary reason for the changes in the levels of inventory was the Company's working capital position. Prior to the initial public offering which closed on November 15, 1995, the Company was unable to replenish inventory, as needed, due to marginal working capital. This is also the reason for the increase in accounts payable of $273,583 for the year ended September 30, 1995 and $481,103 for the year ended September 30, 1994. The capital infusion from the initial public offering accounts for the decrease in accounts payable of $198,662 for the nine months ended June 30, 1966 compared to an increase of $687,576 for the nine months ended June 30, 1995.


    Prepaid expenses increased by $452,495 for the year ended September 30, 1994. This increase was primarily due to the consummation of the GM Agreement for $1,000,000. Of this amount, $825,000 had been paid by September 30, 1995 and the remaining $175,000 was paid in November 1995. Prepaid expenses increased by $474,537 and $167,756 for the nine months ended June 30, 1996 and 1995, respectively. This was primarily due to additional costs associated with catalog production and mailing, and prepayment of consulting fees for the nine months ended June 30, 1996.

    Cash provided by investing activities exceeded cash used for investing activities by $163,323 for the year ended September 30, 1994 primarily due to payments received on notes from a stockholder of $361,214 for the period.

    Cash used for investing activities exceeded cash provided by investing activities by $143,719 for the year ended September 30, 1995, primarily due to advances to affiliated companies in the amount of $143,339.

    Cash used for investing activities exceeded cash provided by investing activities by $109,071 for the nine months ended June 30, 1995 primarily due to advances made to affiliates of $97,732.


    Cash provided by investing activities exceeded cash used for investing activities by $496,169 for the nine months ended June 30, 1996, primarily due to repayments of notes and advances by affiliates in the amount of $561,850 during the period.


    Financing activities used cash of $1,280,666 for the year ended September 30, 1994 primarily due to repayment of long term debt of $960,666 and payment of distributions from S Corporation earnings in the amount of $412,883.

    Financing activities used cash of $407,309 for the year ended September 30, 1995. This resulted from the excess of repayments of long-term debt of $387,017, payments on capital lease obligations of $46,375, deferred public offering costs of $463,081, deferred financing costs of $61,500, and distributions of S Corporation earnings of $320,004 over proceeds from sale of common stock of $211,905, proceeds of sale of preferred stock of $363,265, and issuance of long term debt of $295,498.

    Financing activities used cash of $784,093 for the nine months ended June 30, 1995 primarily due to payment of distributions from S Corporation earnings in the amount of $270,000 and deferred public offering costs of $412,883.

    Financing activities provided cash of $1,179,586 for the nine months ended June 30, 1996. This resulted from the excess of proceeds from the sale of common stock of $3,219,075 over repayments of long-term debt of $1,025,044, payments on capital lease obligations of $26,272, redemption of preferred stock of $950,000, and dividends paid to preferred stockholders of $18,106.


    The Company had negative working capital at September 30, 1995 in the amount of $1,602,027 which resulted primarily from a 1993 forgiveness of debt on loans due from the stockholder. The Company had working capital at June 30, 1996 in the amount of $331,399. The management of the Company has developed and implemented strategies to meet future liquidity needs. These strategies include
(i) an initial public offering of the Company's Class A Common Stock which was completed on November 15, 1995; (ii) refinancing of the Company's mortgage to obtain more favorable terms, and arranging a revolving line of credit to finance its seasonal increase in inventory and annual catalogue production costs, which was accomplished in September, 1996; and (iii) a tighter control on overall costs. The management of the Company believes that these actions, in addition to the improved working capital position at June 30, 1996, will allow the Company to meet its future liquidity needs.

    In the past, the Company advanced funds to Mr. Eckler (its then sole
shareholder) for his use to invest in other, unrelated business ventures.   Mr.
Eckler, through various entities, purchased real property and entered into mortgage commitments with certain financial institutions. As a condition of the mortgages, the Company was required to guarantee such loans. The Company funded these advances through its working capital by reducing inventory levels. This resulted in the Company's inability to adequately fill sales orders thereby reducing sales and cash flow.

    The Company renegotiated with various lenders to eliminate guarantees on the related entities' loans. The Company further terminated lease contracts with related entities thereby decreasing occupancy costs. The Company is no longer advancing funds to Mr. Eckler or his affiliated entities. Mr. Eckler repaid outstanding balances on loans from the Company to him and his affiliated entities upon completion of the initial public offering. The Company does not anticipate any new transactional activity between the Company and Mr. Eckler or his affiliated entities. However, in the event any such transactions were proposed, they would be subject to full disclosure to and authorization by a majority of Board members or Board-appointed committee not having an interest in the transaction, full disclosure to and approval of a majority of the shareholders who do not have an interest in the transaction, or the transaction is fair and reasonable as to the Company under Florida law at the time it is authorized by the Board or the shareholders. Further, affiliated transactions having fair market values exceeding certain statutory amounts are required to be approved by holders of two-thirds of the voting shares other than the shares beneficially owned by the shareholder interested in the transaction, unless the transaction is approved by majority vote of disinterested directors.


    In September, 1996, the Company refinanced the $2.1 million NationsBank loan, which was secured by the Company's real and personal property, matured on October 1, 1997, and carried an interest rate of 3% above the prime rate quoted by NationsBank. The Company's monthly interest payments under the NationsBank note were $22,000 and an interim balloon payment of $750,000 was due in October, 1996. In replacement thereof, the Company obtained a $2.4 million loan from Barnett Banks, Inc. ("Barnett Banks") in September, 1996, secured by the Company's real and personal property, on terms the Company's management believes
are more favorable to the Company.    The new Barnett Banks loan matures on
September 30, 1999. The Company is obligated to make monthly payments of $13,333 principal plus interest at the rate of 1.5% above the prime rate quoted by Barnett Banks from time to time. After using the loan proceeds to pay off the NationsBank loan in the amount of $2,197,623, a first mortgage on certain real property owned by the Company in the amount of $130,902, and loan closing costs in the amount of $54,009, the Company received net loan proceeds of approximately $17,466.


    In September, 1996, the Company also obtained a $1 million revolving line of credit from Barnett Banks. Any outstanding principal balance will bear interest at 1.5% above the prime rate quoted by Barnett Banks. Interest is payable monthly and any unpaid principal balance, plus accrued and unpaid interest, is due on demand. After payment of closing costs in the amount of $143,823, the Company had an available line of credit at September 30, 1996 of $856,176. Included in the closing costs of $143,823 was approximately $130,00 to pay off capital leases secured by computer equipment. However, the total principal balance outstanding on the line of credit at any time shall not exceed, prior to or after a request for a draw or advance, the lesser of (i) $1,000,000, (ii) 70% of the Company's accounts receivable that meet certain criteria, (iii) 50% of the Company's inventory that meet certain criteria, (iv) 25% of work in process in molds.


    The capital infusion from the Company's initial public offering permitted the Company to commence increasing inventory levels to enhance more favorable terms with its lenders and take advantage of quantity and cash discounts. Similarly, the Company's management believes that the addition of the new line of credit available from Barnett Banks will enhance the Company's management of cash flow, and further facilitate the Company's ability to build inventory for its peak marketing season and fund catalog production costs which approximate $950,000 annually. The Company believes that this will facilitate improvement of its sales and gross margins. Prior to obtaining the line of credit, the Company was required to utilize its own cash in the approximate amount of $1,200,000 for costs associated with the publication and mailing of its
catalogue in preparation for its peak selling season.   This affected the
Company's cash flow and Company's ability to keep on hand sufficient inventory to meet product demand during the peak selling season. The Company's management believes that the availability of the line of credit will also further enhance the Company's ability to purchase and manufacture inventory under the GM Agreement which will also result in an increase in sales and cash flow. The Company believes that its refinancing of bank debt and the obtaining of a revolving line of credit will provide the Company with sufficient cash to meet its needs for the foreseeable future.

S CORPORATION ELECTION

    Effective October 1, 1989, the Company elected to become an S Corporation for Federal and Florida income tax purposes. As such, the Company generally had not been subject to Federal or certain state income taxes, but its income had been taxable to its shareholders. The Company's status as an S Corporation was terminated upon the closing of the Private Placement on September 20, 1995 and the issuance of the Class A Common and preferred stock.

    The Board of Directors authorized distributions to the sole shareholder of the Company in the amount of $320,004 and $450,000 for the years ended September 30, 1995 and 1994, respectively.

SEASONALITY

    The business of the Company is subject to seasonal fluctuations. Historically, the business has realized a higher portion of its revenues in the third and fourth quarters of the Company's fiscal year and the lowest portion of its revenues in the first quarter. The business of the Company is particularly dependent on sales to Corvette enthusiasts during the spring and summer months. This is the time of year that Corvette enthusiasts are preparing for upcoming car shows that are held in the late summer and early fall.

INFLATION

    Although the effects of inflation on the Company cannot be accurately determined, the Company does believe that inflation has had a significant impact on the Company's results of operations for the periods presented. Historically, the Company has been generally unable to pass price increases on to customers due to the competitive environment in which the Company operates. Management believes it has been able to minimize the effect of inflation by decreasing its operating costs, increasing its employee productivity and fully utilizing its marketing capabilities.


                                      BUSINESS

    GENERAL.  The Company, also known as "Eckler's", was incorporated in
Florida in 1973.   The Company is a major manufacturer and supplier of
aftermarket parts for Corvettes. The Company's marketing tool is its catalogue offering approximately 17,000 items of Corvette maintenance and restoration parts, accessories, and gift and apparel items. The Company entered into an agreement with General Motors affording it a right of first refusal to purchase Corvette parts discontinued from manufacture by GM and to acquire exclusive
rights to tooling for the discontinued parts.   The Company and General Motors
are currently implementing the agreement which the Company anticipates will result in substantial increases in sales revenue.

    Until September 20, 1995, the Company had been a Subchapter S Corporation wholly-owned by Ralph H. Eckler. On that date, the Company converted to a C Corporation as a result of a private placement of $1,000,000 of Class A Common and Preferred Stock. Further, in November 1995, the Company became a public company upon the closing of its initial public offering of 840,000 Units, each Unit consisting of one share of Class A Common Stock and one redeemable Class A Common Stock Purchase Warrant (the "Public Warrants") for gross proceeds to the Company of $4,200,000. The Class A Common Stock and the Public Warrants are separately tradable and are listed on the NASDAQ SmallCap Market and the Boston Stock Exchange.

    Included in the Company's initial public offering were 360,000 Shares of Class A Common Stock sold by Ralph H. Eckler, the Company's then majority shareholder, for gross proceeds of $1,800,000, from which he repaid the Company $570,000 representing the remaining outstanding balances of loans the Company had in previous years made to Mr. Eckler and various entities owned by Mr. Eckler.

    As a result of the foregoing private and public financings, the Company was able to decrease balances on long term debt, reduce trade payables, increase inventory, complete advance royalty payments under the GM Agreement, commence implementation of the GM Agreement, and purchase additional equipment. Prior to the public financing, the Company experienced cash flow deficiencies and was unable to meet many of its obligations as they became due. During that time period, the Company made substantial loans and distributions to Mr. Eckler and his affiliated entities for other projects resulting in a decrease in inventory and sales. Although the Company anticipates increased sales volume and a profitable level of operations, there is no assurance that the Company's efforts will be successful. There are many events and factors impacting the Company's business over which the Company has little or no control including, without limitation, economic conditions generally affecting the public's ability and willingness to purchase collectible vehicles and parts, delays in obtaining product, and competitors' products. There can be no assurance that future operations will be profitable or will satisfy future cash flow requirements.
See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    PRODUCTS AND MARKETS. For the fiscal years ended September 30, 1995 and 1994, the Company's sales mix of its basic product lines was 49.5% and 48%, respectively, for accessories; 38% and 37%, respectively, for restoration parts; 9.5% and 11%, respectively, for maintenance items; and, 3% and 4%, respectively, for gift and apparel items.

    ACCESSORIES. The accessory items sold by the Company are primarily those products that enhance the appearance and/or functionality of the Corvette. These items can generally be readily installed by the end user and are typically purchased by retail customers. Examples of popular accessory items include car covers, floor mats, nosemasks, radios and car care products. The Company also includes its manufactured, customized fiberglass parts in this category.

    RESTORATION PARTS. These parts are items that restore the Corvette to its original condition. Such products may require certain skills and tools to install and are purchased primarily by dealers and repair shops as opposed to retail customers. Restoration parts include body panels, interior trim (seats, seat covers, dash boards), wheels, emblems and moldings. Some Company-manufactured fiberglass parts are included in this classification if the part is manufactured to resemble the original part as opposed to custom made parts which are considered accessories. The Company's management anticipates this product line to increase substantially with the implementation of the Company's license agreement with GM. Under that agreement, the Company is licensed to manufacture, sell, distribute and market numerous parts discontinued by GM which the Company can sell under the GM Restoration Parts trademark for various Corvette model years. The model years of the Corvettes for which GM will declare parts obsolete and whether a particular part for any model year is declared obsolete are discretionary with GM. See "General Motors Agreement."

    MAINTENANCE ITEMS. The Company offers an array of items which enable Corvette owners to maintain their cars in optimum condition. These are items that are generally considered do-it-yourself type products and are typically purchased by retail customers. They include carburetors, valves, engine parts, and chrome parts that enhance the overall appearance of the car.

    GIFT AND APPAREL ITEMS. Such items include T-shirts, jackets, key rings, clocks, cup holders, luggage and other novelty items. These products are principally purchased by retail customers.

    GENERAL MOTORS AGREEMENT. In December 1993, the Company entered into a Reproduction and Service Part Tooling License Agreement with General Motors Corporation, Service Parts Operations ("GM") (the "GM Agreement"). Under the GM Agreement, the Company is licensed to manufacture, market, sell and distribute a wide variety of Corvette automotive parts under the GM trademark "GM Restoration Parts" for restoration of Corvettes, pursuant to which the Company will pay GM royalties on licensed parts the Company sells. Corvette restoration parts licensed by GM to the Company are parts that have been discontinued by GM and include body panels, interior trim, convertible tops, wheels, moldings, lights, brackets, grilles, headlight mechanisms, bumpers, inner fenders and miscellaneous similar parts. Pursuant to the GM Agreement, the Company is required to meet and maintain GM's quality standards for all licensed Corvette parts manufactured and sold by the Company.

    Due to the complexity of licensing such a broad range of parts, the Company has been working closely with GM to implement the GM Agreement in order to market the first group of licensed products to its existing customer base and to the approximately 4,500 Chevrolet dealerships worldwide. The initial term of the GM Agreement continues through July 31, 2000 with two consecutive five-year renewal options to July 31, 2010. As consideration for the GM Agreement, the Company paid GM an advance of $1,000,000 against future royalties on sales of licensed parts through July 31, 1997 ("Advance Payment"). The renewal options are subject to the Company making certain minimum net royalty payments to GM of at least

$750,000 during the 12 months immediately preceding the first renewal term and at least $1,000,000 during the 12 months immediately preceding the second renewal term.

    For each twelve month period commencing August 1, 1997 through July 31, 2000, and annually thereafter during any renewal term, the Company is obligated to pay to GM a percentage royalty up to a maximum of 8% on net sales, with a minimum of $500,000 annually in royalties for net sales of the licensed parts (i.e., gross sales of licensed parts less quantity discounts and returns for damaged goods); provided, however, if during the period December 1, 1993 through July 31, 1997 aggregate royalties of $1,000,000 are not achieved, then the guaranteed minimum for the period August 1, 1997 to July 31, 1998 shall be reduced (up to a maximum of $200,000) by an amount equal to the difference between the $1,000,000 Advance Payment and actual royalties paid. The guaranteed minimum royalties beginning after August 1, 1997 are payable in quarterly installments.

    GM LICENSED PARTS AND GM TOOLING. Based upon its discussions with GM, the Company's management estimates that GM will be discontinuing thousands of Corvette parts during the term of the GM Agreement. As each part covered by the GM Agreement is discontinued by GM, the Company will also have the right of first refusal to use the same tooling, when available, which GM and/or its authorized suppliers have been using to produce the parts (provided there are no pre-existing GM license agreements or written GM policies which conflict with or prohibit such and that the tools are not common to other non-licensed, not yet GM obsolete parts). If the Company elects to utilize the tooling, the Company will in most cases have the option of submitting manufacturing requests to and contracting with the present manufacturer where the tooling is housed to produce the parts or to have the tooling moved to another manufacturer. The primary expense in utilizing the tooling will be in relocating and refurbishing the equipment, if necessary. In addition, in the event that the part is discontinued and GM has maintained an inventory of a particular part, the Company will have a right of first refusal to purchase the existing inventory on terms that the Company believes are favorable. The Company believes that the purchase and resale of this inventory will give the Company a substantial market advantage for those particular parts insofar as the competition will not have access to these particular parts utilizing the GM Restoration Parts trademark. In connection with manufacturing and marketing the licensed parts, the GM Agreement grants the Company a license to use the GM trademark, "GM Restoration Parts," and GM part numbers associated with the licensed parts. To date, GM has identified various parts that are subject to the GM Agreement, and has transferred to the Company various technology and tooling for certain parts declared obsolete by GM. As a result of the Company's recent influx of capital, the Company has commenced manufacturing such parts through third party manufacturers and has commenced purchasing inventory of discontinued GM parts. Although prior to the Company's IPO, it had not yet manufactured parts with GM tooling nor purchased inventory of discontinued parts from GM, the Company had sold parts from its own inventory under the GM Restoration Parts label since 1993.

    BENEFITS. Among the benefits of this program, in addition to utilization of the GM tooling as previously described, is the use of the GM Restoration Parts trademark on each restoration part sold by the Company. When GM discontinues a Corvette automotive part covered by the GM Agreement and licenses the part to the Company, GM dealers, including Chevrolet dealerships, upon inquiry about the discontinued part, will be directed to the Company for that part through GM's computerized parts directory and the GM Restoration Parts Reference Guide. As a result, the Company will have a built-in prospective customer base with GM dealerships. In addition, independent body and repair shops will also be able to purchase licensed Corvette Restoration Parts directly from the Company.

    CORVETTE MODEL YEARS. Under the GM Agreement, the Company is presently licensed to sell a variety of discontinued parts for Corvettes for various model years. The model years of the Corvettes for which GM will declare parts obsolete and whether a particular part for any model year is declared obsolete are discretionary with GM.

    SALES, AND DISTRIBUTION METHODS. The Company typically generates its revenues through three different mediums: catalog sales, showroom sales and mail-in orders.

    CATALOG. The Company markets its products primarily through the distribution of the "Eckler's" catalog which markets approximately 17,000 items and historically has generated most of the Company's revenues. The Company has printed its catalog annually since 1972 and currently prints 400,000 catalogues for distribution in February of each year. In each of February 1994 and February 1995, the Company distributed over 270,000 copies of its catalog to existing and prospective customers, both retail and wholesale. The remaining catalogues were distributed pursuant to individual requests.

    The Company's telemarketing staff is principally an inbound, order-taking department. During the fiscal years ended September 30, 1994 and 1995, catalog sales accounted for approximately 93% of the Company's revenues. The Company's sales force specializes in selling Corvette parts and accessories. This group handles in excess of 600 inquiries daily and processes an average of 285 orders daily. Through the Company's Management Information System ("MIS"), management is able to evaluate sales performance daily as well as track the Company's total sales, back orders, inventory levels, price and product changes, and other related statistics.

    SHOWROOM SALES. For the fiscal years ended September 30, 1995 and September 30, 1994, the Company generated approximately 6.5% and 6%, respectively, of its total revenue through its 5,000 square foot Titusville showroom where it displays over 3,000 items from its product line. Annually, more than 20,000 people visit the Company's Titusville showroom.

    OTHER ADVERTISING AND PROMOTIONS.. In addition to its catalog, the Company advertises in magazines and trade publications that are directed toward the Corvette owner or dealer. The primary purpose of the ads is to introduce the Company to new Corvette owners and shops who are not already familiar with the Company name as well as promote actual product sales.

    The Company also sponsors various promotional programs including a program that matches a competitor's price if lower than the Company's, a Restoration Club program pursuant to which customer-members are given discounts on specified products, and an annual "Corvette Reunion" held at the Company's main facilities where, during one weekend in October, thousands of Corvette enthusiasts gather to participate in or view a Corvette car show and auction, tour the Company's facilities, and purchase products sold by the Company and various automotive parts vendors.

    GEOGRAPHIC CONCENTRATION OF SALES.  In fiscal years ended September 30,
1995 and September 30, 1994, domestic sales accounted for approximately 97% and 96.5%, respectively, of the Company's total, with the states of Florida, Pennsylvania, New Jersey, New York, Indiana, Illinois, Ohio, Texas, Michigan and California constituting approximately 50% of total sales. International sales accounted for 3% and 3.5% of total sales in fiscal 1995 and 1994, respectively. The international market will be a new area of concentration for the Company. The Company currently distributes parts in Japan, and is increasing distribution of its products in Europe. To continue expanding this market, the Company prints order blanks in three different foreign languages (French, German, and Japanese) and has added the Language Line from AT&T which allows access to interpreters in any language.

    SOURCING AND PRODUCTION. A substantial majority of the Company's products are obtained from many independent manufacturers who produce parts to Corvette specifications to the extent such items are standard equipment on Corvettes. In the case of accessories and gift and apparel items, such items are purchased by the Company from various manufacturers and distributors.

    In addition, the Company recently added to its product line the GM restoration parts licensed to the Company under the GM Agreement. The Company is sourcing its GM restoration parts by having them made by third party manufacturers and by purchasing inventory of discontinued parts directly from GM. In those cases where the Company has the restoration parts manufactured, the Company selects manufacturers that can produce the restoration parts most economically while meeting delivery requirements and maintaining product quality. Through such relationships, the Company anticipates continuing sources for the supply of its products, thereby accommodating variations in market demand.

    The Company owns all of the tooling for its exclusive products, such as Corvette fiberglass molds. All of the Company's manufacturing employees are cross-trained to perform each production step for a particular product. In addition, individual production stations can be easily retooled to respond to market demands.

    CERTAIN TRADEMARKS AND LICENSES. The Company does business under the name of "Eckler's" which is a registered trademark of the Company in the United States and Japan. In addition to the license granted to the Company under the GM Agreement discussed above, the Company entered into the following license agreements with GM.

    TRADEMARK LICENSE AGREEMENT FOR ACCESSORIES. Effective October 13, 1992, the Company and General Motors Corporation, Service Parts Operations, entered into a Trademark License Agreement pursuant to which the Company has the non-exclusive right to use certain GM trademarks in connection with the manufacture, sale, promotion and distribution of pre-approved accessory items. Some of the licensed trademarks utilized by the Company for accessory items are "CORVETTE," "VETTE," and Corvette body designs. For this right, the Company pays GM a percentage royalty on net sales of licensed products, with a guaranteed minimum of $7,500 annually. The agreement terminated on December 31, 1995, and the Company is in the process of renewing the agreement.

    TRADEMARK LICENSING AGREEMENT FOR GIFT AND APPAREL ITEMS. Effective October 14, 1992, the Company and Chevrolet Motor Division, General Motors Corporation, entered into another Trademark Licensing Agreement pursuant to which the Company has the non-exclusive right to use certain GM trademarks in connection with the manufacture, sale, promotion and distribution of pre-approved novelty, gift and apparel items. The Company pays GM a percentage royalty on net sales of licensed products, with a guaranteed minimum of $1,500 annually. The agreement terminates April 30, 1997, but is subject to renewal at the expiration date if the parties mutually agree.

    COMPETITION. The Company competes directly with a number of local, regional and national suppliers of aftermarket Corvette automotive parts. Some of the Company's competitors have greater financial, marketing and other resources than the Company. The Company has identified nine competitors, five of which are located in the mid-west, one in California, one in Texas, one in Pennsylvania and one in Virginia. Although the Company believes that its prices are competitive for similar products, certain competitors may have greater financial resources than the Company so as to permit more aggressive pricing.

    The Company has over 500 product suppliers with no single source accounting during each of the fiscal years 1995 and 1994 for more than 5% of purchases. Of the Company's 75,000 customers, no single customer accounts for more than 5% of total revenues during the Company's most recent fiscal year.

    SEASONALITY. The Company has historically recorded losses during its first and second fiscal quarters October 1 through March 31. Historically, the Company's prime selling season has been March through August, and the largest portion of the Company's revenues are realized in the third and fourth quarters of the Company's fiscal year.

    EMPLOYEES. As of October 30, 1996, the Company employed approximately 70 individuals on a full-time basis.

PROPERTY.

    The Company's main facilities are located at 5200 South Washington Avenue, Titusville, Florida, on approximately 5.57 acres (the "Main Facility"). Three buildings comprise the Company's Main Facility as follows: one building of approximately 33,000 square feet housing the Company's main office, showroom and a warehouse; a building of approximately 29,750 square feet housing the Company's manufacturing facilities where the Company manufactures Corvette body parts; and a third building of approximately 24,825 square feet serving as an additional warehouse and the Company's shipping and receiving department. The Company also owns additional undeveloped acreage adjacent to its Main Facility, comprising approximately 5.3 acres (the "Undeveloped Property").

    The Main Facility and the Undeveloped Property are subject to a mortgage and security agreement in favor of Barnett Bank, N.A., with an outstanding principal balance of $2.4 million, which loan was obtained in September, 1996 and which refinanced an existing mortgage on the Company's property held by NationsBank. The Barnett Bank loan is also secured by the Company's machinery, equipment, fixtures, and other personal property, including trade names. The loan bears interest at 1.5% above the prime rate as periodically quoted by Barnett Bank. Commencing in October, 1996, and monthly thereafter, until August 30, 1999, the Company is obligated to make monthly payments of $13,338 principal plus interest at the rate of 1.5% above the prime rate as quoted by Barnett Bank from time to time. The loan matures on September 30, 1999, when the outstanding principal balance, and accrued and unpaid interest, is due and payable.


    Concurrently with refinancing its mortgage debt in September, 1996, the Company obtained a $1 million revolving line of credit from Barnett Bank. Any outstanding principal will bear interest at 1.5% above the prime rate quoted by Barnett Bank. Interest on the outstanding principal balance is paid monthly and any unpaid principal balance, plus accrued and unpaid interest, is due on demand. The outstanding principal balance of the line of credit as of September 30, 1996 was $143,823, leaving an available line of credit of $856,176.
However, the total principal balance at any time outstanding on the line of credit note shall not exceed, prior to or after a request for a draw or advance, the lesser of (i) $1,000,000, (ii) 70% of the Company's accounts receivable that meet certain criteria, (iii) 50% of the Company's inventory that meet certain criteria, (v) 25% of work in process in molds. The line of credit is secured by the Company's accounts receivable, inventory, chattel paper, equipment and general intangibles.


    Each of the mortgage loan and line of credit facility contain cross-default provisions pursuant to which a default under one loan will trigger a default under the terms of the other loan. There are various financial and other covenants of the Company contained in the loan documents, including the covenant of prompt payment. If the Company defaults under one of the loans, Barnett Banks may accelerate the amounts due under both loans, which would have a material adverse affect on the Company's business.

    The Company leases approximately 10,680 square feet of one of its buildings to Titusville Chevrolet-GEO, Inc., which utilizes the space as offices and a service center. The lease is a one year lease commencing February 15, 1996 and is subject to renewal for two consecutive additional one year terms. The annual rent for the first year is $31,020, and if renewed for a second and third year, $43,020 and $53,020, respectively. The Company also leases to Titusville Chevrolet-GEO, Inc. approximately 10,500 square feet of land pursuant to a three-year land lease commencing on February 15, 1996. The annual rent for the first year is $12,000, and increases $500 per year for each of the second and third years. Titusville Chevrolet-GEO, Inc., formerly owned by an affiliate of Ralph H. Eckler, was sold to a third party unrelated to Mr. Eckler, the Company or any of their affiliates.

LETTER OF INTENT FOR COMBINATION OF THE COMPANY WITH SMART CHOICE HOLDINGS, INC.

    On October 28, 1996, the Company entered into a letter of intent with Smart Choice, a newly organized, privately held Delaware corporation for the purpose of combining the two companies. The combination would be effected by the holders of Smart Choice securities exchanging all of their securities for
6.5 million shares of the Company's Class A Common Stock. To the extent the Company does not have a sufficient number of Class Common Stock authorized, unissued and unreserved, the Company will issue one-half share of the Company's Class B Common Stock for every share of Class A Common Stock it is unable to issue. The resulting company would be known as Smart Choice Holdings, Inc. (or other name)(previously defined as "Smart Choice Holdings") which would be comprised of four divisions: corvette parts and accessories (the "Eckler Division"), new car sales, used car sales, insurance, auto finance and leasing. The primary focus of the combined companies would be the establishment of a network of neighborhood stores for the financed sales of new and used cars, with a specific focus on sub-prime borrowers. The combined companies would be acquiring various used car dealerships and finance companies for purposes of offering a full-service package to customers for one-stop transportation shopping encompassing automobiles, warranties, service, financing, leasing and insurance. Although Smart Choice Holdings, Inc. has entered into several purchase contracts, letters of intent and/or oral agreements in principal to acquire certain new and used car sales and finance companies, there can be no assurance that the acquisitions will be successfully completed and closed. Further, there is no assurance that, given the highly competitive nature of the industry and the need for significant additional capital to fund the acquisitions, that the resultant company will be successful in meeting its goals.


         In order to complete the transaction contemplated by the letter of intent, the parties must satisfy and perform certain conditions, including, but not limited to: (a) the negotiation and execution of a definitive stock exchange agreement on or before November 30, 1996; (b) the closing of a definitive stock exchange agreement on or before December 31, 1996; (c) opinions of counsel for the Company and Smart Choice as is customary for a transaction of this type; and (d) fairness opinions from the parties' respective investment bankers as to the transaction from a financial point-of-view. Following is a summary of certain provisions of the letter of intent. However, there is no assurance that a definitive agreement will be entered into by the Company and Smart Choice, or if entered into, that it
will contain the same terms as described below.   The approval of the
consolidation is not required by the Company's shareholders, however, the Company's Board of Directors has an obligation to act in the best interests of the Company's shareholders.

    As a result of the combination, the Company will be reorganized into a holding company, known as Smart Choice Holdings, Inc. (previously defined as "Smart Choice Holdings"), or other name designated by Smart Choice, that will encompass four divisions: Corvette parts and accessories, new car sales, used car sales, insurance, and auto finance and leasing. The reorganized company will operate as a division of Smart Choice Holdings (the "Eckler Division") and would continue to be headquartered in Titusville, Florida.
The primary focus of Smart Choice Holdings would be the establishment of a network of neighborhood stores for the financed sales of new and used cars, with a specific focus on sub-prime borrowers. It is anticipated that the combined companies would acquire various car dealerships and finance companies for purposes of offering a full-service package to customers for one-stop transportation shopping encompassing automobiles, warranties, service, financing, leasing and insurance. Although Smart Choice has entered into several purchase contracts, letters of intent and/or oral agreements in principle to acquire certain used car sales and finance companies, there can be no assurance that the acquisitions will be successfully completed and closed.



    The letter of intent provides for a stock for stock exchange whereby the holders of Smart Choice's outstanding common stock and securities convertible into common stock shall exchange their shares and/or rights to acquire Smart Choice stock for 6,500,000 shares of the Company's Class A Common Stock. To the extent that there are insufficient authorized, unissued and unreserved Class A shares, the Company shall issue one-half shares of its Class B Common Stock for every share of Class A Common Stock that it is not able to issue as a result of such unavailability. Thus, the Company's shareholders will become shareholders of the resulting reorganized public company, Smart Choice Holdings.



    The letter of intent provides that upon the consummation of the consolidation, Ralph H. Eckler would surrender certain warrants, options and other contract rights to acquire the Company's shares that he holds (except for options he holds under the Company's stock option plans or issued to him in his capacity as a director) in exchange for 5 year options to acquire 100,000 shares of the Company's Class A Common Stock at $8.75 per share and 5 year options to acquire 50,000 shares of the Company's Class A Common Stock at $10.00 per share. Mr. Eckler's employment agreement will be modified pursuant to which he will relinquish all existing salary and bonus provisions and in lieu thereof, he would be entitled to receive (i) $800,000 ($200,000 of which would be placed in escrow and made payable January 15, 1997, and the balance of which would be payable upon the earlier of the completion of a secondary public offering or April 30, 1997), and (ii) an annual salary of $125,000 through September 30, 1998 and $150,000 for each fiscal year beginning October 1, 1998 and ending September 30, 2002, and a performance bonus equal to 4% of the profits of the Eckler Division before deductions for interest, depreciation, and taxes. Mr. Eckler would continue to serve as the Chairman of the Eckler Division; however, representatives of Smart Choice would have the right to appoint new officers of the new holding Company. The new company would also indemnify Mr. Eckler against liabilities arising as a result of his guarantees of various Company loans. Mr. Eckler would continue to receive a 2% annual fee, payable quarterly, calculated on the outstanding principal balance of loans of the Company guaranteed by Mr. Eckler. See "CERTAIN TRANSACTIONS."



    If the combination is consummated, the Board of Directors of the new public company, Smart Choice Holdings, would be expanded to seven members, three of whom would be appointed by representatives of Smart Choice and three of whom would be appointed by representatives of the Company, all of whom would in turn appoint the seventh director.



LEGAL PROCEEDINGS


    The Company was a named defendant in two foreclosure actions filed by banks pertaining to mortgaged commercial properties owned by affiliates of the Company. These proceedings were settled in September 1995 and the Company was released as a guarantor and from certain master leases. See "Certain Transactions." The Company is not involved in any litigation or legal proceeding the outcome of which would materially adversely affect the Company. There can be no assurance that any future legal proceedings will not have a material adverse effect on the Company's business, reputation or financial condition.

                                      MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the names, ages, addresses and positions with the Company as of the date of this Prospectus of all of the officers and directors of the Company. Also set forth below is information as to the principal occupation and background for each person in the table.


     NAME                     AGE             POSITION AND OFFICE
     ----                    ----             -------------------
Ralph H. Eckler               53     President, Chief Executive Officer,
                                      Secretary, Treasurer, Director and Founder
Ronald V. Mohr                44     Vice President of Finance and
                                      Administration; Director
Donald A. Wojnowski, Jr.      36     Director
Joseph Yossifon               50     Director
G. Edward Mills               51     Senior V.P. -- Operations
Michael G. Wilson             47     Vice President Sales and Marketing
Ernest Restina                37     Controller


     Ralph H. Eckler has served as President, Chief Executive Officer and as a Director of the Company since its inception in 1973. Prior thereto, Mr. Eckler was the principal and served as the product designer to the Company's predecessors which were Eckler's Corvette Shop (founded in 1961 in Illinois) and Eckler's Corvette Custom Center (founded in 1966 in Illinois). Concurrent with his management of the Company, Mr. Eckler also identified market opportunities and established new business operations in the automotive, property management and marine industries. Mr. Eckler has also served as President and a director and is a majority shareholder of Eckler Enterprises, Inc. since 1990, Eckler Development, Inc. since 1988, and Eckler Water Sports, Inc. (a manufacturer of pleasure boats) since 1993.

     Ronald V. Mohr, a Director and officer, serves as the Vice President of Finance and Administration of the Company and has served as the Company's Chief Financial Officer since June 1982. Prior to that time, Mr. Mohr had eight years of financial and management experience. He was the sole proprietor of Mohr Construction from 1980 to 1982, which primary business was housing remodeling. From 1975 to 1980, Mr. Mohr served as Controller of Kusel Equipment Company, a food processing equipment manufacturer located in Watertown, Wisconsin, and from 1974 to 1975 he was a staff accountant at Livesey Enterprises, a commercial developer located in Madison, Wisconsin. Mr. Mohr obtained his B.B.A. in Accounting from the University of Wisconsin in 1974.




     Donald A. Wojnowski, Jr. has been a director of the Company since February 12, 1996. Since 1992 he has been a stockbroker and registered principal of Empire Financial Group, an NASD registered broker dealer. From 1987 to 1992, Mr. Wojnowski was a stockbroker with Dean Witter Reynolds in Cocoa Beach, Florida, and was a stockbroker in 1987 with Royall Alliance (Intergrated Resources), located in Cocoa Beach, Florida, and from 1982 to 1987 he was a stockbroker with E.F. Hutton & Co., located in Cocoa Beach, Florida.

     Joseph Yossifon has been a director of the company since February 12, 1996 and since 1985 has been self-employed as an independent investor in real estate and securities. From 1976 to 1985 he was the president of A-1-A Discounts, an appliance retailer located in Orlando, Florida.

     G. Edward Mills has served as Senior Vice President of Operations for the Company since April 1992 and is responsible for the Company's manufacturing, engineering/tooling, warehousing, fulfillment requirements, and quality control activities. From January 1973 to April 1992, Mr. Mills served as General Manager for the Company. Before being hired by the Company in January 1973 as its General Manager, Mr. Mills worked as a printer with Wagoner Printing Company located in Illinois.

     Michael G. Wilson serves as Vice President of Marketing and Sales for the Company and has held this responsibility since joining the Company in May 1981. Prior thereto, from January 1979 to May 1981, Mr. Wilson was the Director of Advertising and Sales Promotion for Autotronic Controls Corporation, an aftermarket automotive parts manufacturer, a division of General Dynamics. Prior to his employment with Autotronic, Mr. Wilson spent two years promoting convention sales for the City of El Paso, Texas. Mr. Wilson holds a B.B.A. degree in Marketing from the University of Texas.




     Ernest Restina joined the Company in November 1995 as the Company's Controller. Prior to his employment with the Company, from 1994 to 1995, Mr. Restina was a senior accountant with Berman Shapiro Hopkins & Company, Certified Public Accountants and business consultants, located in Merritt Island, Florida. From 1988 to 1994, he was a senior accountant with Retz Baker P.A., CPAs Titusville, Florida. From 1986 to 1988, Mr. Restina served as Business Manager for Jon-Glenn Chevrolet, Inc., Titusville, administering that firm's accounting, payroll and inventory management system. Mr. Restina was General Manager and Vice President of Bob Restina Chevrolet, Inc., Titusville, from 1983 to 1986. Mr. Restina is a Certified Public Accountant and holds a B.S.B.A. degree in accounting from the University of Central Florida.

EXECUTIVE COMPENSATION

     Only Ralph H. Eckler, the Company's President and its chief executive officer, received compensation in excess of $100,000 during the fiscal years ended September 30, 1995 and 1994. Except as set forth in the table below, no bonuses or other compensation were paid during fiscal year ended
September 30, 1995.


                              SUMMARY COMPENSATION TABLE



                                 ANNUAL COMPENSATION
                                 -------------------
                                  FISCAL YEAR                      OTHER ANNUAL
NAME AND PRINCIPAL POSITION        ENDED 9/30   SALARY    BONUS    COMPENSATION
---------------------------       -----------  --------  -------   ------------
RALPH H. ECKLER, PRESIDENT
(CEO)                                 1995     $105,776     --         --
                                      1994     $300,000  $13,385       --


EMPLOYMENT AGREEMENT

     The Company entered into an employment agreement with its sole shareholder, Ralph H. Eckler, effective as of May 23, 1995. Under the employment agreement, Mr. Eckler shall serve as Chief Executive Officer and President of the Company. The term of the agreement is seven years. The agreement is automatically renewable for two successive two-year terms, unless notice of termination is given prior to a renewal period. The agreement provides that Mr. Eckler shall receive an initial annual base salary of $100,000. Such base salary increases to $150,000 for the second and third years of the agreement, and to

$175,000 and $200,000 for the fourth and fifth years of the agreement, respectively. The base salary increases to $250,000 for the sixth, seventh and eighth years, and is subject to automatic renewal options thereafter. On each January 1, the annual base salary shall be increased to reflect the change in the cost of living, based upon the change, from the preceding January 1, in the Consumer Price Index for All Urban Consumers, as published by the U.S. Bureau of Labor Statistics.

     The agreement also provides Mr. Eckler with stock options that will enable him to acquire Class A Common Stock of the Company annually for the first seven years following the closing of this Offering. The exercise of the stock options is contingent upon the Company achieving either a specified earnings per share level or a specified stock price level (the "performance threshold"), for the corresponding fiscal year-end. Commencing with fiscal year ended September 30, 1996 and at each of the six fiscal year ends thereafter, provided the performance threshold is met, Mr. Eckler may acquire, in specified annual increments, Class A Common Stock aggregating over such seven year period a total of (a) 160,000 shares at an exercise price of $2.50 per share, and (b) 320,000 shares at an exercise price of $5.00 per share. The stock option grants are cumulative. Accordingly, for the year in which the Company attains either of the performance thresholds, stock options for prior years not previously granted shall be granted in addition to the stock options granted for the applicable year. See the table under "Management and Employee Stock Option Plans -- Chief Executive Officer Stock Option Plan."

     As additional compensation, Mr. Eckler shall participate in a management bonus pool ("Bonus Pool") to be established by the Company. Certain other officers of the Company shall also participate in the Bonus Pool. The Company shall cause up to ten percent (10%) of its annual pre-tax profit to be paid into the Bonus Pool. The Board of Directors shall determine the allocation of Bonus Pool funds, if any. Further, Mr. Eckler will receive annual fixed bonuses payable in quarterly installments, provided the Company achieves either of the above-mentioned performance thresholds. The annual bonus shall be $250,000 for each of the fiscal years ended September 30, 1996 through September 30, 2002.

     The agreement contains a covenant pursuant to which Mr. Eckler will not compete with the Company during the term of the agreement and for two years following termination of the agreement.

RETIREMENT AND SAVINGS PLAN

     The Company has a Retirement and Savings Plan (the "401(k) Plan") for the benefit of eligible employees. Pursuant to the 401(k) Plan, employees may elect to contribute a percentage of their salaries to the 401(k) Plan subject to certain limits. The 401(k) Plan permits, but does not require additional matching contributions and profit sharing contributions to the 401(k) Plan by the Company on behalf of all eligible participants in the Plan. The Company's contributions vest over seven years. During 1995 and 1994, the Company made no contributions to the 401(k) Plan for its employees.

MANAGEMENT AND EMPLOYEE STOCK OPTION PLANS

     COMBINED QUALIFIED AND NON-QUALIFIED STOCK OPTION PLAN. The Company maintains a Combined Qualified and Non-Qualified Employee Stock Option Plan (the "Combined Plan" or the "Plan"). The purpose of the Combined Plan is to enable the Company to encourage key employees and directors to contribute to the success of the Company by granting "incentive stock options" (as defined in Section 422 of the Internal Revenue Code ("ISOs"), as well as non-qualified stock options ("NQSOs").

     The Combined Plan provides for administration by the Board of Directors or a committee appointed by the Board of Directors (the "Committee") which determines in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NQSOs or a combination thereof, and the number of shares to be subject to such options. The Combined Plan provides for the granting of ISOs to purchase Class A Common Stock at an exercise price to be determined by the Board of Directors or the Committee of not less than the fair market value of the Class A Common Stock on the date the option is granted. NQSOs may be granted with an exercise price to be determined by the Board of Directors or the Committee.

     The total number of shares with respect to which options may be granted under the Combined Plan is 475,000. ISOs may not be granted to an individual to the extent that in the calendar year in which such ISOs first become exercisable the shares subject to such ISOs have a fair market value on the date of grant in excess of $100,000. No option may be granted under the Plan after August 24, 2005 and no option may be outstanding for more than ten years after its grant. Additionally, no ISO can be granted with a term of more than five years to a shareholder owning 10% or more of the combined voting power of all classes of stock of the Company.

     Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or in shares of Class A Common Stock (based on the fair market value of the Class A Common Stock on the date prior to exercise), or in a combination of both. Subject to certain exceptions, options may be exercised any time up to three months after termination of the holder's employment.

     The Combined Plan may be terminated or amended at any time by the Board of Directors, except that, shareholder approval will be necessary for material modifications such as any material increase of the number of shares authorized for issuance under the Plan or a material change in the requirements of Plan eligibility.


     There are currently outstanding options for 140,000 shares of the Company's Common Stock issued to employees and officers under the Combined Plan, of which options for 95,000 shares are exercisable at $2.50 per share from August 25, 1997 until August 25, 2000, options for 25,000 shares are exercisable at $3.00 to $3.30 per share commencing in January 1997 and terminating in July 2001, and options for 20,000 shares are exercisable at $3.00 to $3.30 per share commencing in April 1997 and terminating in October 2001.



     NON-QUALIFIED STOCK OPTION PLAN. The Company also established a non-qualified stock option plan in 1995 for the purpose of granting options to management employees. The Company reserved 35,000 shares of its Class A Common Stock for issuance pursuant to such options, all of which are subject to options granted to executive officers of the Company. The options expire on August 25, 2000 and are first exercisable on August 27, 1997 at an exercise price of $2.50 per share.


     CHIEF EXECUTIVE OFFICER STOCK OPTION PLAN. Ralph Eckler's employment agreement (as previously described), provides Mr. Eckler with stock options that will enable Mr. Eckler to acquire stock of the Company annually until 2002. The granting of the stock options is contingent upon the Company achieving either a specified earnings per share level or a specified stock price level (the "performance threshold") for the corresponding fiscal year-end. Commencing with fiscal year ended September 30, 1996 and at each of the six fiscal year ends hereafter, provided the performance threshold is met for the corresponding years, Mr. Eckler may acquire the number of shares at the corresponding exercise prices as follows:

         FYE 9/30         NO. SHARES       EXERCISE PRICE PER SHARE
         --------         ----------       ------------------------
 1996 . . . . . . . . . . . 10,000                 $2.50
                            20,000                 $5.00
 1997 . . . . . . . . . . . 15,000                 $2.50
                            30,000                 $5.00
 1998 . . . . . . . . . . . 20,000                 $2.50
                            40,000                 $5.00
 1999 . . . . . . . . . . . 25,000                 $2.50
                            50,000                 $5.00
 2000 . . . . . . . . . . . 30,000                 $2.50
                            60,000                 $5.00
 2001 . . . . . . . . . . . 30,000                 $2.50
                            60,000                 $5.00
 2002 . . . . . . . . . . . 30,000                 $2.50
                            60,000                 $5.00


     The stock options are cumulative. Accordingly, for any year in which the Company attains either of the performance thresholds, stock options for prior years not previously granted shall be granted in addition to the stock options granted for the applicable year. The Company has reserved 480,000 shares of its Class A Common Stock for issuance under Mr. Eckler's employment agreement.


     OTHER OPTIONS. Until September 30, 2002, all future grants of options to directors, officers and employees of the Company not disclosed in this Prospectus shall be at exercise prices of at least 85% of the fair market value of the stock at the time of grant. In July, 1996, the Company granted stock options outside of its stock option plans to Ralph H. Eckler (for 200,000 shares of Common Stock) and to Argent Securities, Inc., the Company's Underwriter for its initial public offering and a consultant (for 200,000 shares of Common Stock). The exercise price of both options is $2.88 per share, representing the last trade as quoted by Nasdaq on the date of grant. Mr. Eckler's option is exercisable commencing in January 1997 and expires in July 2001. Argent's option is currently exercisable and expires in July 2001. The Company also issued options to its independent directors which is discussed under "Director Compensation," below.



     DIRECTOR COMPENSATION. The Company pays its directors annually in the form of stock options for shares of the Company's Class A Common Stock. In August 1996, the Company granted stock options to Messrs. Don Wojnowski and Joseph Yossifon for 20,000 shares of Class A Common Stock each, 10,000 of which are exercisable commencing in February 1997 at $3.00 per share and terminating in August 2001, and 10,000 of which are exercisable commencing April 1997 at $3.00 per share and terminating in October 2001. The $3.00 per share represented the last trade as quoted by Nasdaq on the date of grant. These options were granted independently of the Company's Combined Plan. The Company also granted an option for 10,000 shares to each of Ralph H. Eckler and Ronald V. Mohr under the Company's Combined Plan in respect of their service as directors, at per share exercise prices of $3.30 and $3.00, respectively.

                          OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted during the fiscal year ended September 30, 1995 to those persons named in the preceding Summary Compensation Table.

                 Numbers of       % of Total
                 Securities     Options Granted
                 Underlying     to Employees in  Exercise Price
Name           Options Granted    Fiscal Year      ($/share)    Expiration Date
----           ---------------  ---------------- -------------- ---------------
Ralph H. Eckler   35,000(1)         25.93%           $2.50          8/25/2000

---------------

   (1) Granted under the Company's 1995 Combined Qualified and Non-Qualified Employee Stock Option Plan. The option may not be exercised until August 25, 1997.

                             --------------------

       AGGREGATED OPTIONS IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information concerning the value of unexercised stock options at September 30, 1995 for those persons named in the Summary Compensation Table.


                  Number of Securities
                  Underlying Unexercised       Value of Unexercised In-The-
                  Options at Fiscal Year End   Money Options at fiscal Year
Name              Exercisable/Unexercisable    End Exercisable/Unexercisable
----              ---------------------------  -----------------------------
Ralph H. Eckler           0/35,000                     0/$87,500(1)

-----------------

(1) There was no public or established trading market for the underlying securities on September 30, 1995. Therefore, the initial public offering price of $5.00 per share is used for value calculations for purposes of this table.

CONSULTING AGREEMENTS

     In August 1994, the Company retained the consulting services of Greyhouse Services Corporation ("Greyhouse") in connection with certain of the Company's activities, including but not limited to the renegotiation of the Company bank loans and related obligations, and the Company's reorganization and operational matters relating thereto. The agreement provides for payment at the rate of $150 per hour, not to exceed $7,500 per month without prior approval of the Company through May 31, 1998. The compensation arrangement includes an option to purchase 100,000 shares of Class A Common Stock of the Company at a per share exercise price of $2.50, exercisable until August 29, 1997, which shares are included in this Offering. Pursuant to a shareholder voting agreement, Greyhouse granted to Ralph H. Eckler its proxy to vote all shares acquired by Greyhouse, if any, under the option.


     The Company entered into a consulting agreement with the underwriters of its initial public offering, Argent Securities, Inc. ("Argent") on March 31, 1995, pursuant to which various executive and staff personnel of Argent provide financial and investor relations services, public relation services and corporate communications services for a period of three years at the rate
of $4,166 per month.   Monthly payments accrued  until November  15, 1995.
At that time, the payment terms were amended to provide for payment in three installments of $50,000 each on November 15, 1995 (paid upon closing of the initial public offering), January 15, 1996 and April 1, 1996. The agreement includes certain provisions regarding the payment of out of pocket expenses, indemnification of Argent, and arbitration. Argent acted as the Company's underwriter for its initial public offering. Argent received Unit Purchase Option to acquire 84,000 units, exercisable during a four year period commencing November 15, 1996 at an exercise price of $6.00 per unit. Each unit consists of one share of Class A Common Stock and one Underwriters' Warrant exercisable at $6.50 per share. Argent has certain "piggyback" and demand registration rights with respect to the Class A Common Stock and Underwriters' Warrants underlying the Unit Purchase Option for a period of four years commencing November 9, 1996. The Common Stock issuable upon exercise of the Unit Purchase Option and the Underwriters' Warrants are included in this Offering.



     In January 1996, the Company entered into a marketing services agreement with an independent consultant for consulting services regarding on-going public relations with market makers, brokers, and shareholders in the after-market. The Company paid for such services with 62,000 shares of its Class A Common Stock (valued at $3.50 per share, which approximated the then market price) which shares were issued pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 18, 1996.



     In July 1996, the Company entered into a financial consulting services agreement with another independent consultant regarding on-going public relations with existing and potential market makers, analysts, brokers, the media; services in connection with shareholder communications and meetings; the enlistment of additional market makers; and various other services in connection with public relations activities in connection with the Company's management and products. The Company agreed to pay compensation in the form of 35,000 shares of Class A Common Stock and options to purchase an additional 275,000 shares of Class A Common Stock at exercise prices ranging from $3.00 per share (which approximated the then market price) to $4.00 per share. The consulting agreement was terminated in October 1996 and the Company had issued a total of 105,000 shares of Class A Common Stock to the consultant pursuant to the consulting agreement and exercise of stock options, which shares were issued pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 28, 1996.

GOVERNING INSTRUMENTS

     AMENDED AND RESTATED ARTICLES OF INCORPORATION. On August 31, 1995, the Company filed with the Florida Secretary of State Amended and Restated Articles of Incorporation. Unless otherwise provided in its articles of incorporation, Florida law generally requires the affirmative vote of holders of a majority of the outstanding voting stock for approval of mergers, consolidations, and certain other transactions. The Amended and Restated Articles of Incorporation contain anti-takeover provisions to discourage attempts by other corporations or groups to acquire control of the Company without negotiating with the Company's Board of Directors, and attempt to ensure that such transactions are on terms favorable to all of the Company's shareholders. Such acquisitions, however, may or may not be generally in the best interest of the Company and its shareholders.

     The anti-takeover provisions require an affirmative vote of no less than two-thirds of the outstanding shares (with Class B shares having 2 votes per share) of the Company's voting stock for the approval or authorization of certain mergers, consolidations or sales of all or substantially all of the properties and assets of the Company. However, such super-majority vote of the shareholders does not apply to any merger or other transaction and such transaction requires only such affirmative vote as required by law or otherwise if: (a) the Board of Directors approves the transaction by a resolution adopted by the affirmative vote of a majority of the disinterested Directors at any time prior to its consummation, or (b) if the shareholders receive a "fair price".

     The determination of "fair price" would be based on the fair market value of the stock as may be determined, if applicable, by an exchange or public quotation system, or if no such quotations are available, by a majority vote of the disinterested Directors then on the Board. Such a fair price provision would make it more difficult and costly for a purchaser to acquire control of the Company. Therefore, the likelihood of a tender offer is decreased and, as a result, that may adversely affect those shareholders who would desire to participate in a tender offer. Further, such a fair price provision may give veto power to the holders of a minority of the voting stock with respect to a tender offer which is opposed by the Board but which a voting majority may believe to be desirable and beneficial.

     The overall effect of such anti-takeover provisions is to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder, and thus to make difficult the removal of management. However, the Company believes that the advantages to the Company and its shareholders of such anti-takeover provisions would outweigh any disadvantages and afford the Board of Directors greater flexibility in the management of the Company.

     The Amended and Restated Articles of Incorporation set forth the rights, preferences and limitations respecting Preferred Stock. However, all outstanding Preferred Stock of the Company was redeemed or converted on November 15, 1995.

     The Amended and Restated Articles of Incorporation authorize 10 million shares of Class A Common Stock, $.01 par value and 5 million shares of Class B Common Stock, $.01 par value, and set forth the voting rights with respect to each class of common stock and provisions regarding the conversion of Class B shares into Class A shares. See "Description of Securities -- Common Stock."

     The Amended and Restated Articles provide that the shareholders may not remove a director without cause and require a super-majority vote of the common shareholders to remove a director for cause. A super-majority vote is also required to amend the Amended and Restated Articles of Incorporation. Certain procedures for the nomination and election of directors, the consideration of proposals at annual meetings, and the calling of special meetings of the stockholders are also set forth in the Amended and Restated Articles.

     The Amended and Restated Articles of Incorporation do not provide shareholders with any preemptive rights or cumulative voting rights.

     AMENDED AND RESTATED BYLAWS. The Company's Amended and Restated Bylaws provide for the removal of a director for cause upon the affirmative vote of at least 66 2/3% of the outstanding shares of Class A and Class B Common Stock at any annual or special meeting of stockholders. The Bylaws also specifically provide that a director may not be removed without cause. The Company's Amended and Restated Articles of Incorporation contains a similar provision, as discussed above. The super-majority vote requirement for removal of a director (or the entire Board) makes it difficult for shareholders to remove and replace management.

     The Amended and Restated Bylaws also provide for indemnification of directors, officers, employees or agents of the Company (as well as their heirs or personal representative) against certain liabilities to the fullest extent permitted by Florida law. Generally, the Florida Business Corporation Act (the "Florida Act") provides that a corporation shall have the power to indemnify any director, officer, employee or agent, and to advance related expenses with respect to, any threatened, pending or completed action or proceeding to which such person is made, or threatened to be made a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Florida Act also allows a corporation to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, except under certain enumerated circumstances.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



     The following table sets forth information with respect to the number of shares of Class A Common Stock beneficially owned by (i) each director of the Company, (ii) the executive officer named in the "Summary Compensation Table" (the "Named Officer"), (iii) all directors and officers of the Company as a group and (iv) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company's voting securities as of November 10, 1996. The Company believes that except as otherwise noted, each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.
As of November 10, 1996, one stockholder was known by the Company to beneficially own five percent (5%) or more of the outstanding voting securities of the Company.



Name of Individual or Number    Amount and Nature of
of Persons in Group          Beneficial Ownership(1)(2) Percentage of Class(2)
---------------------------- -------------------------- ----------------------
Ralph H. Eckler                   1,126,000(3)(4)              40.68%
Ronald V. Mohr                       10,000(5)                   .38%
Donald A. Wojnowski, Jr.                  0(6)                     0%
Joseph Yossifon                           0(6)                     0%
All Directors and Executive
Officers as a group (7 persons)   1,166,000(7)                 42.12%

_________________________

(1) For purposes of calculating beneficial ownership percentages, 2,668,220 shares of Class A Common Stock were deemed outstanding, which includes 1,020,750 shares of Class A Common Stock issuable upon conversion of

     510,375 shares of outstanding Class B Common Stock on a 2 for 1 basis. However, for purposes of calculating Mr. Eckler's percentage ownership and that of officers and directors as a group, 2,768,220 shares were deemed outstanding which includes the 100,000 Shares of Class A Common Stock issuable upon exercise of the Consultant Option for which Mr. Eckler holds a voting proxy.


(2) In accordance with Rule 13d-3 promulgated under the Exchange Act, the percentage calculations were made on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. If the director or officer does not own shares, or options or warrants exercisable within the next 60 days, percentage ownership is deemed to be zero. No officer or director has options or warrants exercisable within the next 60 days; however, Ralph H. Eckler holds a voting proxy for 100,000 Class A Shares issuable upon exercise of an option currently exercisable by Greyhouse Services Corporation, which shares were included in calculating Mr. Eckler's beneficial ownership.


(3) Includes 495,375 shares of Class B Common Stock as though converted on a 2 for 1 basis into Class A Common Stock for a total of 990,750 shares of Class A Common Stock. Mr. Eckler previously owned 555,000 Class B shares but on March 29, 1996, made a capital contribution to the Company of 47,000 Class B shares. Mr. Eckler also converted 12,625 Class B shares into 25,250 Class A shares for purposes of pledging such shares to a bank as security for a personal obligation. Mr. Eckler's 495,375 shares of Class B Common Stock are subject to a Lock-Up Agreement between him, the Company, and Argent Securities, Inc., the Company's Underwriter for its initial public offering. Also includes (i) 5,000 shares of Class A Common stock issuable upon exercise of a Bridge Warrants and included in this Offering, (ii) 100,000 shares of Class A Common Stock issuable upon exercise of the Consultant Option and for which Ralph H. Eckler holds a voting proxy as to all such shares. The Consultant Option is exercisable within the next 60 days and the shares of Class A Common Stock into which it is convertible are registered as part of this Offering. Does not include 55,000 Class A Shares subject to options which are not exercisable within the next 60 days.



(4) All of Mr. Eckler's Class B shares are subject to a lock-up agreement with Argent Securities, Inc. from 2 to 5 years, which shares may be released incrementally over the term of the lock-up agreement if certain performance targets are met. Those shares not incrementally released will be subject to a proxy to be given to Argent if the targets are not met. Any proxy held by Argent would expire on September 30, 2000. The effect of the banks exercising their rights under their respective pledge agreements and Argent exercising its rights under the lock-up agreement at a subsequent date may result in a change in control of the Company.



(5) Includes 5,000 Class A Shares issuable upon exercise of a Bridge Warrant and included in this Offering. Does not include 47,500 Class A Shares subject to options which are not exercisable within the next 60 days.



(6) Does not include stock options for 20,000 Class A Shares issued to each of Mr. Yossifon and Wojnowski which are not exercisable within the next 60 days.



(7) The Company's executive officers were subject to one-year lock-up agreements between them and the Company pursuant to which they could not sell, encumber or otherwise transfer any securities of the Company owned by them until November 15, 1996. The agreement provides that for a period of six months after such date, the sales price for any shares sold by them shall not be less than $6.00 per share.

LOCK-UP AGREEMENTS

     Ralph H. Eckler and Argent entered into an Amended and Restated Lock-Up Letter Agreement dated October 12, 1995 (the "Lock-Up Agreement") which places certain restrictions on the transferability of Mr. Eckler's shares of Class B Common Stock and the Class A Common Stock into which it is convertible. Under the agreement, approximately 60% of his Class B shares are subject to a two-year absolute lock-up subject to incremental release annually commencing in 1997 if certain cumulative earnings per share or price per share targets are met. Mr. Eckler's remaining shares of Class B Common Stock are subject to five year lock-up subject to incremental release each year if the Company meets certain criteria based on gross sales, earnings and price earnings ratio calculations. Those shares not incrementally released under the Lock-Up Agreement will be subject to a proxy to be held by Argent in the event that the performance targets are not met. However, any
such proxies shall expire on September 30, 2000.   The Lock-Up Agreement
permits Mr. Eckler to transfer 15,000 of his Class B shares to a former spouse, which transaction was effected in January 1996.

     Further, Mr. Eckler and certain other executive officers of the Company are subject to a one-year lock-up agreement with the Company under which they may not sell or otherwise transfer any securities of the Company until
November 9, 1996.   The Agreement also provides for the six month period
after November 9, 1996, they may not sell any securities of the Company for less than $6.00 per share.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     GUARANTEE OF BANK LOANS TO AFFILIATES. The Company guaranteed certain leases and/or bank loans made to various entities owned and controlled by Ralph H. Eckler. The Company was released from various leases and guaranties in September 1995 and March 1996, pursuant to agreements among the banks, Ralph H. Eckler and various affiliates of Mr. Eckler.

          (i) SUNBANK LOAN. At September 30, 1990, under the terms of a master lease, the Company became a guarantor of a loan by SunBank to Eckler Enterprises, (a general partnership, of which Mr. Eckler and Eckler Enterprises, Inc. are the partners), and Eckler Development, Inc., which owned and operated commercial property in Titusville, Florida. SunBank required the Company to enter into a master lease (the "Master Lease") pursuant to which the Company guaranteed the payment of rental income up to $165,120 per year less any amounts received under subleases. In September 1995, the Master Lease was terminated and the Company was released from all obligations under the Master Lease. As part of his agreement with SunBank, Mr. Eckler assumed certain obligations and in connection therewith is obligated to pledge 25,250 Class A Shares (which will be converted from 12,625 of his Class B Shares).

           (ii) FIRST UNION LOAN. The Company guaranteed a loan from First Union National Bank of Florida ("First Union") to Eckler Development, Inc. ("Eckler Development"), which loan encumbered Eckler Development's commercial property in Titusville. The Company had also entered into a warehouse lease with Eckler Development, Inc. pursuant to which it leased 20,000 square feet of space from Eckler Development, Inc. for $9,500 per month. Pursuant to an agreement among First Union, Ralph H. Eckler and various Eckler-affiliated entities, the guaranty of the Company and the warehouse lease were terminated and the Company was released from any obligations thereunder.

           (iii) NATIONSBANK LOAN. The Company was a guarantor of a mortgage loan made by NationsBank of Florida, N.A. ("NationsBank") to Eckler Properties, Inc., which owned commercial property adjacent to the Company's main facility, which commercial property housed a GM car dealership owned and operated by an affiliate of Ralph H. Eckler. The approximate amount of the original loan was

$850,000 with a remaining balance as of August 31, 1995 of approximately $780,000. The dealership franchise was sold in October 1995 and the real estate securing the NationsBank loan was sold in March 1996. Upon the closing of the sale of the real property, the bank released a lien it held on 120,000 shares of Mr. Eckler's Class B Common Stock and released the Company from its guaranty.

     LOAN FROM ECKLER INDUSTRIES, INC. RETIREMENT AND SAVINGS PLAN. On October 22, 1992, the Company borrowed $265,000 at an interest rate of 8% per annum from Eckler Industries, Inc.'s Retirement and Savings Plan secured by a first mortgage on real property owned by the Company located adjacent to the Company's headquarters in Titusville, Florida. The loan was amortized over three years and the final payment was made in October 1995.

     OTHER TRANSACTIONS WITH AFFILIATES. Until February 1996, the Company sold products to Eckler Service Center, Inc., a company wholly owned by Ralph
H. Eckler ("Service Center"), which specialized in mechanical work on and restoration of Corvettes. Transactions with Service Center were conducted at arm's length and accounted for approximately $60,000 to $70,000 in orders from the Company annually. Service Center also leased approximately 6,800 square feet of space from the Company at its Main Facility at a monthly rental of $1,587.46 per month, subject to annual increases of four percent (4%). However, in February 1996, Mr. Eckler sold Service Center to Titusville Chevrolet-GEO, Inc., the dealership that acquired the automobile dealership and real property from affiliates of Mr. Eckler. The Company leases certain space and land to Titusville Chevrolet-GEO, Inc. Titusville Chevrolet-GEO, Inc. is not related to Mr. Eckler, the Company or any of their affiliates. See "Business - Property."

     During fiscal years ended September 30, 1994 and 1995, the Company provided engineering services to and manufactured fiberglass boat hulls and decks for Eckler Water Sports, Inc., a corporation owned by Ralph H. Eckler. The revenue from these transactions during such time period approximated $160,000, and $112,213, respectively.

     For approximately 18 months, to August 1995, the Company leased 20,000 square feet of warehouse space in Titusville from Eckler Development, Inc., owned by Ralph H. Eckler, at a monthly rent of approximately $9,500. The lease was terminated in September 1995. See "Certain Transactions -- First Union Loan."


     The Company acquired certain undeveloped property (approximately 1.7 acres) from Ralph H. Eckler in 1995. The property was subject to a note and first mortgage in favor of the original seller in the principal amount of $130,000, payable interest only at 10% per annum, which note was paid in full from the loan proceeds from a refinancing of the Company's property. The property was also subject to a second mortgage in favor of Ralph H. Eckler in the principal amount of $33,873, which mortgage was paid off in 1996.


     In prior years the Company had made various loans and advances to Mr. Eckler and his affiliated entities. Prior to the closing of the Company's initial public offering, there remained an outstanding balance of approximately $536,000 which was paid in full by Mr. Eckler from the proceeds he received as a selling shareholder in the initial public offering.


     In calendar 1995 the Company received $205,000 in respect of loans made by various investors to Ralph H. Eckler (the "Investor Loans") who in turn loaned the funds to the Company. Of that amount, $55,000 was loaned by certain officers of the Company. In November 1995, the Company issued an aggregate of 27,500 restricted Class A Shares and Bridge Warrants for an aggregate of 27,500 Class A shares to Messrs. Ralph H. Eckler, Ronald V. Mohr, G. Edward Mills, Michael G. Wilson and Robert M. Eckler in respect of cancellation of obligations owed by the Company to them in the aggregate amount of

$55,000. The Bridge Warrants became exercisable on November 9, 1996 at $6.00 per share. The remaining $150,000 of the Investor Loans was made by a private investor not affiliated with the Company or its officers or directors, and was converted into 75,000 Class A shares and Bridge Warrants for 75,000 Class A shares, which warrants became exercisable as of March 15, 1996 at $6.00 per share. The Bridge Warrants provide that the Company's Board of Directors may change the exercise price from time to time. To encourage investment in the Company and increase working capital, on October 9, 1996 the Company's Board of Directors approved a decrease in the exercise price of the Bridge Warrants to $3.63 per share, the closing bid price reported by Nasdaq on such date. The revised exercise price will remain in effect until December 31, 1996, after which any unexercised Bridge Warrants will be exercisable at $6.00 per share, unless again adjusted by the Board of Directors. The 102,500 Class A shares and the 102,500 Class A shares underlying the Bridge Warrants are included for resale under this Prospectus. See "Selling Shareholders."


     Effective November 15, 1995, pursuant to Ralph H. Eckler's employment agreement with the Company, he is paid a 2% annual fee, payable quarterly, which fee is based on the outstanding principal of loans of the Company which he has personally guaranteed. During the fiscal year ended September 30, 1996, Mr. Eckler was paid $38,459 in such fees.

     TRANSACTIONS WITH UNDERWRITER. The Company entered into an underwriting agreement with Argent Securities, Inc. ("Argent"), the Underwriter of its initial public offering which closed on November 15, 1995. The underwriting agreement provides that the Company will pay to Argent a warrant solicitation fee (the "Warrant Solicitation Fee") equal to 5% of the exercise price of the Public Warrants exercised beginning November 9, 1996. Such Warrant Solicitation Fee will be paid to Argent if (a) the market price of the Class A Common Stock on the date that any Public Warrant is exercised is greater than the exercise price of the Public Warrant; (b) the exercise of such Public Warrant was solicited by Argent; (c) prior specific written approval for exercise is received from the customer if the Public Warrant is held in a discretionary account; (d) disclosure of this compensation agreement is made prior to or upon the exercise of such Public Warrant; (e) solicitation of the exercise is not in violation of Rule 10b-6 of the Exchange Act; (f) Argent provided bona fide services in exchange for the Public Warrant Solicitation Fee; and (g) Argent has been specifically designated in writing by the holders of the Public Warrants as the broker. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, Argent will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Company's securities for the period from nine business days prior to any solicitation of the exercise of any Public Warrant or nine business days prior to the exercise of any Public Warrant based on a prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right Argent may have to receive such a fee for the exercise of the Public Warrants following such solicitation. As a result, Argent, a market maker for the Company's registered securities, may be unable to continue to provide a market for the Securities during certain periods while the Public Warrants are exercisable.

     Argent has been given certain "piggyback" and demand registration rights with respect to the Class A Common Stock and warrants underlying the Unit Purchase Option for a period of four years commencing November 9, 1996. The exercise of any of such registration rights by Argent may result in dilution to the interest of the Company's shareholders, hinder efforts by the Company to arrange future financing of the Company and/or have an adverse effect on the market price of the Securities.

     The Company has agreed with Argent that for a period of 24 months commencing on November 9, 1995, it will not issue or sell, directly or indirectly, any shares of its capital stock, or sell or grant options, warrants or rights to purchase any shares of its capital stock, without the written consent of Argent, except for issuances pursuant to (i) the Company's initial public offering, (ii) the exercise of the Unit Purchase Option and the warrants issuable thereunder, (iii) outstanding convertible securities or contractual obligations existing on November 9, 1995, (iv) the grant of options and the issuance of shares issued upon exercise of options to be granted under the Company's Stock Option Plans, and (v) an acquisition, merger or similar transaction provided that the acquirer of such capital stock does not receive, and will not be entitled to demand, registered securities during such 24-month period and such issuance of shares has the approval
                                      47
of Argent. The Company has granted Argent a three-year preferential right with respect to future financing relating to the offering of the Company's securities.


     Under the terms of a lock-up agreement between Ralph H. Eckler and Argent, Mr. Eckler's 495,375 Class B shares (990,750 Class A Shares on an as converted basis) are subject to lock-up for periods ranging from two to five years, subject to incremental release annually if and when certain performance targets are met. Those shares not released will be subject to a proxy to be held by Argent in the event that the performance targets are not met. However, any such proxy expires on September 30, 2000. See "Security Ownership of Certain Beneficial Owners and Management-Lock-Up Agreements."


                              DESCRIPTION OF SECURITIES

COMMON STOCK

CLASS A


     The Company is authorized to issue up to 10,000,000 shares of Class A Common Stock, $.01 par value, of which 1,646,750 shares of Class A Common Stock are issued and outstanding. The holders of Class A Common Stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds.


CLASS B


     The Company is authorized to issue up to 5,000,000 shares of Class B Common Stock, $.01 par value. Ralph H. Eckler holds 495,375 shares of Class B Common Stock which are subject to a lock-up agreement. A former spouse of Mr. Eckler holds 15,000 Class B shares pursuant to a recent marital settlement agreement, which shares are not subject to lock-up. Pursuant to the terms of Mr. Eckler's employment agreement and the Lock-Up Agreement, his Class B shares are subject to incremental release from the terms of the lock-up agreement and subsequent conversion to Class A stock upon achieving certain performance goals; provided, however, all Class B shares not previously released from the lock-up will be released on September 30, 2000. Each share of Class B Common Stock shall have two (2) votes per share and shall be entitled to all of the rights of the Class A shares on a two for one basis including, but not limited to, stock splits, dividends and dissolution rights. The Class B Common Stock may be converted to Class A Common Stock, (on a basis of one share of Class B Common Stock for two shares of Class A Common Stock) after any lock-up terms are satisfied between Mr. Eckler and Argent See, "Security Ownership of Certain Beneficial Owners and Management-Lock-Up Agreements."


     The current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Class A Common Stock are entitled to share ratably (Class B participating on a two for one basis with the Class A shares) in all assets of the Company which are legally available for distribution, after payment of or provisions for all debts and liabilities. The holders of Class A and Class B Common Stock have no preemptive, subscription, or redemption rights. Class B Common Stock is convertible into Class A Common Stock on a basis of one share of Class B Common Stock for two shares of Class A Common Stock, subject to certain restrictions contained in the Lock-Up Agreement. Holders of Class A Common Stock do not have conversion rights.

PREFERRED STOCK


     The Company is authorized to issue up to 100,000 shares of non-voting preferred stock, par value $10.00 per share, with a cumulative dividend of 12% per annum (the "Preferred Stock") all of which stock was issued and outstanding as of November 15, 1995. In the event of a liquidation of the Company, the Preferred Stock has the right to receive, prior to any distribution being made to holders of shares of all classes of common stock, $10.00 in cash per share plus accrued and unpaid dividends. The Preferred Stock is not be entitled to any further distributions. At the conclusion of its initial public offering, the Company redeemed 95,000 shares of the Preferred Stock and the holders of the remaining 5,000 shares of Preferred Stock converted these shares into 12,000 shares of Class A Common Stock. There are no outstanding shares of Preferred Stock.


WARRANTS


     REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANTS (THE "PUBLIC WARRANTS"). As of the date of this Prospectus, there are issued and outstanding 1,200,000 publicly traded warrants (the "Public Warrants"). The Public Warrants were issued pursuant to the terms and conditions of a Warrant Agreement between the Company and American Stock Transfer & Trust Company dated November 15, 1995 (the "Warrant Agreement"). Each Public Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $6.50 per share for a period of four years commencing on the first anniversary of the effective date of this Offering (the "First Exercise Date"). Each Public Warrant is redeemable by the Company for $.05 per Warrant, at any time after the First Exercise Date, upon thirty days' prior written notice to the holders thereof, if the average closing price of the Class A Common Stock, as reported by the principal exchange on which the Class A Common Stock is traded, NASDAQ, or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $8.75 per share for the twenty consecutive trading days ending three days prior to the date of the notice of redemption. In the Warrant Agreement, "closing price" is defined as: (i) the last sale price regular way as reported on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, or (ii) if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way for the Class A Common Stock as reported by the Nasdaq National Market or Nasdaq SmallCap Market of the Nasdaq Stock Market, Inc. ("NASDAQ") or (iii) if the Class A Common Stock is not listed or admitted for trading on any national securities exchange, and is not reported by NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by the National Quotation Bureau, Inc. or if no such quotation is available, the fair market value of the Class A Common Stock as determined in good faith by the Board of Directors of the Company. Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the Public Warrants may not be exercised by the holders thereof and the Company will be precluded from redeeming the Public Warrants. There can be no assurance that the Company will not be prevented by financial or other considerations from maintaining a current prospectus. Any Public Warrant holder who does not exercise prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the Class A Common Stock underlying the Public Warrants, and after the redemption date or upon conclusion of the exercise period any outstanding Public Warrants will become void and be of no further force or effect, unless extended by the Board of Directors of the Company.



     The number of Class A shares that may be purchased is subject to adjustment upon the occurrence of certain events including a dividend distribution to the Company's shareholders, or a subdivision, combination or reclassification of the outstanding Class A shares. Further, the Public Warrant exercise price is subject to adjustment in the event the Company issues to all holders of Class A Common Stock additional stock or rights to acquire stock at a price per share that is less than the current market price per share of

Class A Common Stock on the record date established for the issuance of additional stock or rights to acquire stock. The term "current market price" is defined as the average of the daily closing prices for the 20 consecutive trading days ending three days prior to the record date. However, the Public Warrant exercise price will not be adjusted in the case of the issuance or exercise of options pursuant to the Company's stock option plans, the issuance of the Underwriters' Unit Purchase Option or any other options or warrants outstanding as of November 9, 1995. The Warrant exercise price is also subject to adjustment in the event of a consolidation or merger where a distribution by the Company is made to its stockholders of the Company's assets or evidences of indebtedness (other than cash or stock dividends) or pursuant to certain subscription rights or other rights to acquire Class A shares.



     The Company may at any time, and from time to time, extend the exercise period of the Public Warrants, provided that written notice of such extension is given to the Public Warrant holders prior to the expiration date then in effect. Also, the Company may reduce the exercise price of the Public Warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors or the Company, in addition to the adjustments to the exercise price arising from certain events as discussed above. Any extension of the term and/or reduction of the exercise price of the Public Warrants will be subject to compliance with Rule 13e-4 under the Exchange Act including the filing of a Schedule 13E-4. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the Public Warrant holders. The Company does not presently contemplate any extension of the exercise period nor does it contemplate any reduction in the exercise price of the Warrants. The Public Warrants are also subject to price adjustment upon the occurrence of certain events including subdivisions or combinations of the Class A Common Stock.



     NONREDEEMABLE STOCK PURCHASE WARRANTS. The Company issued nonredeemable stock purchase warrants (the "Bridge Warrants") to holders of $205,000 in notes who elected to convert the outstanding principal balance of those notes to Class A Common Stock and warrants to purchase Class A Common Stock. The Company issued to holders in the aggregate 102,500 Class A shares and warrants for another 102,500 Class A shares exercisable at $6.00 per share. The Bridge Warrants provide that the Company's Board of Directors may change the exercise price from time to time. To encourage investment in the Company and increase working capital, on October 9, 1996 the Company's Board of Directors approved a decrease in the exercise price of the Bridge Warrants to $3.63 per share, the closing bid price funded by Nasdaq on such date. The revised exercise price will remain in effect until December 31, 1996, after which any unexercised Bridge Warrants will be exercisable at $6.00 per share, unless again adjusted by the Board of Directors. All Bridge Warrants are currently exercisable and expire on November 9, 2001. These Bridge Warrants contain the same share and price adjustment provisions as the Public Warrants, discussed above. Further, as with the Public Warrants, the Company may reduce the exercise price of the Bridge Warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors of the Company. The Company has included the Class A Shares underlying the Bridge Warrants for sale in this Offering pursuant to certain "piggy-back" registration rights contained in the Bridge Warrants. Of the 102,500 Class A shares subject to the Bridge Warrants, certain officers of the Company hold Bridge Warrants for 27,500 shares, and two individuals not affiliated with the Company hold Bridge Warrants for 75,000 shares. All 102,500 shares issuable upon exercise of the Bridge Warrants are included for resale in this Prospectus. The Company also issued a nonredeemable stock purchase warrant to a consultant for 20,000 Class A shares, which warrant has the same terms as the other nonredeemable warrants except it is exercisable for a term of five years commencing March 31, 1996 at $4.20 per share, which reflects the average of the high/low price of the Company's Class A Common Stock as quoted by NASDAQ SmallCap Market on March 31, 1996.

OPTIONS


     In addition to the stock options issued to its employees, officers, and directors, the Company issued to the underwriter of its initial public offering, Argent Securities, Inc. ("Argent"), a Unit Purchase Option to purchase up to 84,000 units. The Unit Purchase Option is exercisable during a four-year period commencing November 15, 1996. The Unit Purchase Option may not be assigned, transferred, sold or hypothecated by Argent until November 9, 1996, except to officers or partners of Argent, to a successor to Argent, to a purchaser of substantially all of the assets of Argent, or by operation of law. The exercise price of the units issuable upon exercise of the Unit Purchase Option during the period of exercisability is $6.00 per unit. Each such unit consists of one share of Class A Common Stock and one nonredeemable warrant exercisable at $6.50 per share (the "Underwriter's Warrant(s)"). The exercise of the Unit Purchase Option and the number of shares of Class A Common Stock covered thereby and under the Underwriters' Warrants are subject to adjustment in certain events to prevent dilution. The Unit Purchase Option contains certain "piggyback" and demand registration rights with respect to the Class A Common Stock and Underwriters' Warrants underlying the Unit Purchase Price Option for a period of four years commencing November 9, 1996. The Class A shares underlying the Unit Purchase Option and the Underwriters' Warrants are included for resale in this Prospectus.



          The Company issued an option (the "Consultant Option") for 100,000 shares of Class A Common Stock to Greyhouse Services Corporation in connection with a consulting agreement. The Consultant Option is exercisable until August 14, 1997 at $2.50 per share. The 100,000 shares of Class A Common Stock underlying the Consultant Option are included for sale in this Prospectus. Ralph H. Eckler holds a proxy for voting the Shares issuable upon exercise of the Consultant Option.


     Additionally, in July 1996, the Company issued an option to Argent for 200,000 shares of Class A Common Stock and an option to Ralph H. Eckler for 200,000 shares of Class A Common Stock, each exercisable for a period of five years at an exercise price of $2.88 per share (which on the date of grant was the market price of a share of the Company's Common Stock). Mr. Eckler's option is first exercisable in January 1997 and expires in July 2001. Argent's option is currently exercisable and expires in July 2001.



TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's securities is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York.

                           SHARES AVAILABLE FOR FUTURE SALE


     Assuming exercise of all warrants and options for which the underlying shares of Class A Common Stock are included for resale in this Prospectus, there will be 3,217,200 shares of Class A Common Stock outstanding, of which 1,367,000 are currently tradeable without restriction. Further, there are issued and outstanding a total of 510,375 shares of Class B Common Stock which are convertible into 1,020,750 shares of Class A Common Stock. There are also outstanding additional stock options and warrants for another 615,000 shares of Class A Common Stock, which shares are not included for resale in this Prospectus. No predictions can be made as to the effect, if any, that sales of such shares will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the Class A Common Stock pursuant to this registration statement may adversely affect the market price of the securities offered hereby. See "Plan of Distribution."



     Shares issued pursuant to option exercise which are not registered would be "restricted securities" within the meaning of Rule 144 under the Securities Act and would be eligible for sale in the public market in reliance upon Rule 144 or pursuant to a registration statement. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under Rule 144, is entitled to sell within any three-month period a number of shares beneficially owned for at least two years that does not exceed the greater of (i) one percent of the then outstanding shares of Class A Common Stock (16,417 shares as of October 31,
1996) or (ii) the average weekly trading volume in the Class A Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not an affiliate and has beneficially owned such shares for at least three years is entitled to sell such shares without regard to the volume, manner of sale or notice requirements.


     In addition to the restrictions under Rule 144, the Company and certain of the Company's officers are restricted from disposing of securities of the Company pursuant to the terms of certain outstanding option agreements between the officers and the Company and pursuant to the terms of lock-up agreements. See "Management -- Management and Employee Stock Option Plans," and, "-- Lock-Up Agreements."

                                    LEGAL MATTERS

     Certain legal matters in connection with the issuance of shares of Class A Common Stock will be passed upon by Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., Orlando, Florida. Randolph H. Fields, Esq., a shareholder in the law firm, holds a warrant to purchase 20,000 shares of the Company's Class A Common Stock, at an exercise price of $4.20 per share. See "Description of Securities - Nonredeemable Stock Purchase Warrants."

                                       EXPERTS

     The financial statements included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

                                CHANGES IN ACCOUNTANTS

     On December 27, 1994, the Company executed an engagement letter with the certified public accounting firm of BDO Seidman, LLP ("BDO") formalizing their relationship, and detailing the scope of work to be performed by BDO for the next fiscal year. After executing the letter agreement with BDO to serve as independent auditors for the Company, the Company terminated its relationship with the certified public accounting firm of Graham & Cottrill, P.A. ("G&C"). G&C's report on the Company's financial statements for the fiscal year ended September 30, 1993, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope, or accounting principles. Since G&C was engaged by the Company in 1980 through the date of G&C's dismissal, there were no disagreements with G&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of G&C, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0850(1) of the Florida Business Corporation Act, ("FBCA") permits a Florida corporation to indemnify any person who was or is a party to any third party proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person, who was or is a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     Section 607.0850(4) of the FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination.
Section 607.0850(3), however, provides that to the extent that any officer, director, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection 607.0850(1) or subsection 607.0850(2), or in defense of any claim, issue, or matter therein, the Corporation must indemnify him against expenses actually and reasonably incurred by him in connection therewith.

     Section 607.0850(7) provides further that the indemnification and advancement of expenses provided in Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification of advancement of expenses of any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a corporation cannot indemnify or advance expenses to or on behalf of such person if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and the director, officer, employee or agent (a) violated criminal law, unless he had reasonable cause to believe his conduct was not unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where liability under Section 607.0834 (relating to unlawful distribution) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     The Company's Amended and Restated Bylaws ("Bylaws") provide for indemnification of directors, officers and others. The general effect of the Bylaws provision is to indemnify any officer, director, employee or agent against any liability arising from any action or suit to the fullest extent permitted by the FBCA. Advances against expenses may be made under the Bylaws, and indemnity coverage provided thereunder includes liabilities under federal securities laws as well as in other contexts. Specifically, Article V provides that any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he is or was a director, officer, employee or agent of this Corporation or serves or served any other corporation or other enterprise in any capacity at the request of this Corporation, shall be indemnified by the Corporation, and the Corporation shall advance his related expenses to the full extent permitted by Florida law. In discharging his duty, any director, officer, employee or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Corporation whom the director, officer, employee or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee or agent believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The Corporation may, upon the affirmative vote of a majority of its full board of directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

     The Company, Ralph H. Eckler and Argent Securities, Inc. ("Argent") entered into an Underwriting Agreement pursuant to which Argent sold the Company's securities on a firm commitment basis in an initial public offering which closed on November 15, 1995. The Underwriting Agreement provides for reciprocal indemnification between the Company, Mr. Eckler and Argent against certain liabilities in connection with the registration statement, including liabilities under the Securities Act.

     The Company, Argent and the Private Placement Investors entered into a Registration Rights Agreement in connection with the Company's private placement of securities which closed in September 1995. The Registration Rights Agreement also provides for reciprocal indemnification against certain liabilities in connection with the registration statement, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                            INDEX TO FINANCIAL STATEMENTS



AUDITED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants                         F-2

Balance Sheet at September 30, 1995                                        F-3

Statements of Operations for the Years Ended September 30, 1995 and 1994   F-5

Statements of Stockholders' Equity  (Deficit) for the Years
Ended September 30, 1995 and 1994                                          F-6

Statements of Cash Flows for the Years Ended September 30, 1995 and 1994   F-7

Summary of Significant Accounting Policies                                 F-8

Notes to Audited Financial Statements                                     F-11


INTERIM FINANCIAL STATEMENTS

Balance Sheet at June 30, 1996 (Unaudited)                                F-25

Statements of Operations for the Nine Months Ended June 30,
1996 and 1995 (Unaudited)                                                 F-27

Statement of Stockholders' Equity for the  Nine Months Ended
June 30, 1996 (Unaudited)                                                 F-28

Statements of Cash Flows for the Nine Months Ended June 30, 1996
and 1995 (Unaudited)                                                      F-29

Notes to unaudited Financial Statements                                   F-30

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Eckler Industries, Inc.


We have audited the accompanying balance sheet of Eckler Industries, Inc. as of September 30, 1995 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eckler Industries, Inc. as of September 30, 1995 and the results of its operations and its cash flows for each of the two years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.






                                       BDO Seidman, LLP
Orlando, Florida
December 20, 1995

                                                         ECKLER INDUSTRIES, INC.

                                                                  BALANCE SHEET

--------------------------------------------------------------------------------

SEPTEMBER 30,                                                       1995
--------------------------------------------------------------------------------
ASSETS (Note 7)

CURRENT:
           Accounts receivable - trade, less allowance for
             possible losses of $2,335                          $  108,660
           Due from affiliates (Note 4)                            561,850
           Inventories (Note 2)                                    697,388
           Prepaid expenses (Note 3)                               615,618
--------------------------------------------------------------------------------
               TOTAL CURRENT ASSETS                              1,983,516
--------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT, less accumulated
           depreciation and amortization (Note 5)                2,597,428
--------------------------------------------------------------------------------

OTHER ASSETS:
           Deferred public offering costs                          463,081
           Deferred financing costs                                 61,500
           Prepaid royalty expense (Note 3)                        776,455
           Other                                                    68,062
--------------------------------------------------------------------------------
               TOTAL OTHER ASSETS                                1,369,098
--------------------------------------------------------------------------------
                                                                $5,950,042
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND
                       NOTES TO FINANCIAL STATEMENTS.

                                                         ECKLER INDUSTRIES, INC.

                                                                  BALANCE SHEET
                                                                     (CONTINUED)

--------------------------------------------------------------------------------
SEPTEMBER 30,                                                       1995
--------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                               $ 1,598,994
   Royalties payable (Note 3)                                         175,000
   Accrued wages                                                      117,629
   Other accrued expenses                                             358,727
   Current maturities of long-term debt (Note 7)                    1,208,853
   Current portion of obligations under capital leases                 31,840
   Deferred income taxes (Note 6)                                      94,500
--------------------------------------------------------------------------------
              TOTAL CURRENT LIABILITIES                             3,585,543
--------------------------------------------------------------------------------

LONG-TERM DEBT, less current maturities (Note 7)                    2,338,108
OBLIGATIONS UNDER CAPITAL LEASES, less current portion                 13,022
DEFERRED INCOME TAXES (Note 6)                                        351,500
--------------------------------------------------------------------------------
              TOTAL LIABILITIES                                     6,288,173
--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 8 and 12)

REDEEMABLE PREFERRED STOCK; $10 par value; 100,000 shares
authorized, issued and outstanding (Note 9)                           476,968

CLASS A COMMON STOCK SUBJECT TO RESCISSION OFFER, 140,000
  shares (Note 9)                                                     211,905

STOCKHOLDERS' DEFICIT (Notes 10 and 13):
  Class A common stock; $.01 par value; 10,000,000 shares
           authorized; 360,000 issued and outstanding                   3,600
  Class B common stock; $.01 par value; 5,000,000 shares
           authorized; 570,000 issued and outstanding                   5,700
  Additional paid-in capital                                         (923,939)
  Deficit                                                            (112,365)
--------------------------------------------------------------------------------
              TOTAL STOCKHOLDERS' DEFICIT                          (1,027,004)
--------------------------------------------------------------------------------
                                                                   $5,950,042
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND
                       NOTES TO FINANCIAL STATEMENTS.

                                                         ECKLER INDUSTRIES, INC.

                                                         STATEMENT OF OPERATIONS

--------------------------------------------------------------------------------
YEAR ENDED SEPTEMBER 30,                                   1995       1994
--------------------------------------------------------------------------------


NET SALES                                             $ 12,932,450   $13,942,936

COST OF SALES                                            8,443,912     9,074,824
--------------------------------------------------------------------------------
               Gross profit                              4,488,538     4,868,112

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             4,136,322     4,508,770
--------------------------------------------------------------------------------
               Income from operations                      352,216       359,342
--------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
           Interest expense                               (434,589)  (406,386)
           Interest income                                   6,050      6,842
           Gain (loss) on sale of assets                         -     (9,383)
           Miscellaneous income                             77,723     71,595
--------------------------------------------------------------------------------
                                                          (350,816)  (337,332)
--------------------------------------------------------------------------------
               Income before taxes on income                 1,400     22,010

TAXES ON INCOME - DEFERRED (Note 6)                        446,000          -
--------------------------------------------------------------------------------
NET INCOME (LOSS)                                       $ (444,600)  $22,010
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PRO FORMA (UNAUDITED):
           Historical income before taxes on income     $    1,400    $22,010
           Pro forma adjustment to eliminate compensation
            in excess of $100,000 received by the stockholder
            (Note 12)                                            -    200,000
--------------------------------------------------------------------------------
               Pro forma income before taxes on income       1,400    222,010

               Pro forma taxes on income (Note 6)              476     75,500
--------------------------------------------------------------------------------
PRO FORMA NET INCOME                                           924    146,510

ACCRETION OF REDEMPTION VALUE OF REDEEMABLE
           PREFERRED STOCK (Note 9)                       (113,703)         -

PREFERRED STOCK DIVIDENDS                                   (3,288)         -
--------------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK           $  (116,067)  $146,510
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PRO FORMA EARNINGS (LOSS) PER SHARE                    $      (.05)  $    .07
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF SHARES AND SHARE
EQUIVALENTS OUTSTANDING                                  2,117,500  2,117,500
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND
                       NOTES TO FINANCIAL STATEMENTS.

                                                         ECKLER INDUSTRIES, INC.

                                     STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

--------------------------------------------------------------------------------

                                    CLASS A       CLASS B
                                 COMMON STOCK   COMMON STOCK
                              ---------------- --------------   ADDITIONAL  RETAINED
                                NUMBER   PAR    NUMBER    PAR     PAID-IN   EARNINGS
                              OF SHARES VALUE  OF SHARES VALUE    CAPITAL   (DEFICIT)
-------------------------------------------------------------------------------------
BALANCE, September 30, 1993    200,000  $2,000 650,000  $6,500    $156,504  $520,693

Dividends                            -       -       -       -           -  (856,404)

Net income                           -       -       -       -           -    22,010
-------------------------------------------------------------------------------------

BALANCE, September 30, 1994    200,000   2,000 650,000   6,500     156,504  (313,701)

Conversion of Class B
           shares into
           Class A shares      160,000   1,600 (80,000)   (800)       (800)        -

Dividends                            -       -       -       -           -  (320,004)

Transfer of accumulated
 deficit as of September 20,
 1995 as a result of conversion
 from an S Corporation to
 a C Corporation                     -       -       -       -   (1,079,643)1,079,643

Accretion of redemption value
 of redeemable preferred stock
 (Note 9)                            -       -       -       -            -  (113,703)

Net loss                             -       -       -       -            -  (444,600)
-------------------------------------------------------------------------------------

BALANCE, September 30, 1995     360,000 $3,600 570,000  $5,700    $(923,939)$(112,365)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND
                       NOTES TO FINANCIAL STATEMENTS.

                                                         ECKLER INDUSTRIES, INC.

                                                         STATEMENT OF CASH FLOWS

--------------------------------------------------------------------------------

YEAR ENDED SEPTEMBER 30,                                   1995       1994
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
           Net income (loss)                           $(444,600)  $ 22,010
           Adjustments to reconcile net income
            (loss) to net cash provided by
            operating activities:
            Depreciation and amortization               301,170    367,417
            (Gain) loss on sale of assets                     -      9,383
            Deferred income taxes                       446,000          -
            Cash provided by (used for):
             Accounts receivable                         70,892    209,632
             Inventories                                116,126    327,392
             Prepaid expenses                           (45,547)  (452,495)
             Accounts payable                           273,583    481,103
             Royalties payable                         (175,000)         -
             Accrued expenses                             8,404     35,497
--------------------------------------------------------------------------------
Net cash provided by operating activities               551,028    999,939
--------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
           Notes and advances to affiliates            (143,339)  (216,685)
           Purchases of property, plant and equipment   (23,303)   (58,352)
           Proceeds from disposal of property and
            equipment                                         -     37,000
           Payments received on notes from stockholder        -    361,214
           Decrease in other assets                      22,923     40,146
--------------------------------------------------------------------------------
Net cash provided by (used for) investing activities   (143,719)   163,323
--------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
           Proceeds from issuance of long-term debt     295,498    130,000
           Principal payments of long-term debt        (387,017)  (960,666)
           Payments on capital lease obligations        (46,375)         -
           Proceeds from sale of common stock           211,905          -
           Proceeds from sale of preferred stock        363,265          -
           Deferred public offering costs              (463,081)         -
           Deferred financing costs                     (61,500)         -
           Dividends                                   (320,004)  (450,000)
--------------------------------------------------------------------------------
Net cash used for financing activities                 (407,309)(1,280,666)
--------------------------------------------------------------------------------
NET DECREASE IN CASH                                          -   (117,404)

CASH, beginning of year                                       -    117,404
--------------------------------------------------------------------------------
CASH, end of year                                      $      -    $     -
--------------------------------------------------------------------------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND
                       NOTES TO FINANCIAL STATEMENTS.

                                                         ECKLER INDUSTRIES, INC.

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

--------------------------------------------------------------------------------


INVENTORIES

Inventories are priced at the lower of cost or market with costs being determined by the use of the last-in, first-out (LIFO) method.

PREPAID EXPENSES AND ROYALTIES

The Company capitalizes catalog costs and amortizes the costs on the straight-line method over the life of the catalog which is usually one year. Total catalog costs expensed during the years ended September 30, 1995 and 1994 were approximately $907,000 and $988,000, respectively.

The Company amortizes the cost of advance royalties paid under the GM agreement when sales of GM products are made at rates specified in the agreement. (See Note 3).

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting and by accelerated methods for income tax purposes.

DEFERRED OFFERING  COSTS

Fees, costs and expenses related to the Company's anticipated initial public offering (see Note 13) are being deferred and will be charged against the proceeds therefrom.

DEFERRED FINANCING COSTS

Deferred financing costs related to notes payable to a bank are capitalized and amortized over the term of the loan (see Note 7).

REVENUE RECOGNITION

Sales are recognized upon shipment of products to customers.

INCOME TAXES

Through September 20, 1995, the Company, with the consent of its stockholder, elected under certain provisions of the Internal Revenue Code to be treated as an S Corporation. Effective with the completion of the private placement of securities (see Note 9), the Company automatically revoked this election.

Upon terminating the S Corporation election, the Company was required to adopt Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" which requires, among other things, a

                                                         ECKLER INDUSTRIES, INC.

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

--------------------------------------------------------------------------------

liability approach to calculating deferred income taxes. This method uses an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized. The effect of adopting SFAS 109 was a charge to deferred tax expense of $447,300 resulting from temporary differences at September 20, 1995, the date of the revocation of the Company's S election.

PRO FORMA AMOUNTS

STATEMENT OF OPERATIONS

The Company has entered into employment arrangements with its President that provide for a base annual salary of $100,000 in 1995 and increases in future years. A pro forma adjustment for the year ended September 30, 1994 was presented for the difference between the current compensation and the actual compensation paid during 1994.

Pro forma adjustments are also presented to reflect a provision for income taxes based upon pro forma income before taxes as if the Company had been a C Corporation for each of the years presented (see Note 6).

EARNINGS (LOSS) PER SHARE

Pro forma earnings (loss) per share of Class A common stock is based on pro forma net income less accretion of redemption value of redeemable preferred stock and dividends thereon and the weighted average number of shares of Class A common stock and common stock equivalents outstanding during each period after giving retroactive effect to the Company's recapitalization discussed in Note 10. Shares of Class B common stock become convertible into shares of Class A common stock on a 1-for-2 basis and are considered to be Class A common stock equivalents.

Pursuant to the requirements of SEC Staff Accounting Bulletin No. 83, common shares issued by the Company during the twelve months immediate-

                                                         ECKLER INDUSTRIES, INC.

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

--------------------------------------------------------------------------------

ly preceding the initial public offering (242,500 shares) at a price below the initial public offering price plus the number of common shares subject to the grant of common stock options and warrants and convertible preferred stock issued during such period (375,000 shares) having exercise or conversion prices below the initial public offering price have been included in the calculation of the shares used in computing net income (loss) per share as if they were outstanding for all periods presented.

RECENT ACCOUNTING PRONOUNCEMENTS

The FASB has issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets Being Disposed of," which provides guidance on how and when impairment losses are recognized on long-lived assets. This statement, when adopted, is not expected to have a material impact on the Company.

The FASB has issued SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for stock-based compensation plans. This statement provides a choice to either adopt the fair value based method of accounting or continue to apply APB Opinion No. 25, which would require only disclosure of the pro forma net income and earnings per share, determined as if the fair value based method had been applied. The Company plans to continue to apply APB Opinion No. 25 when adopting this statement, and accordingly, this statement is not expected to have a material impact on the Company.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

Eckler Industries, Inc. (the Company) is an aftermarket supplier of Corvette automotive parts and accessories throughout the United States. The Company has four basic product lines which include accessories, Corvette restoration parts, maintenance items and gift and apparel items.

2. INVENTORIES

Inventories consist of the following:

---------------------------------------------------------------------------
Raw materials and supplies                                         $ 67,749
Work in progress                                                     43,620
Finished goods                                                        3,320
---------------------------------------------------------------------------
Total manufactured inventories                                      114,689

Inventory purchased for resale                                      582,699
---------------------------------------------------------------------------
                                                                   $697,388
---------------------------------------------------------------------------

If the first-in, first-out (FIFO) method had been used, inventories would have been higher by $135,530 at September 30, 1995.

3. PREPAID EXPENSES

Prepaid expenses consist of the following:

--------------------------------------------------------------------------
Prepaid royalties                                                $ 919,685
Catalog costs                                                      404,504
Other prepaid expenses                                              67,884
--------------------------------------------------------------------------
                                                                 1,392,073
--------------------------------------------------------------------------
Less noncurrent portion of prepaid royalties                       776,455
--------------------------------------------------------------------------
                                                                 $ 615,618
--------------------------------------------------------------------------

On December 22, 1993, the Company entered into a reproduction and service part tooling licensing agreement (the "GM Agreement") with General Motors Corporation ("GM"), whereby the Company has the right to use the licensed GM trademarks, technology and tools to manufacture, sell, distribute and market GM parts solely for the restoration or repair of older model GM

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

vehicles. The GM Agreement became effective December 1, 1993 and expires July 31, 2000. The Company has the right to two successive five-year renewal terms, subject to the satisfaction of certain minimum royalty payment requirements during the 12-month period preceding each renewal date. The terms of the GM Agreement provide that the Company pay a nonrefundable advance royalty in the amount of $1,000,000, of which $825,000 has been paid as of September 30, 1995 and the remaining $175,000 was paid on November 15, 1995. The maximum royalty rate to be paid by the Company is 8% of net sales of licensed GM parts.

For each 12-month period from August 1, 1997 through July 31, 2000, and annually thereafter during any renewal term, the Company is obligated to pay to GM a minimum of $500,000 annually in royalties for net sales of the licensed parts. However, if during the period from December 1, 1993 through July 31, 1997 aggregate royalties of $1,000,000 are not achieved, then the guaranteed minimum for the period August 1, 1997 to July 31, 1998 shall be reduced (up to a maximum of $200,000) by an amount equal to the difference between the $1,000,000 advance payment and actual royalties paid.

4. NOTES AND ACCOUNTS RECEIVABLE FROM AFFILIATES

At September 30, 1995, the Company had made advances to affiliated companies under accounts and notes receivable amounting to $561,850. These receivables may be offset against a note payable to the Company's stockholder (see Note
7). The stockholder paid these receivables in their entirety from proceeds of the sale of his shares in connection with the Company's initial public offering (see Note 13).

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                               USEFUL
                                                               LIVES
-----------------------------------------------------------------------------------
Land                                                                    $ 641,699
Buildings and improvements                                 10 - 40 years 2,674,989
Machinery and equipment                                     3 -  7 years   554,476
Molds                                                       5 - 10 years   344,576
Equipment under capital leases                                   5 years   288,739
Vehicles                                                    3 -  7 years   142,960
Furniture and fixtures                                      3 -  8 years   407,996
Computer hardware and software                              4 -  5 years 1,399,265
-----------------------------------------------------------------------------------
                                                                         6,454,700
-----------------------------------------------------------------------------------
Less accumulated depreciation and amortization                           3,857,272
-----------------------------------------------------------------------------------
                                                                        $2,597,428
-----------------------------------------------------------------------------------

Substantially all of the assets listed above have been pledged by the Company as collateral for various long and short-term borrowings (see Note 7).

Accumulated amortization on equipment under capital leases was $238,706 as of September 30, 1995.

6. INCOME TAXES

Effective as of the closing date of the private placement, September 20, 1995, the Company converted to a C corporation. Prior to this date, the Company had elected to be taxed as an S corporation pursuant to the Internal Revenue Code with the consent of its stockholder. Under this arrangement, the stockholder included the taxable income of the corporation in his individual tax return.

The Company accounts for income taxes under the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under the provisions of FAS 109, a net deferred tax liability of $447,300

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

was recorded as of September 20, 1995 as a charge to earnings. The pro forma provision for income taxes represents the estimated income taxes that would have been reported had the Company been subject to income taxes for all periods presented.

Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

The components of the net deferred tax liabilities consist of the following:

-------------------------------------------------------------------------------
Deferred tax assets:
Provision for bad debts                                              $    900
Accrued vacation                                                       30,200
Accrued interest                                                        5,900
Deferred compensation                                                  19,800
Net operating loss carryforward                                         1,300
-------------------------------------------------------------------------------
Gross deferred income tax assets                                       58,100
-------------------------------------------------------------------------------
Deferred tax liabilities:
Depreciation                                                         (351,500)
Prepaid catalog costs                                                (152,600)
-------------------------------------------------------------------------------
Gross deferred tax liabilities                                       (504,100)
-------------------------------------------------------------------------------
Net deferred tax liabilities                                         (446,000)
Less current portion                                                  (94,500)
-------------------------------------------------------------------------------
Long-term deferred tax liabilities                                  $(351,500)
-------------------------------------------------------------------------------

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

7. LONG-TERM DEBT

Long-term debt consists of the following:

--------------------------------------------------------------------------------
Notes payable to bank, collateralized
 by substantially all assets (see below)                             $3,071,932

Note payable to the Company's employee
 pension plan, interest at 8%, due October 1995                           7,733

Note payable to the Company's principal
 stockholder, interest at 18% per annum,
 due on demand, subject to offset against
 accounts and notes receivable from affiliates
 (see Note 4)                                                             6,361

Note payable to the Company's principal
 stockholder, interest at 10%, principal and
 interest due monthly to September 30, 1998                              33,873

Mortgage payable, interest at 10% per
 annum payable monthly, principal and
 accrued interest due November 1, 1997
 collateralized by real estate.                                         130,000

Investor notes payable (see below)                                      205,000

Other                                                                    92,062
--------------------------------------------------------------------------------
                                                                      3,546,961
Less current maturities                                               1,208,853
--------------------------------------------------------------------------------
                                                                     $2,338,108
--------------------------------------------------------------------------------

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTES PAYABLE TO BANK

Among other provisions of these loan agreements, there are restrictions upon the Company with respect to additional borrowings, loans to related parties, lease commitments and payment of dividends or salaries above specified amounts to its principal stockholder. Such agreements also impose financial covenants requiring the Company to maintain specified leverage ratios which include debt to equity and liabilities to tangible net worth. The debt has been guaranteed by the Company's principal stockholder and certain of its affiliates. At September 30, 1995 and 1994, the Company was in default under the debt agreements.

On October 6, 1995, the Company renegotiated and consolidated its loans with the bank. The terms of the loan refinancing require a principal payment of $500,000 which was paid out of the proceeds of the initial public offering ("IPO") (see Note 13). The additional terms of the refinancing include principal repayments of $100,000 per month from October 1995 through January 1996. For the period from February 1996 through September 1996, payments under the terms of this refinancing will consist of interest only. In October 1996, the Company will pay an additional amount toward principal in the amount of $750,000. Thereafter, payments will include monthly principal payments of $25,600 per month until October 1, 1997, at which time the remaining balance on this note will be due and payable. Interest will accrue at the rate of 3% over prime and will be payable monthly.

INVESTOR NOTES

Through September 1995, the Company issued convertible investor notes to an outside investor and to its officers and controller in the amount of $205,000. The interest rate on these notes was 12%. Under the terms of these notes, as amended, upon closing of the IPO, the holders of such notes converted their notes into 102,500 shares of Class A common stock and 102,500 warrants to purchase shares of Class A common stock at 120% of the IPO price.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

The aggregate amount of the maturities of long-term debt maturing in future years is as follows:


----------------------------------------------------------------------
                               1996                    $1,208,853
                               1997                     1,083,537
                               1998                     1,254,571
----------------------------------------------------------------------

8.  RETIREMENT BENEFIT PLAN

The Company sponsors a defined contribution pension plan for all employees meeting certain eligibility requirements. The plan provides for voluntary employee contributions and contributions by the Company to be determined at the discretion of the Board of Directors. The Company made no contribution to the plan for the years ended September 30, 1995 and 1994.

9. PRIVATE PLACEMENT

On September 20, 1995, the Company completed a private placement of $1,000,000 of securities consisting of 40 units. Each unit consisted of 2,500 shares of preferred stock, par value $10 per share with cumulative dividends at 12% per annum, and 3,500 shares of the Company's Class A common stock, par value $.01 per share. Proceeds from this offering, net of offering costs, were approximately $575,170. Of this amount, $363,265 was assigned to the preferred stock sold, and $211,905 was assigned to the common stock sold. Cumulative dividends in arrears as of September 30, 1995 amounted to $3,288. Concurrent with the IPO discussed in Note 13, the Company commenced an offer of rescission (which expired December 9, 1995) to all purchasers who purchased units in the private placement. Holders of such units were offered the right to rescind their purchases and receive a refund of the price paid by them plus interest at 12% per annum in exchange for the return to the Company of their Class A common stock and preferred stock. No purchasers accepted the rescission offer.

At the completion of the Company's IPO, the Company had the option to call the preferred stock sold in the private placement. The Company exercised this option, in which case the investor could either (i) require the Company to redeem his/her 2,500 shares of preferred stock

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

for $25,000 plus any cumulative dividend or (ii) convert his/her 2,500 shares of preferred stock into 6,000 shares of Class A common stock. In either event, the investor would keep the 3,500 shares of Class A common stock that comprise a part of the unit. All holders of preferred stock required the Company to redeem such shares. The excess of the fair value of the $1,000,000 of consideration issued over the private placement proceeds assigned to the preferred stock ($363,265) is being accreted from the issuance date to the redemption date (November 15, 1995) and reduces net earnings applicable to common stock during that period.

10. CAPITAL STOCK

RECAPITALIZATION

In September 1995, the Company issued 200,000 shares of Class A common stock and 650,000 shares of Class B common stock to its stockholder in exchange for all previously outstanding shares of common stock. The financial statements give retroactive effect to this recapitalization. Subsequent to the recapitalization, 80,000 Class B shares were converted into 160,000 Class A shares. Shares of Class B common stock are entitled to the same rights as Class A shares on a 2-for-1 basis. Class B shares become convertible into Class A shares on a 1-for-2 basis. The dates upon which conversion of the remaining 570,000 Class B shares may be made range from 24 to 60 months from the completion of the Company's IPO (see Note 13). The Company has reserved 1,140,000 Class A shares for conversion of Class B shares.

CONSULTANT OPTION

In August 1994, pursuant to a consulting agreement (see Note 12), the Company granted to a consultant an option to purchase 100,000 shares of the Company's Class A common stock at an exercise price of $2.50 per share, which approximated the value of the Company's common stock at the date of grant. The option is exercisable for three years and is granted with certain "piggy back" registration rights.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

EMPLOYEE STOCK OPTION PLAN

Effective August 25, 1995, the Company adopted the 1995 Employee Combined Qualified and Non-Qualified Employee Stock Option Plan (the "Combined Plan"), pursuant to which 475,000 shares of Class A common stock have been reserved for issuance upon the exercise of options designated as either "incentive stock options" or as "non-qualified stock options." These options may be granted to employees and consultants of the Company at terms stated in each option agreement. The Company granted 100,000 incentive stock options under the plan on August 25, 1995 at an exercise price of $2.50 per share (which the Company believes approximated fair value at the date of grant). Those options are exercisable for five years from the grant date and are subject to a 24-month exercise restriction.

MANAGEMENT STOCK OPTION PLAN

The Company established a non-qualified stock option plan in 1995 for the purpose of granting options to certain management employees. The Company reserved 35,000 shares of its Class A common stock for issuance pursuant to such options, all of which are subject to options granted to certain executives on August 25, 1995. The options are exercisable for five years at an exercise price of $2.50 per share (which the Company believes approximated fair value at the date of grant) and are subject to a 24-month exercise restriction.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

SHARES RESERVED

At September 30, 1995, the Company has reserved Class A common stock for future issuance under the following arrangements:

--------------------------------------------------------------------------
Conversion of Class B common stock                               1,140,000
Consultant option                                                  100,000
Employee stock option plan                                         475,000
Management stock option plan                                        35,000
Investor notes (see Note 7)                                        205,000
Conversion of preferred stock (see Note 9)                         240,000
Employment agreement (see Note 12)                                 480,000
--------------------------------------------------------------------------
                                                                 2,675,000
--------------------------------------------------------------------------

11. SUPPLEMENTAL CASH FLOW INFORMATION

YEAR ENDED SEPTEMBER 30,                               1995        1994
--------------------------------------------------------------------------
Cash paid for interest                               $374,360    $434,653
--------------------------------------------------------------------------
Non-cash investing and financing activities:
 Land acquired through assumption of
 mortgage payable                                    $163,873    $      -
 Assets acquired through obligation under
 capital leases and note payable to stockholder        20,860      21,331
 Dividend paid to stockholder through reduction
 of debt owed to the Company                                -     406,404
 Accretion of redemption value of
 redeemable preferred stock                           113,703           -
--------------------------------------------------------------------------

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

12. COMMITMENTS AND CONTINGENCIES

LEASES

The Company leased approximately 20,000 square feet of warehouse space in an industrial park located in Titusville, Florida from Eckler Development, Inc., a corporation that is wholly owned by the Company's principal stockholder. The lease had an expiration date of January 31, 1998 and monthly rent of $9,499. Rent expense for the years ended September 30, 1995 and 1994 amounted to $62,727 and $113,988, respectively. As a part of the settlement with the bank on August 30, 1995, under foreclosure proceedings, the lease was terminated, and the Company was released from the lease obligation.

The Company leases approximately 6,800 square feet of warehouse space to Eckler Service Center, Inc., a corporation that is wholly owned by the Company's principal stockholder. The lease is for a term of five years and expires on August 31, 1996. The initial rent for the building is $1,440 per month, subject to annual increases at the rate of four percent (4%). Rental income for the years ended September 30, 1995 and 1994 amounted to $19,050.

GUARANTEES

The Company was a guarantor of a lease agreement between Eckler Properties, Inc. ("EPI") as lessor and Eckler Service Center, Inc. ("ESCI") as lessee, corporations owned 100% by the Company's principal stockholder. In addition, the property under this lease is subleased pursuant to a lease agreement between ESCI as lessor and Eckler Chevrolet GEO, Inc., a corporation owned 50% by the Company's principal stockholder. The lease and sublease provide for annual lease payments of $110,000 for a period of ten years. Lease payments due from Eckler Chevrolet GEO, Inc. are in arrears under the terms of the lease agreement. Furthermore, the Company was also a guarantor of up to $850,000 of EPI's debt incurred in connection with the acquisition and improvement of the subject property under the lease agreement. The balance of the debt was approximately $780,000 at September 30, 1995. EPI was in default under the terms of this loan. The Company's principal shareholder has pledged 120,000 shares of the Company's Class B common stock owned by him as additional collateral.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

EPI is negotiating the sale of this property and plans to satisfy this mortgage with the proceeds therefrom. The Company's original guarantee of ESCI's lease obligation is secondary to the shareholder's pledge of additional collateral and will be completely eliminated upon the sale of the property.

LITIGATION

The Company is involved in legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, based upon the opinion of the Company's legal counsel, management presently believes that the outcome of such proceedings or claims which are pending or known to be threatened will not have a material adverse effect on the Company's financial position.

ENVIRONMENTAL MATTERS

Some of the Company's past and present operations involve activities which are subject to extensive and changing federal and state environmental regulations and can give rise to environmental issues. As a result, the Company is from time to time involved in administrative and judicial proceedings and administrative inquiries related to environmental matters. Based on advice of counsel, management believes that the outcome of these matters will not have a material impact on the Company's financial position.

EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with its President and CEO effective May 23, 1995. The term of the agreement is seven years and is automatically renewable for two successive two-year terms, unless notice of termination is given prior to a renewal period. The agreement provides that the employee shall receive an annual base salary of $100,000 with increases to $150,000 for the second and third years of the agreement and to $175,000 and $200,000 for the fourth and fifth years of the agreement, respectively. The base salary increases to $250,000 for the sixth, seventh and any years subject to the automatic renewal options.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

The agreement also provides the employee with incentive stock options to acquire 160,000 and 320,000 shares of the Company's Class A common stock at exercise prices of $2.50 and $5.00 per share, respectively. These options accumulate annually at varying amounts for the first seven years following the closing of the IPO (see Note 13) and are "earned" contingent upon the Company achieving either a specified earnings per share level or a specified stock price level (the "performance threshold") for the corresponding fiscal year end. To the extent that the common stock's fair market value exceeds the exercise prices at the grant dates, compensation expense will be recorded.

In addition, the employee will receive annual fixed bonuses which shall be paid quarterly, provided the Company achieves either of the above-mentioned performance thresholds. The annual bonuses shall be $250,000 for each of the fiscal years ending September 30, 1996 through September 30, 2002.

CONSULTING AGREEMENTS

The Company entered into a consulting agreement dated as of August 29, 1994 with a financial consultant. The agreement provides for payment at the rate of $150 per hour. The agreement further provides for minimum payments of $7,500 per month commencing June 1, 1995 through May 31, 1998 and a grant of stock options (see Note 10).

The Company entered into a consulting agreement with its underwriter dated
March 31, 1995, pursuant to which the underwriter will provide financial and investor relation services, public relation services and corporate communications services for a period of three years. The agreement provides for prepayment of the consulting fees in three $50,000 installments on November 15, 1995 (which was paid upon closing of the IPO), January 15, 1996 and April 1, 1996. If the Company does not have stockholders' equity of at least $2 million by December 15, 1995, the agreement is null and void. The Company may terminate the agreement for any reason upon ten days written notice to the underwriter. However, if termination is after December 15, 1995, the underwriter shall not be required to perform any additional services under the agreement, and the remainder of the unpaid

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

balance of funds due to the underwriter shall be earned and shall be immediately due and payable. The agreement also includes certain provisions regarding the payment of out-of-pocket expenses, indemnification of the underwriter and arbitration.

13. INITIAL PUBLIC OFFERING

On November 15, 1995, the Company completed its initial public offering of 1,200,000 units consisting of its Class A common stock and warrants at $5 per unit. Each unit consisted of one share of Class A common stock and one warrant to purchase one share of Class A common stock at a price equal to $6.50 per share. The Company sold 840,000 shares of Class A common stock and 1,200,000 warrants and received approximately $2,981,000 in proceeds, net of offering costs. Three hundred sixty thousand (360,000) shares of the Class A common stock included in the units were sold by a stockholder, and the Company received none of the proceeds from the sale of such shares. However, the stockholder used approximately $570,000 of the proceeds from the sale of such shares to repay amounts owed to the Company (see Note 4). The Company plans to use these proceeds to purchase additional inventory, reduce notes payable to bank (see Note 7) and redeem preferred stock issued in the private placement (see Note 9). The underwriter was granted an option to purchase 84,000 units at $6 per unit, exercisable for a period of four years, commencing one year after the effective date of the Registration Statement.

                                                        ECKLER INDUSTRIES, INC.
                                                                  BALANCE SHEET
                                                                    (Unaudited)
--------------------------------------------------------------------------------

June 30,                                                                   1996
--------------------------------------------------------------------------------

ASSETS

CURRENT:
  Cash and cash equivalents                                   $         160,641
  Accounts receivable - net of allowance                                243,243
  Inventories                                                         1,508,551
  Prepaid expenses                                                    1,287,967
--------------------------------------------------------------------------------
       TOTAL CURRENT ASSETS                                           3,200,402
--------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT, less accumulated
  depreciation and amortization                                       2,471,161
--------------------------------------------------------------------------------

OTHER ASSETS:
  Deferred financing costs, less accumulated amortization                86,572
  Prepaid royalty expense                                               768,517
  Other                                                                  24,908
--------------------------------------------------------------------------------
       TOTAL OTHER ASSETS                                               879,997
--------------------------------------------------------------------------------



                                                              $       6,551,560
--------------------------------------------------------------------------------
                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                        ECKLER INDUSTRIES, INC.
                                                                  BALANCE SHEET
                                                                    (Unaudited)
                                                                    (Continued)
--------------------------------------------------------------------------------

June 30,                                                                   1996
--------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts Payable                                                 $  1,400,332
  Accrued expenses                                                      386,571
  Deferred income taxes                                                  78,400
  Current maturities of long-term debt                                  987,640
  Obligations under capital leases                                       16,060
--------------------------------------------------------------------------------
       TOTAL CURRENT LIABILITIES                                      2,869,003
--------------------------------------------------------------------------------
LONG-TERM DEBT, less current maturities                               1,331,807
DEFERRED INCOME TAXES                                                   361,100
--------------------------------------------------------------------------------
       TOTAL LIABILITIES                                              4,561,910
--------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY:
  Class A common stock; $.01 par value; 10,000,000 shares
     authorized; 1,516,500 issued and outstanding                        15,165
  Class B common stock; $.01 par value; 5,000,000 shares
      authorized; 523,000 issued and outstanding                          5,230
  Additional paid-in capital                                          2,514,865
  Deficit                                                              (545,610)
--------------------------------------------------------------------------------
       TOTAL STOCKHOLDERS' EQUITY                                     1,989,650
--------------------------------------------------------------------------------



                                                                   $  6,551,560
--------------------------------------------------------------------------------
             SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                         ECKLER INDUSTRIES, INC.
                                                        STATEMENTS OF OPERATIONS
                                                                     (Unaudited)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                            Three Months Ended          Nine Months Ended
                                            ------------------          -----------------
                                           6/30/96      6/30/95       6/30/96       6/30/95
----------------------------------------------------------------------------------------------
NET SALES                                $ 5,048,996  $ 4,293,201  $ 11,144,484   $ 10,178,889

COST OF SALES                              3,300,587    2,782,454     7,247,478      6,642,539
----------------------------------------------------------------------------------------------
     Gross Profit                          1,748,409    1,510,747     3,897,006      3,536,350

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                 1,436,737    1,155,404     3,880,145      3,165,099
----------------------------------------------------------------------------------------------

     Income from operations                  311,672      355,343        16,861        371,251
----------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
    Interest expense                         (68,449)    (111,594)     (223,258)      (293,815)
    Interest income                            2,264        1,517        14,635          4,040
    Miscellaneous income                      85,308       25,257       167,626         58,197
----------------------------------------------------------------------------------------------

                                              19,123      (84,820)      (40,997)      (231,578)
----------------------------------------------------------------------------------------------
    Income (loss) before (income taxes)
      benefit from income taxes              330,795      270,523       (24,136)       139,673

(INCOME TAXES) BENEFIT FROM INCOME
  TAXES                                     (124,300)          --         6,500             --
----------------------------------------------------------------------------------------------
NET INCOME (LOSS)                            206,495      270,523       (17,636)       139,673
----------------------------------------------------------------------------------------------
ACCRETION OF REDEMPTION VALUE
  OF REDEEMABLE PREFERRED STOCK                                        (533,032)
DIVIDENDS ON PREFERRED STOCK                                            (18,106)
----------------------------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE TO
  COMMON STOCK                               206,495           --      (568,774)            --
----------------------------------------------------------------------------------------------
EARNINGS (LOSS) PER SHARE                $       .08               $       (.23)
----------------------------------------------------------------------------------------------
PROFORMA:
  Historical income before
    income taxes                                          270,523                      139,673
  Proforma income taxes                                    92,000                       47,500
----------------------------------------------------------------------------------------------
Proforma net income                                       178,523                       92,173
----------------------------------------------------------------------------------------------
Proforma earnings per share                           $       .08                $         .04
----------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF
  SHARES AND SHARE EQUIVALENTS
  OUTSTANDING                              2,562,500    2,117,500     2,525,000      2,117,500
----------------------------------------------------------------------------------------------

                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                       ECKLER INDUSTRIES, INC.
                                             STATEMENT OF STOCKHOLDERS' EQUITY
                                                                   (Unaudited)
------------------------------------------------------------------------------

                                                CLASS A                   CLASS B
                                              COMMON STOCK              COMMON STOCK
                                         -----------------------  -----------------------      ADDITIONAL
                                          NUMBER         PAR         NUMBER         PAR         PAID-IN
                                         OF SHARES      VALUE       OF SHARES      VALUE        CAPITAL         DEFICIT
----------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1995:
  As previously reported                    360,000       $3,600       570,000        $5,700     $(923,939)     $(112,365)

  Prior period adjustment to reflect
  change in method of accounting
  for inventories                                --           --            --            --            --        135,529
----------------------------------------------------------------------------------------------------------------------------
As restated                                      --           --            --            --            --         23,164
----------------------------------------------------------------------------------------------------------------------------

Initial Public Offering, net of             840,000        8,400            --            --     2,747,594             --
  offering costs

Release Of Class A Common                   140,000        1,400            --            --       210,505             --
  Stock subject to rescission

Conversion of Preferred
  Stock                                      12,000          120            --            --        59,880             --

Conversion of investor notes into
  Class A Shares                            102,500        1,025            --            --       203,975             --

Issuance of Class A shares for
   consulting services                       62,000          620            --            --       216,380             --

Dividends on preferred stock                     --           --            --            --            --        (18,106)

Contribution and retirement
   of Class B Shares                             --           --       (47,000)         (470)          470             --

Accretion of redemption value of
  redeemable preferred stock                     --           --            --            --            --       (533,032)

Net Loss                                         --           --            --            --            --         (17,636)
----------------------------------------------------------------------------------------------------------------------------
BALANCE, June 30, 1996                    1,516,500      $15,165       523,000        $5,230     $2,514,865      $(545,610)
----------------------------------------------------------------------------------------------------------------------------

                  SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                       ECKLER INDUSTRIES, INC.
                                                     STATEMENTS OF  CASH FLOWS
                                                                   (Unaudited)
--------------------------------------------------------------------------------
Nine months ended June 30,                               1996           1995
--------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss)                                  $  (17,636)    $   139,673
    Adjustments to reconcile net income (loss)
     to net cash provided by (used for)
     operating activities:
    Depreciation and amortization                       229,937         253,651
    Loss on sale of assets                                  160               -
    Issuance of common stock for consulting fees         27,125               -
    Deferred income taxes                                (6,500)              -
    Cash provided by (used for):
      Accounts receivable                              (134,583)       (133,049)
      Inventories                                      (675,633)         25,681
      Prepaid expenses                                 (474,537)       (167,756)
      Accounts payable                                 (198,662)        686,576
      Royalties payable                                (175,000)              -
      Accrued expenses                                  (89,785)         88,388
--------------------------------------------------------------------------------
Net cash provided by (used for) operating activities (1,515,114)        893,164
--------------------------------------------------------------------------------
Cash flows from investing activities:
  Notes and advances to affiliates                      561,850         (97,732)
  Purchases of property, plant and equipment            (70,000)        (16,530)
  Proceeds from disposal of property and equipment        4,850               -
  (Increase) decrease in other assets                      (531)          5,191
--------------------------------------------------------------------------------
Net cash provided by (used for) investing activities    496,169        (109,071)
--------------------------------------------------------------------------------
Cash flows from financing activities:
  Principal payments of long-term debt               (1,025,044)       (261,474)
  Payments on capital lease obligations                 (26,272)        (34,736)
  Proceeds from sale of common stock                  3,219,075               -
  Proceeds from issuance of investor notes payable            -         195,000
  Redemption of preferred stock                        (950,000)              -
  Deferred public offering costs                              -        (412,883)
  Dividends                                             (18,106)       (270,000)
  Deferred financing costs                              (20,067)              -
--------------------------------------------------------------------------------
Net cash provided by (used for) financing
  activities                                          1,179,586        (784,093)
--------------------------------------------------------------------------------
Net increase in cash and cash equivalents               160,641               -
Cash and cash equivalents, beginning of period                -               -
--------------------------------------------------------------------------------
Cash and cash equivalents, end of period                160,641               -
--------------------------------------------------------------------------------
              SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                       ECKLER INDUSTRIES, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


NOTE 1 - BASIS OF PRESENTATION

The unaudited financial statements presented herein have been prepared in accordance with the instructions to Form 10-QSB, and do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the financial statements and notes thereto for the year ended September 30, 1995. The accompanying financial statements have not been audited by an independent accountant in accordance with generally accepted auditing standards, but in the opinion of management, such financial statements include all adjustments, consisting only of normal recurring adjustments and accruals, to fairly report the Company's financial position and results of operations. The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the fiscal year.

NOTE 2 - CAPITAL STOCK

On November 15, 1995, the Company completed its initial public offering of 1,200,000 units consisting of its Class A common stock and warrants at $5.00 per unit. Each unit consisted of one share of Class A common stock and one warrant to purchase one share of Class A common stock at a price equal to $6.50 per share. The Company sold 840,000 Class A Common shares and 1,200,000 warrants and received $2,755,994 in proceeds net of offering costs. Three hundred sixty thousand (360,000) shares of the Class A common stock included in the units were sold by a stockholder, and the Company received some of the proceeds from the sale of such shares through repayment of amounts owed by the stockholder to the
Company.   The Company used these proceeds to reduce accounts payable and debt, redeem preferred stock, and for working capital and general corporate purposes.

NOTE 3 - EARNINGS (LOSS) PER SHARE

Earnings (loss) per share is based upon the weighted average number of common shares outstanding during each period. Shares of Class B common stock become convertible into shares of Class A common stock on a 1-for-2 basis and are included in weighted average shares outstanding. Common stock equivalents have not been included since the effect would either be antidilutive or insignificant.

Pursuant to the requirements of the SEC Staff Accounting Bulletin No. 83, common shares issued by the Company during the twelve months immediately preceding the initial public offering (242,500 shares) at a price below the initial public offering price plus the number of common shares subject to the grant of common stock options and warrants and convertible preferred stock issued during such period (375,000 shares) having exercise or conversion prices below the initial public offering price have been included in the calculation of the shares used in computing net loss per share as if they were outstanding for all periods presented, prior to the November 15, 1995 closing of the Company's initial public offering.

NOTE 4 - PRO FORMA AMOUNTS

Pro forma adjustments are presented for the three months ended and nine months ended June 30, 1995 to reflect a provision for income taxes based upon historical income before benefit from income taxes as if the Company had been a C Corporation.

NOTE 5 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash and cash equivalents include checking accounts and money market funds. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

The Company accreted $533,032 of redemption value of redeemable preferred stock during the nine months ended June 30, 1996. In addition, investor notes of $205,000 were converted into 102,500 shares of Class A common stock and 102,500 warrants and $50,000 of preferred stock was converted into 12,000 shares of Class A common stock valued at $60,000 during the nine months ended June 30, 1996. Also, the Company issued 62,000 shares of Class A common stock valued at $217,000 for consulting services during the nine months ended June 30, 1996. In addition, a shareholder contributed 47,000 shares of Class B common stock to the Company which had a market value of $405,375. The Company retired the shares immediately upon receipt. The Company acquired land through assumption of a mortgage payable in the amount of $163,873 during the nine months ended June 30, 1995. Also, the Company reclassified trade payables, incurred for professional services, in the amount of $72,050 to notes payable during the nine months ended June 30, 1995.

NOTE 6 - CHANGE IN ACCOUNTING METHOD FOR INVENTORIES

During the third quarter of 1996, the Company changed its method of accounting for inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method. Under the current economic environment of low inflation, the Company believes that the FIFO method will result in a better measurement of operating results. This change has been applied by retroactively restating the accompanying financial statements. The change did not have a significant effect on results of operations for the nine months ended June 30, 1996, nor is it anticipated that it will have a material effect on future periods.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SHAREHOLDER, OR ANY UNDERWRITER OR BROKER/DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                                     ___________



                                  TABLE OF CONTENTS

                                                        PAGE
                                                        ----
ADDITIONAL  INFORMATION                                   1
PROSPECTUS SUMMARY                                        2
RISK FACTORS                                              6
S CORPORATION STATUS                                     14
USE OF PROCEEDS                                          14
PLAN OF DISTRIBUTION                                     15
CAPITALIZATION                                           17
SELLING SHAREHOLDERS                                     18
MARKET PRICE OF COMMON STOCK
       AND RELATED STOCKHOLDERS MATTERS                  21
SELECTED FINANCIAL DATA                                  21
MANAGEMENT'S DISCUSSION AND ANALYSIS
       OF FINANCIAL CONDITION AND RESULTS OF
       OPERATIONS                                        23
BUSINESS                                                 28
MANAGEMENT                                               36
SECURITY OWNERSHIP OF CERTAIN
       BENEFICIAL OWNERS AND MANAGEMENT                  43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS           45
DESCRIPTION OF SECURITIES                                48
SHARES AVAILABLE FOR FUTURE SALE                         51
LEGAL MATTERS                                            52
EXPERTS                                                  52
CHANGES IN ACCOUNTANTS                                   52
INDEMNIFICATION OF DIRECTORS AND OFFICERS                53
FINANCIAL STATEMENTS                                    F-1







                                   _______________



                                      PROSPECTUS


                                   _______________


                               ECKLER INDUSTRIES, INC.


                        1,200,000 SHARES OF CLASS A COMMON STOCK
                        INCLUDED IN 1,200,000 REDEEMABLE CLASS A
                         COMMON STOCK PURCHASE WARRANTS

                                   _______________

                          84,000 SHARES OF CLASS A COMMON STOCK,
                         INCLUDED IN 84,000 CLASS A COMMON STOCK
                                 PURCHASE WARRANTS
                                   _______________


                          84,000 SHARES OF CLASS A COMMON STOCK,
                            INCLUDED IN UNIT PURCHASE OPTION
                                   _______________


                          457,000 SHARES OF CLASS A COMMON STOCK FOR
                                 SELLING STOCKHOLDERS

                                   _______________


                                  November ___, 1996

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 607.0850(1) of the Florida Business Corporation Act, ("FBCA") permits a Florida corporation to indemnify any person who was or is a party to any third party proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person, who was or is a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     Section 607.0850(4) of the FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination.
Section 607.0850(3), however, provides that to the extent that any officer, director, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection 607.0850(1) or subsection 607.0850(2), or in defense of any claim, issue, or matter therein, the Corporation must indemnify him against expenses actually and reasonably incurred by him in connection therewith.

     Section 607.0850(7) provides further that the indemnification and advancement of expenses provided in Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification of advancement of expenses of any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a corporation cannot indemnify or advance expenses to or on behalf of such person if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and the director, officer, employee or agent (a) violated criminal law, unless he had reasonable cause to believe his conduct was not unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where liability under Section 607.0834 (relating to unlawful distribution) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     The Company's Amended and Restated Bylaws ("Bylaws") provide for indemnification of directors, officers and others. The general effect of the Bylaws provision is to indemnify any officer, director, employee or agent against any liability arising from any action or suit to the fullest extent permitted by the FBCA. Advances against expenses may be made under the Bylaws, and indemnity coverage provided thereunder includes liabilities under federal securities laws as well as in other contexts. Specifically, Article V provides that any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he is or was a director, officer, employee or agent of this Corporation or serves or served any other corporation or other enterprise in any capacity at the request of this Corporation, shall be indemnified by the Corporation, and the Corporation shall advance his related expenses to the full extent permitted by Florida law. In discharging his duty, any director, officer, employee or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Corporation whom the director, officer, employee or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee or agent believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The Corporation may, upon the affirmative vote of a majority of its full board of directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 Registration fee. . . . . . . . . . . . . . . . . . . . . .     $  -0-  *

 Accounting fees and expenses. . . . . . . . . . . . . . . .      2,500  **
 Legal fees and expenses . . . . . . . . . . . . . . . . . .     10,000  **
 Blue sky fees and expenses. . . . . . . . . . . . . . . . .      3,000  **
 Printing expenses . . . . . . . . . . . . . . . . . . . . .      5,000

 Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .      3,000  **
                                                                -----------

           Total . . . . . . . . . . . . . . . . . . . . . .    $23,500  **
                                                                -----------

__________
*    Paid on September 1, 1995.
**   Estimated expenses.



RECENT SALES OF UNREGISTERED SECURITIES.

     Within the past three years, the Company has sold the following securities without registration under the Securities Act of 1933, as amended, (the "Securities Act"), pursuant to exemption from registration afforded by
Section 4(2) or the rules and regulations promulgated thereunder.

     1. In October 1996, the Company issued a stock option to each of its four directors for 10,000 shares of Class A Common Stock (aggregating 40,000 shares), exercisable for five years commencing April 1997 and expiring October 2001, at an exercise price of $3.00 per share ($3.30 per share for Ralph M. Ecklar, a member of the Board and over 10% beneficial owner).


     2. In July 1996, the Company issued stock options as follows: (i) incentive stock options to certain officers of the Company under its Combined Qualified and Non-Qualified Stock Option Plan for an aggregate of 25,000 shares of Class A Common Stock, which options expire in July 1001 and are first exercisable in January 1997 at exercise prices ranging from $3.00 to $3.30 per share; (ii) non-qualified stock options for a total of 20,000 shares of its Class A Common Stock to two independent directors of the Company, which options expire in July 2001 and are first exercisable in January 1997 at an exercise price of $3.00 per share; (iii) a non-qualified stock option to Ralph H. Eckler for 200,000 shares of Class A Common Stock, which option expires in July 2001 and is first exercisable in January 1997 at $2.88 per share; and (iv) a non-qualified stock option to Argent Securities, Inc. for 200,000 shares of Class A Common Stock, which option expires in July 2001 and which became exercisable in August, 1996.

     3. Effective March 31, 1996, the Company issued to Randolph Fields, Esq. for consulting services, a nonredeemable stock purchase warrant for 20,000 shares of Class A Common Stock, exercisable at $4.20 per share for a term of five years commencing March 31, 1996 and expiring March 31, 2001.

     4. Effective November 15, 1995, the Company issued a Unit Purchase Option to Argent Securities, Inc., the Company's underwriter of its initiFal public offering. The Unit Purchase Option entitles Argent to acquire 84,000 units, each unit consisting of one share of Class A Common Stock and one nonredeemable Class A Common Stock purchase warrant. The Unit Purchase Option is exercisable for a period of four years commencing November 15, 1996 at $6.00 per unit, and the underlying warrants are exercisable for four years commencing November 15, 1996 at $6.50 per share.

     5. Effective November 15, 1995, the Company issued 102,500 shares of Class A Common Stock and warrants for 102,500 shares of Class A Common Stock to seven individuals in cancellation of $205,000 of promissory notes, five of whom are executive officers of the Company. Each warrant is exercisable for four years commencing November 9, 1996 for one share of Class A Common Stock at $6.00 per share.

     6. In August 1995, the Company granted stock options pursuant to its stock option plans to certain of its executive officers in consideration of their service to the Company. The options are for an aggregate of 135,000 shares of the Company's Class A Common Stock at a per share exercise price of $2.50. The term of the options are for 5 years, however, they may not be exercised for 2 years from the date of grant.

     7. In September 1995, the Company completed a private placement of 40 units, each unit consisting of 3,500 shares of Class A Common Stock and 2,500 shares of Preferred Stock ("Private Placement"). The Preferred Stock was redeemed by the Company on November 15, 1995. The price for each unit was $25,000 for gross offering proceeds of $1,000,000 from which the Company netted after underwriting commissions and costs, approximately $575,170. The securities were offered in reliance on an exemption under Rule 506 of Regulation D. However, the SEC informed the Company that such shares may have been sold in violation of Section 5 of the Securities Act. Therefore, the Company included the units in its registered initial public offering pursuant to a rescission offer to the investors in the private placement. None of the investors elected to rescind.

     8. In August 1994. the Company granted to Greyhouse Service Corporation an option to purchase 100,000 shares of the Company's Class A Common Stock at a per share exercise price of $2.50. The option is exercisable for a term of 5 years and was granted to Greyhouse as partial compensation for its consulting services rendered the Company.

EXHIBITS
     The following exhibits are filed as part of this registration statement:


EXHIBIT
 LIST          EXHIBIT DESCRIPTION           PAGE NUMBER OR INCORPORATED BY REFERENCE TO:
-------        -------------------           --------------------------------------------
3.1       Amended and Restated Articles      Exhibit 3.1 to Form SB-2 Registration
          of Incorporation of the Company    Statement, filed on September 1,
                                             1995, File No. 33-96520-A

3.2       Amended and Restated By-Laws       Exhibit 3.2 to Form SB-2 Registration
          of the Company                     Statement, filed on September 1,
                                             1995, File No. 33-96520-A

3.2.1     Amendment No. 1 to Amended and     Exhibit 3.2.1 to Amendment No. 2 to
          Restated Bylaws                    Form SB-2 Registration Statement,
                                             filed on November 6, 1995, File No. 33-96520-A

4.1       Specimen of Class A Common         Exhibit 4.2.1 to Amendment No. 2 to
          Stock Certificate                  Form SB-2 Registration Statement,
                                             filed on November 6, 1995, File No. 33-96520-A

4.2       Specimen of Class B Common         Exhibit 4.2.2 to Amendment No. 1 to
          Stock Certificate                  Form SB-2 Registration Statement, filed
                                             on October 13, 1995, File No. 33-96520-A

4.3       Specimen of Warrant                Exhibit 4.4 to Amendment No. 2 to Form
          Certificate                        SB-2 Registration Statement, filed on
                                             November 6, 1995, File No. 33-96520-A

4.4       Form of Warrant Agreement          Exhibit 4.5 to Amendment No. 2 to
          between the Company and            Form SB-2 Registration Statement, filed
          American Stock Transfer &          on November 6, 1995, File No. 33-96520-A
          Trust Company, as Warrant
          Agent, dated November 9, 1995

4.5       Form of Nonredeemable Stock        Exhibit 4.6 to Amendment No. 2 of
          Purchase Warrant                   Form SB-2 Registration Statement, filed
                                             on November 6, 1995, File No. 33-96520-A


4.6       Stock Purchase Warrant in          Exhibit 10.20 to Annual Report on
          favor of Ralph H. Eckler           Form 10KSB, filed on January 16, 1997,
          dated November 15, 1995            File No. 1-14082

4.7       Stock Purchase Warrant in          Exhibit 10.21 to Annual Report on
          favor of Ronald V. Mohr            Form 10KSB, filed on January 16, 1997,
          dated November 15, 1995            File No. 1-14082

4.8       Stock Purchase Warrant in          Exhibit 10.22 to Annual Report on
          favor of G. Edward Mills           Form 10KSB, filed on January 16, 1997,
          dated November 15, 1995            File No. 1-14082

4.9       Stock Purchase Warrant in          Exhibit 10.23 to Annual Report on
          favor of Robert M. Eckler          Form 10KSB, filed on January 16, 1997,
          dated November 15, 1995            File No. 1-14082

4.10      Stock Purchase Warrant in          Exhibit 10.24 to Annual Report on
          favor of Michael G. Wilson         Form 10KSB, filed on January 16, 1997,
          dated November 15, 1995            File No. 1-14082.

                                      II-4



 5.       Opinion of Greenberg Traurig       Filed herewith


10.1      Trademark License Agreement        Exhibit 10.17 to Amendment No. 1 to Form
          dated effective October 14,        SB-2 Registration Statement, filed on
          1992 between the Company           October 13, 1995, File No. 33-96520-A
          and Chevrolet Motor Division,
          General Motors Corporation

10.2      Trademark License Agreement        Exhibit 10.2 to Amendment No. 1 to Form
          dated effective October 3, 1992    SB-2 Registration Statement, filed on
          between the Company and General    October 13, 1995, File No. 33-96520-A
          Motors Corporation

10.3.1    Reproduction and Service Parts     Exhibit 10.3.1 to Amendment No. 1 of Form
          Tooling License Agreement dated    SB-2 Registration Statement, filed on
          December 22, 1993 between the      October 13, 1995, File No. 33-96520-A
          Company and Service Parts
          Operation, General Motors
          Corporation ("GM License
          Agreement")*


10.3.2    First Amendment to GM License      Exhibit 10.3.2 to Amendment No. 1 of Form
          Agreement, dated July 29, 1994     SB-2 Registration Statement, filed on
                                             October 13, 1995, File No. 33-96520-A

10.3.3    Second Amendment to GM License     Exhibit 10.3.3 to Amendment No. 1 of Form
          Agreement, dated January 31,       SB-2 Registration Statement, filed on
          1995*                              October 13, 1995, File No. 33-96520-A

10.3.4    Third Amendment to GM License      Exhibit 10.3.4 to Amendment No. 1 of Form
          Agreement, dated February 14,      SB-2 Registration Statement, filed on
          1995                               October 13, 1995, File No. 33-96520-A

10.3.5    Fourth Amendment to GM             Exhibit 10.3.5 to Amendment No. 1 of Form
          License Agreement, dated           SB-2 Registration Statement, filed on
          May 1, 1995                        October 13, 1995, File No. 33-96520-A

10.3.6    Fifth Amendment to GM              Exhibit 10.3.6 to Amendment No. 1 of Form
          License Agreement, dated           SB-2 Registration Statement, filed on
          June 15, 1995                      October 13, 1995, File No. 33-96520-A

10.3.7    Sixth Amendment to GM              Exhibit 10.3.7 to Amendment No. 1 of Form
          License Agreement, dated           SB-2 Registration Statement, filed on
          July 31, 1995                      October 13, 1995, File No. 33-96520-A

10.3.8    Seventh Amendment to GM            Exhibit 10.3.8 to Amendment No. 1 of Form
          License Agreement, dated           SB-2 Registration Statement, filed on
          September 12, 1995                 October 13, 1995, File No. 33-96520-A

10.4.1    Eckler Industries, Inc.            Exhibit 10.4.1 to Form SB-2 Registration
          Retirement and Savings Plan        Statement, filed on September 1, 1995,
          and Trust Agreement, as            File No. 33-96520-A
          Amended and Restated on
          September 14, 1992

                                      II-5


10.4.2    Amendment No. 1 to Eckler         Exhibit 10.4.2 to Form SB-2 Registration
          Industries, Inc. Retirement       Statement, filed on September 1, 1995,
          and Savings Plan Trust            File No. 33-96520-A
          Agreement dated March 28, 1994

10.5      Lease Agreement dated             Exhibit 10.5 to Form SB-2 Registration
          September 1, 1991 between         Statement, filed on September 1, 1995,
          the Company, as Owner, and        File No. 33-96520-A
          Eckler Service Center, Inc.,
          as Tenant

10.6      Eckler Industries, Inc.           Exhibit 10.6 to Form SB-2 Registration
          Non-Qualified Stock Option Plan   Statement, filed on September 1, 1995,
                                            File No. 33-96520-A


10.7      Eckler Industries, Inc.           Exhibit 10.7 to Form SB-2 Registration
          1995 Combined Qualified and       Statement, filed on September 1, 1995,
          Non-Qualified Employee Stock      File No. 33-96520-A
          Option Plan

10.8      Amended and Restated              Exhibit 10.8 to Form SB-2 Registration
          Employment Agreement dated        Statement, filed on September 1, 1995,
          effective May 23, 1995            File No. 33-96520-A
          between the Company and
          Ralph H. Eckler

10.9      Consulting Services               Exhibit 10.9 to Amendment No. 1 of Form
          Agreement dated effective         SB-2 Registration Statement, filed on
          August 29, 1994 between the       October 13, 1995, File No. 33-96520-A
          Company and Greyhouse
          Services Corporation

10.10.1   Stock Option Agreement            Exhibit 10.10.1 to Amendment No. 1 of Form
          dated effective August 29,        SB-2 Registration Statement, filed on
          1994 between the Company          October 13, 1995, File No. 33-96520-A
          and Greyhouse Services
          Corporation

10.10.2   Amendment No. 1 to Stock          Exhibit 10.10.2 to Amendment No. 1 of Form
          Option Agreement dated            SB-2 Registration Statement, filed on
          October 10, 1995 between          October 13, 1995, File No. 33-96520-A
          the Company and Greyhouse
          Services Corporation

10.10.3   Shareholder's Voting              Exhibit 10.10.3 to Amendment No. 1 of Form
          Agreement between the             SB-2 Registration Statement, filed on
          Company, Ralph H. Eckler          October 13, 1995, File No. 33-96520-A
          and Greyhouse Services
          Corporation dated
          October 10, 1995




10.11     Amended and Restated              Exhibit 10.14 to Amendment No. 2 to Form
          Lock-Up Letter Agreement by       SB-2 Registration Statement, filed on
          Ralph H. Eckler to Argent         November 6, 1995, File No. 33-96520-A
          Securities, Inc., dated
          October 12, 1995

10.12     Registration Rights               Exhibit 10.15 to Amendment No. 1 to Form
          Agreement by and among the        SB-2 Registration Statement, filed on
          Company and each of the           October 13, 1995, File No. 33-96520-A
          Purchasers referred to in
          Schedule I thereto, dated
          September 20, 1995

10.13.1   Consulting Agreement with         Exhibit 10.16 to Form SB-2 Registration
          Argent Securities, Inc.           Statement, filed on September 1, 1995,
          dated March 31, 1995,             File No. 33-96520-A
          together with assignment
          thereof to the Company
          dated effective as of July
          28, 1995

                                      II-6



10.13.2   Amendment to Consulting           Exhibit 10.16.1 to Amendment No. 1 to Form
          Agreement dated October 10,       SB-2 Registration Statement, filed on
          1995 by and between Argent        October 13, 1995, File No. 33-96520-A
          Securities, Inc. and the
          Company

10.13.3   Second Amendment to               Exhibit 10.16.2 Amendment No. 2 to Form
          Consulting Agreement dated        SB-2 Registration Statement, filed on
          November 6, 1995 by and           November 6, 1995, File No. 33-96520-A
          between Argent Securities,
          Inc. and the Company

10.14     Unit Purchase Option              Exhibit 1.2 to Amendment No. 2 to Form
          Agreement between the             SB-2 Registration Statement, filed on
          Company and Argent                November 6, 1995, File No. 33-96520-A
          Securities, Inc. and
          Certificate dated November
          15, 1995

10.15     Marketing Services                Exhibit 10.1 to Form S-8 Registration
          Agreement between the             Statement, filed on January 18, 1996,
          Company and Richard F.            File No. 333-382.
          Flanigan dated January 8, 1995

10.16     Lease Agreement between the       Exhibit 10.21 to Post Effective Amendment
          Company and Titusville            No. 1 to Form SB-2 Registration Statement,
          Chevrolet-GEO, Inc., dated        filed on April 10, 1996, File No. 33-96520-A
          March 4, 1996

10.17     Lease Agreement between the       Exhibit 10.22 to Post-Effective Amendment
          Company and Titusville            No. 1 to Form SB-2 Registration Statement,
          Chevrolet-GEO, Inc. , dated       filed on April 10, 1996, File No. 33-96520-A
          March 4, 1996

10.18     Financial Public Relations        Exhibit 10.1 and 10.1.1 to Form S-8
          Consulting Agreement and          Registration Statement filed on August 28,
          related Stock Option              1996, File No. 333-10921
          Agreement between the
          Company and Gerald A.
          Larder dated July 25, 1996

10.19     Loan Agreement between the        Filed herewith
          Company and Barnett Bank
          N.A. dated September 30, 1996

10.20     Mortgage and Security             Filed herewith
          Agreement between the
          Company and Barnett Bank
          N.A. dated September 30, 1996

10.21     Promissory Note in the            Filed herewith
          amount of $2,400,000 from
          the Company in favor of
          Barnett Bank N.A. dated
          September 30, 1996

10.22     Line of Credit Loan               Filed herewith
          Agreement between the
          Company and Barnett Bank
          N.A. dated September 30, 1996

                                      II-7


10.23     Security Agreement between        Filed herewith
          the Company and Barnett
          Bank N.A. dated September
          30, 1996

10.24     Promissory Note in the            Filed herewith
          amount of $1,000,000 in
          favor of Barnett Bank N.A.

10.25     Termination of consulting         Filed herewith
          agreement, dated October
          28, 1996


16.       Letter on change in               Exhibit 16 to Amendment No. 1 to Form SB-2
          certifying accountant             Registration Statement, filed on October
                                            13, 1995, File No. 33-96520-A


23.1      Consent of BDO Seidman, LLP       Filed herewith


23.2      Consent of Greenberg Traurig
          (included in Exhibit 5)


___________

* The Company applied for and was granted by the SEC confidential treatment of portions of Exhibits 10.3.1 and 10.3.3. Accordingly, portions thereof were omitted and filed separately.

UNDERTAKINGS.

The small business issuer will:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Titusville, State of Florida, on November 14, 1996.


                              ECKLER INDUSTRIES, INC.


                              By:  /s/ Ralph H. Eckler
                                   -------------------------------------
                                   Ralph H. Eckler
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933 as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 (the "Registration Statement") has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Ralph H. Eckler and Ronald V. Mohr, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities) (until revoked in writing) to sign any and all amendments (including additional post-effective amendments and amendments thereto) to this Registration Statement of Eckler Industries, Inc. and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


     SIGNATURE                                TITLE                           DATE
--------------------            ------------------------------------   -----------------

/s/ RALPH  H. ECKLER            Director, President, Chief Executive   November 14, 1996
--------------------            Officer, Secretary, and  Treasurer
  Ralph H. Eckler

/s/ RONALD V. MOHR              Director, Vice President of Finance    November 14, 1996
-------------------             and Administration; (principal
  Ronald V. Mohr                financial officer)

/s/ JOSEPH YOSSIFON             Director                               November 14, 1996
-------------------
  Joseph Yossifon

                                      II-10


/s/ DONALD A. WOJNOWSKI, JR.    Director                               November 14, 1996
----------------------------
  Donald A. Wojnowski, Jr.

/s/ ERNEST RESTINA              Controller                             November 14, 1996
------------------
  Ernest Restina


INDEX TO EXHIBITS

EXHIBITS
--------
5.        Opinion of Greenberg Traurig


10.19     Loan Agreement between the
          Company and Barnett Bank
          N.A. dated September 30, 1996

10.20     Mortgage and Security
          Agreement between the
          Company and Barnett Bank
          N.A. dated September 30, 1996

10.21     Promissory Note in the
          amount of $2,400,000 from
          the Company in favor of
          Barnett Bank N.A. dated
          September 30, 1996

10.22     Line of Credit Loan
          Agreement between the
          Company and Barnett Bank
          N.A. dated September 30, 1996

10.23     Security Agreement between
          the Company and Barnett
          Bank N.A. dated September
          30, 1996

10.24     Promissory Note in the
          amount of $1,000,000 in
          favor of Barnett Bank N.A.,
          dated September 30, 1996

10.25     Termination of consulting
          agreement, dated October 28,
          1996


23.1     Consent of BDO Seidman, LLP

23.2     Consent of Greenberg Traurig
         (included in Exhibit 5)